AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2015

REGISTRATION STATEMENT NO. 333-193878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANOFLEX POWER CORPORATION

(Exact name of registrant as specified in its charter)

Florida	2800	46-1904002
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

17207 N. Perimeter Dr., Suite 210,

Scottsdale, AZ 85255

(480) 585-4200

(Address and telephone number of principal executive offices)

Vcorp Services, LLC

5011South State Road 7, Suite 106

Davie, FL 33314

888-528-2677

(Name, address and telephone number of agent for service)

Copies to:

Darren Ofsink, Esq.

Ofsink, LLC

230 Park Avenue, Suite 851

New York, NY 10169 (646) 627-7326

(646) 224-9844 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE

On December 22, 2014, the Securities and Exchange Commission (the “SEC”) declared effective a Registration Statement on Form S-1 (File No. 333-193878) (the “Initial Registration Statement”) filed by NanoFlex Power Corporation (the “Company”) which contained two prospectuses: (i) a prospectus (the “Resale Prospectus”) to be used for the direct sale by the selling shareholders (the “Selling Shareholders”) listed therein of up to 3,295,599 shares of the Company’s common stock; (ii) a prospectus (the “Distribution Prospectus”) to be used for the liquidating distribution by GPEC Holdings, Inc. (“Holdings”) of 7,427,618 shares of the Registrant’s restricted Common Stock to the Holdings shareholders (the “Liquidating Distribution”) and the sale by each of such shareholders to the public at a fixed price of $2.50 (the “Primary Resale”). The Liquidating Distribution was completed as of December 30, 2014.

The Company is filing this Post-Effective Amendment No. 1 to the Initial Registration Statement (this “Post-Effective Amendment”) to update the financial information and other disclosures in the Initial Registration Statement. The principal categories of changes effected by this Post-Effective Amendment are:

●	Update sections in the Primary Resale Prospectus, including the “Plan of Distribution” and the “Shares Eligible for Future Sale.”

●	Information reflecting changes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including its audited financial statements for the fiscal year ended December 31, 2014;

●	Information reflecting changes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, including unaudited financial statements for the fiscal quarter ended March 31, 2015;

●	Renaming the “Distribution Prospectus” as the “Primary Resale Prospectus;”

●	Update the Primary Resale Prospectus to register only the continuing Primary Resale;

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees payable in connection with the continued registration of the shares of common stock registered pursuant to this Post-Effective Amendment were previously paid at the time the Initial Registration Statement was filed. This Post-Effective Amendment is being filed in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended.

[RESALE PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 25, 2015

PROSPECTUS

NANOFLEX POWER CORPORATION

Distribution of

3,295,599 shares of Common Stock

This prospectus relates to the public offering of up to 3,295,599 shares of common stock, par value $.0001 per share, of NanoFlex Power Corporation (“Common Stock”), by sixty (60) selling shareholders (the “Selling Shareholders”).

The Selling Shareholders are offering the Common Stock pursuant to this Prospectus, the Registration Statement of which it is a part. The Selling Shareholders will receive all the proceeds from the sale of the Common Stock and we will not receive any of the proceeds from the sale of Common Stock by the Selling shareholders. We will pay the expenses of registering these shares. The Selling Shareholders are offering the Common Stock at an initial price of $2.50 until such time as our Common Stock is actively traded on a national securities exchange or the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”) and thereafter at the prevailing market price or in negotiated transactions.

Our Common Stock is quoted on OTCQB and trades under the symbol "OPVS." There has not been any trading since October 29, 2013 and the current quote is $1.01/$20,000 (1 x 1). There can be no assurance that any secondary market in our Common Stock to develop in the near future. As a result, you may not be able to resell your Common Stock regardless of how we perform and, if you are able to sell your Common Stock, you may receive less than your purchase price. There can be no assurance that we will be successful in developing a market for our Common Stock.  As a result of these factors, an investment in our Common Stock is not suitable for investors who require short or medium term liquidity.

Simultaneously with the resale of the shares of Common Stock by the selling stockholders pursuant to this Prospectus, we are conducting a primary resale of shares of Common Stock by shareholders (the “Receiving Stockholders”) who received such shares previously from GPEC Holdings, Inc. (“Holdings”) in a liquidating distribution that was completed on December 30, 2014 (the “Liquidating Distribution”) pursuant to another Prospectus (the “Primary Resale Prospectus”), which includes the distribution of an aggregate of up to 7,427,618 shares of our Common Stock (the “Distribution Shares”) by the Receiving Stockholders. We cannot determine how long it will take for the Selling Shareholders named in the Resale Prospectus to sell the Resale Shares, or whether they will be able to sell all or any of the Resale Shares. The primary resale of the Distribution Shares by the Receiving Shareholders is not covered by this Prospectus. As such, there will be a total of 10,723,217 shares of our Common Stock registered for sale, resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our Common Stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our Common Stock.  An investment in our Common Stock is not suitable for all investors.  We intend to continue to issue Common Stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors-Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our Common Stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required. This information will be available free of charge by contacting us at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 or by telephone at (480) 585-4200.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is June 25, 2015.

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 4, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless specifically set forth to the contrary, when used in this prospectus the terms “Company,” “NanoFlex,” “GPEC," "we," "us," "our" and similar terms refer to (i) NanoFlex Power Corporation., a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvanian corporation, and “Holdings” refers to GPEC Holdings, Inc., a Pennsylvania corporation.

About Us

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of GPEC and as a result, the Company owns 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 780 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

Our Common Stock is quoted on the OTCQB under the symbol “OPVS.” There has not been any trading since October 29, 2013 and the current quote is $1.01/$20,000 (1 x 1).

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 4 under “Risk Factors” of the effect on our financial statements of such election.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2014 and 2013 contains an explanatory paragraph which expresses substantial doubt regarding our ability to continue as a going concern based upon the Company’s net losses of approximately $5.96 million and $39.2 million for the years ended December 31, 2014 and 2013, respectively. We incurred an additional loss of approximately $1.46 million and $1.69 million for the three months ended March 31, 2015 and March 31, 2014, respectively, and we had an accumulated deficit of approximately $178 million and $172 million as of December 31, 2014 and 2013, respectively.

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Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480)-585-4200. We maintain our web site at http://www.nanoflexpower.com. Information on this web site is not a part of this Prospectus.

About This Offering

In July 2013, GPEC offered its Convertible Promissory Notes (the “Bridge Notes”) and its warrants (“Bridge Warrants”) to purchase shares of common stock of GPEC, with no par value (“GPEC Common Stock”) to certain accredited investors (the “Bridge Investors”) pursuant to a Subscription Agreement (the “Bridge Agreement”). The Bridge Notes automatically converted into shares of our Common Stock at $1.00 per share upon the closing of the Share Exchange Transaction.  The Bridge Warrants were exchanged for warrants to purchase our Common Stock on a 1-for-1 basis. As a result of the Share Exchange Transaction, all of the Bridge Notes were converted into an aggregate of 11,433,200 shares of Common Stock and the Bridge Warrants were exchanged for Company warrants to purchase an aggregate of 11,433,200 shares of Common Stock.  This Prospectus covers the resale of an aggregate of 3,075,599 shares of Common Stock owned by certain Bridge Investors who are also named as “Selling Shareholders” in the section under the title “Selling Security Holders.” Three of the Bridge Investors waived their rights to register for resale the shares of Common Stock received as a result of the conversion of their respective Bridge Notes.

In addition, during the Share Exchange Transaction, a total of two holders (“Preferred Holders”) of then existing Series A Convertible Preferred Stock of GPEC (“GPEC Series A Preferred”) received a total of 5,780,500 shares of the Company’s Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock as a result of the automatic conversion of GPEC Series A Preferred (“Preferred Warrants”). One of the Preferred Holders, Mr. Ronald B. Foster, waived his rights to register the Common Stock and the Preferred Warrants received by him. Therefore, this Prospectus covers the resale of: (i) an aggregate of 110,000 shares of Common Stock, and (ii) an aggregate of 110,000 shares of Common Stock issuable upon exercise of the Preferred Warrants owned by one Preferred Holder.

The Resale Shares will be able to be sold in public transactions, on a national securities exchange or the OTCQB market (or such other public market as may develop) or in privately negotiated transactions once the Registration Statement of which this Prospectus is part becomes effective with the Securities and Exchange Commission (the “SEC”), and once a public market develops, if ever.  Those sales and resales will initially be at a fixed price of $2.50 per share until such time as the Common Stock is actively traded on a national stock exchange or OTCQB, thereafter at then-prevailing market price or at any other price that such shareholders may negotiate. There is no guarantee that a public market in our Common Stock will develop in the near future, or ever.

Estimated use of proceeds

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds resulting from the sale of Common Stock by the Selling Shareholders.

Summary of the Shares offered by the Selling Shareholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 3,295,599 shares of Common Stock

Common Stock outstanding prior to the offering	47,695,363(1)

Common Stock to be outstanding after the offering	47,695,363

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder.

(1)   Based upon the total number of issued and outstanding shares as of the date of this Prospectus.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 4 of this Prospectus.

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RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our Common Stock, if and when a market for our Common Stock develops, could decline, and an investor in our securities may lose all or part of their investment.

RISKS RELATED TO THE COMPANY

WE ARE PRESENTLY SOLELY DEPENDENT ON RAISING CAPITAL TO MAINTAIN THE COMPANY, OUR PATENT PORTFOLIO, RESEARCH AND DEVELOPMENT ACTIVITIES AND EFFORTS TO COMMERCIALIZE OUR TECHNOLOGIES.

We have not yet commercialized any of our technologies or otherwise generated any revenues and are solely dependent on raising capital. We currently need to raise capital in order to maintain the Company, our patent portfolio, research and development activities and efforts to commercialize our technologies, as well as to make payments on our approximately $5.2 million in liabilities.

There can be no assurance that we will be able to raise capital or that if we can, that it will be available on terms that are acceptable to the Company and its shareholders or which would not substantially dilute existing shareholders’ interests. If we fail to raise sufficient capital, we will be unable to maintain our patents or commercialize our technologies which may result in a total loss of shareholders’ investments.

THE COMPANY HAS INCURRED, AND EXPECTS TO CONTINUE TO INCUR, SIGNIFICANT LOSSES AS WE SEEK TO COMMERCIALIZE OUR TECHNOLOGY.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994. We have been a development-stage company since that time, with no revenues to date. Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our OPV and Gallium Arsenide (“GaAs”) technologies to support our operations.  Our OPV and GaAs technologies may never be incorporated in any commercial applications. We have encountered and will continue to encounter risks and difficulties frequently experienced by early, commercial-stage companies in rapidly evolving industries. If we do not address these risks successfully, our business will suffer. The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FINANCING AND FORCE US TO CEASE OPERATIONS.

In their audit reports for the fiscal year 2013 and 2014, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern. The Company has a working capital deficit of ($5,210,230) resulting from current liabilities of ($5,215,917) and current assets of $5,407 and an accumulated deficit of ($178,226,456) as of December 31, 2014. As of the date of this prospectus, we have not generated any revenue and we lack sufficient capital to pay for ongoing operations including our research and development activities and for maintenance of our patent portfolio. The Company has funded its initial operations primarily by way of sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties. We anticipate that we will continue to experience net operating losses and the continuation of our business and servicing existing liabilities at the present time are dependent solely on raising capital.

Our net operating losses require that we finance our operations from outside sources through funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. Investors should consider this when determining if an investment in our company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, investors may lose their entire investment.

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OUR INABILITY TO ACHIEVE AND SUSTAIN PROFITABILITY COULD CAUSE US TO GO OUT OF BUSINESS AND FOR YOU TO LOSE YOUR ENTIRE INVESTMENT.

We are a development-stage company, and have not generated revenues or earnings to date.  We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and investors’ entire investment may be lost.

THE COMPANY MAY NEVER DEVELOP OR LICENSE A PRODUCT THAT USES ITS ORGANIC PHOTOVOLTAIC (OPV) OR INORGANIC GALLIUM ARSENIDE TECHNOLOGIES.

We have devoted substantially all of our financial resources and efforts to developing our OPV technologies and identifying potential users of our technologies. Development and commercialization of the photovoltaic technologies is a highly speculative undertaking and involves a substantial degree of uncertainty. Neither the Company nor anyone else has developed any product that uses our OPV technologies, nor has the Company licensed its OPV or GaAs technologies to anyone else who has developed such a product.  The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV technologies and may never license our OPV or GaAs technologies to anyone. Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, or because no market for the product is identified, or otherwise.

OUR BUSINESS IS BASED ON NEW AND UNPROVEN TECHNOLOGIES, AND IF OUR OPV OR INORGANIC GALLIUM ARSENIDE TECHNOLOGIES FAIL TO ACHIEVE THE PERFORMANCE AND COST METRICS THAT WE ANTICIPATE, THEN WE MAY BE UNABLE TO DEVELOP DEMAND FOR OUR PRODUCTS AND GENERATE SUFFICIENT REVENUE TO SUPPORT OUR OPERATIONS.

Our OPV and GaAs technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our OPV and GaAs technologies, and our business, results of operations and financial condition could be materially and adversely affected.

WE MAY NOT REACH PROFITABILITY IF OPV TECHNOLOGY IS NOT SUITABLE FOR WIDESPREAD ADOPTION OR SUFFICIENT DEMAND FOR OUR OPV OR INORGANIC GALLIUM ARSENIDE TECHNOLOGIES DOES NOT DEVELOP OR DEVELOPS SLOWER THAN WE ANTICIPATE.

The solar energy market is at a relatively early stage of development and the extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our OPV and GaAs technologies prove unsuitable for widespread adoption or demand for our OPV and GaAs technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar photovoltaic technology and demand for our OPV and GaAs products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;

●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;

●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;

●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and

●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our photovoltaic technology is not suitable for widespread adoption or due to insufficient or timely demand for solar photovoltaic modules, our financial condition and business could be materially and adversely affected.

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EXISTING REGULATIONS AND POLICIES AND CHANGES TO THESE REGULATIONS AND POLICIES MAY PRESENT TECHNICAL, REGULATORY AND ECONOMIC BARRIERS TO THE PURCHASE AND USE OF SOLAR PHOTOVOLTAIC PRODUCTS, WHICH MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR TECHNOLOGIES.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to photovoltaic systems, it is likely that they would increase the cost to our end-users of using photovoltaic systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that the installation of products based on our OPV and GaAs technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

OUR SUCCESS IS DEPENDENT ON KEY PERSONNEL OF THE COMPANY, WHOM WE MAY NOT BE ABLE TO RETAIN OR HIRE.

Our business relies on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the photovoltaic sector is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services if any of such personnel is no longer serving their present positions.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR KEEP UP WITH THAT OF OUR COMPETITORS.

We regard our intellectual property as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights.  We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information. We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.  Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future.  Any such failure could have a materially adverse effect on our future business, results of operations and financial condition.  We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved entirely in our favor. We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms. We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

WE MAY NOT HAVE SUFFICIENT FUNDS AND MAY NEED ADDITIONAL CAPITAL TO PROTECT AND MAINTAIN OUR INTELLECTUAL PROPERTY RIGHTS.

The Company’s sponsored research has resulted in over 780 registered or pending patents which are in the names of our sponsored research partners, USC, Princeton and Michigan. NanoFlex has the exclusive commercial rights to these intellectual property rights and the obligation to maintain, defend and fund the defense of these patents. The Company has not yet generated any revenue from its operating business and it expects to have limited cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially therefore harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

6

IF WE ARE UNABLE TO SUCCESSFULLY MAINTAIN OR LICENSE EXISTING PATENTS, OUR ABILITY TO GENERATE REVENUES COULD BE SUBSTANTIALLY IMPAIRED.

Our business model is to license or sublicense our proprietary OPV and GaAs technologies to industry partners and customers in targeted end-markets. The Company currently has the exclusive worldwide right to license the issued or pending patents developed under its sponsored research agreements. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. While we expect for the foreseeable future to have sufficient liquidity and capital resources to maintain the level of maintenance necessary, various factors may require us to have greater liquidity and capital resources than we currently expect. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

THE COMPANY’S PROPRIETARY RIGHTS WITH REGARD TO ITS OPV AND GALLIUM ARSENIDE TECHNOLOGIES MAY BE CHALLENGED.

As part of the sponsored research program, the Company has obtained exclusive rights to more than 780 patents and various patent applications for use in developing photovoltaic energy technologies. The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreements. However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued. Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable.  The Company’s rights to these patents may be challenged by third parties.  The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means.  Furthermore, others may independently develop similar technologies or duplicate our OPV and GaAs technologies licensed to the Company or design around the patented aspects of such technology.  In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

COMPETITION IS INTENSE IN THE ENERGY INDUSTRY.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources. However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to our OPV and GaAs technologies. Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to our OPV and GaAs technologies. These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company. Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its research efforts or whether such research, even if successful, will be commercially viable and profitable.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY GENERAL ECONOMIC CONDITIONS; IF WE EXPERIENCE A DECLINE IN SALES OUR ABILITY TO BECOME PROFITABLE WILL DECREASE.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors. During economic downturns, we may have greater difficulty in gaining new customers for our products and services.  Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

WE WILL NEED ADDITIONAL CAPITAL TO FUND OUR GROWTH; WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL ON REASONABLE TERMS AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available to us, or if available, it is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limited acquisitions of businesses and technology; and (iii) limit the recruitment and retention of additional key personnel.  Such reductions could materially adversely affect our business and our ability to compete.

7

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies. If these competing technologies present a compelling value proposition (price, performance) or are available to market sooner than our technologies, then our market opportunity could diminish.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

RISKS RELATED TO OUR SECURITIES

OUR SHARES ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR SHARES ARE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability are subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

THERE HAS BEEN A LIMITED TRADING MARKET FOR OUR COMMON STOCK WHICH MAY IMPAIR YOUR ABILITY TO SELL YOUR SHARES.

It is anticipated that there will be a limited trading market for the Common Stock on the OTCQB. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

8

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

OUR PRINCIPALS BENEFICIALLY OWN 61.23% OF OUR COMMON STOCK, WHICH WILL PROVIDE THEM WITH SUBSTANTIAL CONTROL OVER OUR CORPORATE ACTIONS.

Our directors and executive officers and certain principal shareholders collectively beneficially own approximately an aggregate of 61.23% of our outstanding shares of Common Stock (including shares issuable upon the exercise of warrants and vested options) as of the date of this Prospectus. These shareholders, acting individually or as a group, could exert control over matters such as electing directors, amending our articles of incorporation or bylaws, and approving mergers or other business combinations or transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders. As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities. There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company. The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our Common Stock which, in turn, could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING AND FORCE US TO CEASE OPERATIONS.

Our ability to continue as a going concern is an issue because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses.

Our net operating losses will require that we finance our operations from outside sources, such as obtaining additional funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider this when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

9

FOR AS LONG AS WE ARE AN EMERGING GROWTH COMPANY, WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN REPORTING REQUIREMENTS, INCLUDING THOSE RELATING TO ACCOUNTING STANDARDS AND DISCLOSURE ABOUT OUR EXECUTIVE COMPENSATION, THAT APPLY TO OTHER PUBLIC COMPANIES.

In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

UNDER THE JOBS ACT WE HAVE ELECTED TO USE AN EXTENDED PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE THE RIGHT TO ISSUE SHARES OF PREFERRED STOCK. IF WE WERE TO ISSUE ADDITIONAL PREFERRED STOCK, IT IS LIKELY TO HAVE RIGHTS, PREFERENCES AND PRIVILGES THAT MAY ADVERSELY AFFECT THE COMMON STOCK.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. There is currently no share of preferred stock issued and outstanding. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the Common Stock and the portion of the Company’s assets allocated for distribution to Common Stockholders in a liquidation event, and could also result in dilution in the book value per share of the Common Stock being offered. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the Common Stock being offered. We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s Common Stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Resale Offering) may have a material adverse effect on the market price of the Common Stock.

THE ISSUANCE OF THE COMPANY’S STOCK UPON EXERCISE OF WARRANTS OPTIONS AND OTHER SECURITIES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF THE COMPANY’S STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLERS’ EQUITY AND VOTING RIGHTS.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s Common Stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

10

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders.

SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this Prospectus.

The Selling Shareholders named below may from time to time offer and sell pursuant to this Prospectus up to 3,295,599 shares of our Common Stock (the “Resale Shares”) from time to time in one or more offerings under this Prospectus. The Selling Shareholders can be divided into two categories: (i) those acquired the Resale Shares pursuant to the Bridge Agreement, and (ii) one original holder of GPEC Series A Preferred who acquired shares of our Common Stock and our warrant as a result of the conversion of the GPEC Series A Preferred. Please refer to page 2 of this Prospectus for more details of the acquisition of the Resale Shares.

Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided.

None of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company or its predecessors or affiliates currently or within the past three years.

11

The following table has been prepared on the assumption that all shares offered under this Prospectus will be sold to parties unaffiliated with the selling stockholders.

Name of Selling Shareholder	Beneficial Ownership Before the Offering(1)		Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (2)	Percentage of Ownership After Completion of Offering (2)
A.& S. Genetics(3)	200,768	(4)	*	100,384	100,384	*
Albert J. and Judith Wahba	10,036	(5)	*	2,518	7,518	*
James T. Anderson	592,768	(6)	1.24%	50,384	542,384	1.14%
Ashok and Anjani Bhatt	50,268	(7)	*	35,134	45,134	*
Jeni S. Bagnato	63,586	(8)	*	25,168	38,418	*
Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee (9)	105,452	(10)	*	50,226	50,226	*
Barry Barnholtz	79,822	(11)	*	25,411	54,411	*
Bayou Solar Investments, LLC. (12)	100,192	(13)	*	25,096	75,096	*
Carmelo Blacconeri	51,644	(14)	*	15,072	36,572	*
Alfred F. Bracher III	938,918	(15)	1.97%	350,959	587,959	1.23%
Redfield E. Bryan	130,548	(16)	*	50,274	80,274	*
Ronald J. Cacioppo	120,370	(17)	*	50,185	70,185	*
Charlie G. Carlson	35,154	(18)	*	12,577	22,577	*
Mark D. Cheairs	81,370	(19)	*	25,185	56,185	*
George Chrachol	60,192	(20)	*	25,096	35,096	*
Lane Cockrell	343,480	(21)	*	100,740	242,740	*
Norman R. Crain	61,188	(22)	*	25,219	35,969	*
David P. Cummings	752,260	(23)	1.58%	151,130	601,130	1.26%
Kevin M. Cummings	693,735	(24)	1.45%	201,507	492,228	1.03%
William Darling	25,092	(25)	*	12,046	13,046	*
Dennis Giannangeli	201,586	(26)	*	45,518	156,068	*
Ronald J. Gregorio	26,506	(27)	*	10,078	16,428	*
David S. Haga	90,288	(28)	*	30,144	60,144	*
Jeanne & Stanley Traxler	36,068	(29)	*	10,034	26,034	*
John and Jane Tzortzis	21,000	(30)	*	10,000	11,000	*
Jonathan & Susan M. Kasso	221,562	(31)	*	50,781	170,781	*
Edmund J. Zeiter Jr.	145,730	(32)	*	62,865	82,865	*
Paul Kolpak	30,096	(33)	*	10,048	20,048	*
Michael and Carla Long	23,874	(34)	*	10,837	13,037	*
Shantharaj Samuel M.D.	20,148	(35)	*	10,074	10,074	*
James A. Maisano	568,348	(36)	1.19%	151,274	417,074	*
Mason S. Brugh and Jennifer E. Brugh	65,870	(37)	*	25,185	40,685	*
Grover C. Maxwell III	234,240	(38)	*	25,120	209,120	*
Andrew P. McGuire	50,996	(39)	*	10,048	40,948	*
Robert S. Miller	253,480	(40)	*	100,740	152,740	*

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Name of Selling Shareholder	Beneficial Ownership Before the Offering (1)		Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering (2)	Percentage of Ownership After Completion of Offering (2)
Millsaps Student Entrepreneurial Fund (41)	32,596	(42)	*	10,048		22,548	*
Miss GPE Holdings (43)	75,360	(44)	*	37,680		37,680	*
D. Allen Moore	58,688	(45)	*	25,219		33,469	*
Bernice Newton	45,038	(46)	*	5,019		40,019	*
Carl Newton	90,116	(47)	*	10,058		80,058	*
Jeffrey Newton	40,118	(48)	*	10,059		30,059	*
Mark Newton	40,096	(49)	*	10,048		30,048	*
Michael Oles	55,292	(50)	*	25,021		30,271	*
Roger Pedersen	145,342	(51)	*	50,171		95,171	*
Dr. Thomas P. Perone	70,580	(52)	*	14,790		55,790	*
Bruce A. Raybeck	115,410	(53)	*	50,205		65,205	*
Edward L. Rotenberg	60,674	(54)	*	25,212		35,462	*
Stephen J. Rotenberg	50,424	(55)	*	25,212		25,212	*
Henry N. Saurage, IV	362,966	(54)	*	151,233		211,733	*
Richard Schwartz	30,096	(55)	*	10,048		20,048	*
Roger M. Smith	90,288	(56)	*	30,144		60,144	*
Harvey T. Stoma	73,688	(57)	*	25,219		48,469	*
The Burns Partnership LLC (58)	991,616	(59)	2.08%	401,808		589,808	1.24%
The Hanley Family Living Trust (60)	453,342	(61)	*	100,671		352,671	*
Wayne A. Thomas	20,038	(62)	*	5,019		15,019	*
William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee (63)	100,452	(64)	*	50,226		50,226	*
Yormark Limited Partnership (65)	65,192	(66)	*	25,096		40,096	*
Terry Yormark	133,384	(67)	*	50,192		83,192	*
Terry R. Yormark II	75,288	(68)	*	30,144		45,144	*
J.A.M.B. of Louisiana LLC (69)	346,000	(70)	*	220,000	(71)	126,000	*
Total	10,108,719			3,295,599		6,813,120

* Less than 1%.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. As of the date of this Prospectus, the Company had 47,695,363 shares of Common Stock issued and outstanding.

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(2)	Assumes the sale of all shares included in this Prospectus.

(3)	Jason Anderson has the power to vote and dispose the shares held by A.& S. Genetics.

(4)	Such shares include (i) a warrant to purchase an aggregate of 100,384 shares of Common Stock, and (ii) 100,384 shares of Common Stock.

(5)	Such shares include (i) a warrant to purchase an aggregate of 5,018 shares of Common Stock, and (ii) 5,018 shares of Common Stock.

(6)	Such shares include (i) a warrant to purchase an aggregate of 215,384 shares of Common Stock, and (ii) 377,384 shares of Common Stock.

(7)	Such shares do not include an aggregate of 30,000 shares of Common Stock in the name of Meghana Batt, daughter of Ashok and Anjani Bhatt.

(8)	Such shares include a total of 63,586 shares of Common Stock.

(9)	Barbara K. Burns has the power to vote and dispose the shares held by Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee.

(10)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 55,226 shares of Common Stock. Such shares do not include (i) 5,000 shares of Common Stock held in the name of Barbara K. Burns, (ii) 29,924 shares of Common Stock held in the name of David A. Burns, son of Barbara K. Burns, (iii) 29,924 shares of Common Stock held in the name of Jeffrey S. Burns, son of Barbara K. Burns, (iv) 29,924 shares of Common Stock held by Michael William Burns, son of Barbara K. Burns, (v) 589,808 shares of Common Stock and warrants to purchase 401,808 shares of Common Stock in the name of The Burns Partnership LLC, over which David A. Burns has voting and dispositive power, (vi) 11,000 shares of Common Stock in the name of William J. Burns Residual Trust, to which Barbara K. Burns is the trustee, (vii) 50,226 shares of Common Stock and warrants to purchase 50,226 shares of Common Stock in the name of William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(11)	Such shares include (i) a warrant to purchase an aggregate of 12,705 shares of Common Stock, and (ii) 67,117shares of Common Stock.

(12)	Jonathan Bruser has the power to vote and dispose the shares held by Bayou Solar Investments, LLC.

(13)	Such shares include a total of 100,192 shares of Common Stock.

(14)	Such shares include a total of 51,644 shares of Common Stock, 21,500 shares of which are held in the name of Nancy Blacconeri and Carmelo Blacconeri.

(15)	Such shares include (i) a warrant to purchase an aggregate of 350,959 shares of Common Stock, and (ii) 587,959 shares of Common Stock.

(16)	Such shares include 130,548 shares of Common Stock.

(17)	Such shares include 1,000 shares of which are held in the name of Ronald Cacioppo or Mary Cacioppo.

(18)	Such shares include (i) a warrant to purchase an aggregate of 12,577 shares of Common Stock, and (ii) 22,577 shares of Common Stock.

(19)	Such shares include 81,370 shares of Common Stock.

(20)	Such shares include 60,192 shares of Common Stock.

(21)	Such shares include (i) a warrant to purchase an aggregate of 220,740 shares of Common Stock, and (ii) 122,740 shares of Common Stock.

(22)	Such shares include 61,188 shares of Common Stock.

(23)	Such shares include (i) a warrant to purchase an aggregate of 151,130 shares of Common Stock, and (ii) 601,130 shares of Common Stock.

(24)	Such shares include (i) a warrant to purchase an aggregate of 201,507 shares of Common Stock, and (ii) 492,228 shares of Common Stock, of which 175,721 shares are held in the name of Kevin M. Cummings and Jessica L. Cummings JTWROS.

(25)	Such shares include (i) a warrant to purchase an aggregate of 12,046 shares of Common Stock, and (ii) 13,046 shares of Common Stock.

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(26)	Such shares include (i) a warrant to purchase an aggregate of 68,018 shares of Common Stock, and (ii) 133,568 shares of Common Stock.

(27)	Such shares include (i) a warrant to purchase an aggregate of 11,078 shares of Common Stock, 1,000 shares of which are in the name of Ronald Gregorio or Jacqueline Gregorio, and (ii) 15,428 shares of Common Stock, of which 4,000 shares are in the name of Ronald or Jacqueline Gregorio.

(28)	Such shares include 90,288 shares of Common Stock.

(29)	Such shares include (i) a warrant to purchase an aggregate of 18,034 shares of Common Stock, and (ii) 18,034 shares of Common Stock.

(30)	Such shares include (i) a warrant to purchase an aggregate of 10,000 shares of Common Stock, and (ii) 11,000 shares of Common Stock. These shares do not include 6,000 shares in the name of Jane Tzortzis or 1,000 shares in the name of John Tzortzis.

(31)	Such shares include (i) a warrant to purchase an aggregate of 170,781 shares of Common Stock, and (ii) 50,781 shares of Common Stock.

(32)	Such shares include (i) a warrant to purchase an aggregate of 62,865 shares of Common Stock, of which 25,185 shares of warrants are held in the name of Equity Trust Company Custodian FBO Edmund J. Zeiter Jr. IRA Acct# 402890; and (ii) 82,865 shares of Common Stock, of which a total of 35,185 shares of common stock in the name of Equity Trust Company Custodian FBO Edmund J. Zeiter Jr. IRA Acct# 402890.

(33)	Such shares include (i) a warrant to purchase an aggregate of 10,048 shares of Common Stock, and (ii) 20,048 shares of Common Stock;

(34)	Such shares include an aggregate of 23,874 shares of Common Stock.

(35)	Such shares include a total of 20,148 shares of Common Stock.

(36)	Such shares include (i) a warrant to purchase an aggregate of 231,274 shares of Common Stock, and (ii) 337,074 shares of Common Stock.

(37)	Such shares include a total of 65,870 shares of Common Stock.

(38)	Such shares include (i) a warrant to purchase an aggregate of 80,000 shares of Common Stock, and (ii) 154,240 shares of Common Stock.

(39)	Such shares include (i) a warrant to purchase an aggregate of 23,048 shares of Common Stock, and (ii) 27,948 shares of Common Stock.

(40)	Such shares include a total of 253,480 shares of Common Stock.

(41)	David Culpepper has the power to vote and dispose the shares held by Millsaps Student Entrepreneurial Fund.

(42)	Such shares include (i) a warrant to purchase an aggregate of 22,548 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(43)	David Culpepper has the power to vote and dispose the shares held by Miss GPE Holdings.

(44)	Such shares include (i) a warrant to purchase an aggregate of 37,680 shares of Common Stock, and (ii) 37,680 shares of Common Stock.

(45)	Such shares include (i) a warrant to purchase an aggregate of 27,719 shares of Common Stock, and (ii) 30,969 shares of Common Stock.

(46)	Such shares include (i) a warrant to purchase an aggregate of 25,000 shares of Common Stock, and (ii) 20,038 shares of Common Stock. Such shares do not include (i) 40,116 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock held in the name of Carl Newton, son of Bernice Newton, (ii) 40,118 shares of Common Stock held in the name of Jeffrey Newton, son of Bernice Newton, (iii) 40,096 shares of Common Stock in the name of Mark B. Newton, son of Bernice Newton.

(47)	Such shares include (i) a warrant to purchase an aggregate of 50,058 shares of Common Stock, and (ii) 40,116 shares of Common Stock. Such shares do not include 20,038 shares of Common Stock and warrants to purchase 25,000 shares of Common Stock held in the name of Bernice Newton, mother of Carl Newton.

(48)	Such shares include a total of 40,118 shares of Common Stock. Such shares do not include 20,038 shares of Common Stock and warrants to purchase 25,000 shares of Common Stock held in the name of Bernice Newton, mother of Jeffrey Newton.

(49)	Such shares include 40,096 shares of Common Stock. Such shares do not include 20,038 shares of Common Stock and warrants to purchase 25,000 shares of Common Stock held in the name of Bernice Newton, mother of Mark Newton.

(50)	Such shares include (i) a warrant to purchase an aggregate of 25,021 shares of Common Stock, and (ii) 30,271 shares of Common Stock.

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(51)	Such shares include (i) a warrant to purchase an aggregate of 50,171 shares of Common Stock, and (ii) 95,171 shares of Common Stock, of which 13,000 shares are held in the name of Roger Pedersen and Rayola Pedersen.

(52)	Such shares include a total of 70,580 shares of Common Stock, of which 36,000 shares are held in the name of Thomas P. Perone and Barbara J. Golden JTWROS.

(53)	Such shares include 115,410 shares of Common Stock.

(54)	Such shares 60,674 shares of Common Stock.

(55)	Such shares include 50,424 shares of Common Stock.

(54)	Such shares include a total of 362,966 shares of Common Stock.

(55)	Such shares include 30,096 shares of Common Stock.

(56)	Such shares include 90,288 shares of Common Stock.

(57)	Such shares include a total of 73,688 shares of Common Stock.

(58)	David A. Burns has the power to vote and dispose the shares held by The Burns Partnership LLC.

(59)	Such shares include (i) a warrant to purchase an aggregate of 401,808 shares of Common Stock, and (ii) 589,808 shares of Common Stock. Such shares do not include (i) 5,000 shares of Common Stock held in the name of Barbara K. Burns, (ii) 29,924 shares of Common Stock held in the name of David A. Burns, son of Barbara K. Burns, (iii) 29,924 shares of Common Stock held in the name of Jeffrey S. Burns, son of Barbara K. Burns, (iv) 29,924 shares of Common Stock held by Michael William Burns, son of Barbara K. Burns, (v) 55,226shares of Common Stock and warrants to purchase 50,226 shares of Common Stock in the name of Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee, (vi) 11,000 shares of Common Stock in the name of William J. Burns Residual Trust, to which Barbara K. Burns is the trustee, (vii) 50,226 shares of Common Stock and warrants to purchase 50,226 shares of Common Stock in the name of William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(60)	Richard Hanley has the power to vote and dispose the shares held by The Hanley Family Living Trust.

(61)	Such shares include (i) a warrant to purchase an aggregate of 212,671 shares of Common Stock, and (ii) 240,671 shares of Common Stock.

(62)	Such shares include (i) a warrant to purchase an aggregate of 10,019 shares of Common Stock, and (ii) 10,019 shares of Common Stock.

(63)	Barbara K. Burns has the power to vote and dispose the shares held by William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(64)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock. Such shares do not include (i) 5,000 shares of Common Stock held in the name of Barbara K. Burns, (ii) 29,924 shares of Common Stock held in the name of David A. Burns, son of Barbara K. Burns, (iii) 29,924 shares of Common Stock held in the name of Jeffrey S. Burns, son of Barbara K. Burns, (iv) 29,924 shares of Common Stock held by Michael William Burns, son of Barbara K. Burns, (v) 55,226 shares of Common Stock and warrants to purchase 50,226 shares of Common Stock in the name of Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee, (vi) 11,000 shares of Common Stock in the name of William J. Burns Residual Trust, to which Barbara K. Burns is the trustee, (vii) 589,808 shares of Common Stock and warrants to purchase 401,808 shares of Common Stock in the name of The Burns Partnership LLC, over which David A. Burns has voting and dispositive power.

(65)	Terry Yormark, Sr. has the power to vote and dispose the shares held by Yormark Limited Partnership.

(66)	Such shares include a total of 65,192 shares of Common Stock.

(67)	Such shares include 133,384 shares of Common Stock.

(68)	Such shares include 75,288 shares of Common Stock.

(69)	Michael Fogleman has the power to vote and dispose the shares held by J.A.M.B. of Louisiana LLC.

(70)	Such shares include (i) a warrant to purchase an aggregate of 63,000 shares of Common Stock, and (ii) 283,000 shares of Common Stock.

(71)	Such shares included in the Prospectus include (i) 110,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 110,000 shares of Common Stock.

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PLAN OF DISTRIBUTION

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on OTCQB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. Until such time as our Common Stock is actively traded on OTCQB or any other stock exchange, the Selling Shareholders may only sell their Common Stock at a fixed price of $2.50 per share. Thereafter, the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

A selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholder.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Common Stock, then we would be required to amend the registration statement of which this Prospectus is a part, and file a Prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

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SHARES ELIGIBLE FOR FUTURE SALE

There is a limited public trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of our Common Stock, including shares issued upon exercise of our outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed pursuant to the Resale Prospectus (namely the Resale Shares) will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. The 32,948,087 shares of our outstanding Common Stock that are not registered and covered by this Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of Common Stock that are currently restricted will be available for sale in the public market after September 30, 2014 under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our Common Stock.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus, an aggregate of 3,295,599 shares of Common Stock will have been registered under the Resale Prospectus and will be freely distributable and tradable by the Selling Shareholders listed in the Resale Prospectus. We will not receive any proceeds in connection with the sales, if any, of the Resale Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This Prospectus includes 3,295,599 shares of our Common Stock offered by the Selling Shareholders. The following description of our Common Stock is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

Our authorized capital stock consists of: (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 47,695,363 shares issued and outstanding as of the date of this Prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

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Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

On November 25, 2013, Company amended its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock; (ii) to effectuated a 1.2-for-1 forward split of its Common Stock, without changing the par value of the Common Stock.

As of the date of this Prospectus, there were 47,695,363 shares of Common Stock issued and outstanding.

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

Preferred Stock

The Company currently does not have any Preferred Stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

As of December 31, 2014, there were warrants to purchase a total of 21,251,983 shares of our Common Stock issued and outstanding. Each warrant shall be exercisable at any time and from time to time as provided in the warrant. The exercise prices of the outstanding warrants range from $2.50 to $17.50 per share.

From January 5, 2015 through March 31, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“First Quarter Warrant Price Reduction”). As a result of the First Quarter Warrant Price Reduction, a total of 649,650 shares of our Common Stock were issued after exercise of these warrants.

During April through June 2015, the Company offered to reduce the exercise price of the Bridge Warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“Second Quarter Warrant Price Reduction”). As a result of the Second Quarter Warrant Price Reduction, a total of 1,098,935 shares of Common Stock were issued after the exercise of these warrants.

Options

There were options to purchase a total of 49,000 shares of our Common Stock issued and outstanding as of December 31, 2014. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Market Group Inc.’s OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Currently, there has been no active trading of the Company’s Common Stock. The first and only trade of the Company’s Common Stock was on October 29, 2013 at $.0167 per share. The current bid Price is $1.01 as of the date of this Prospectus.

Holders

As of the date of this Prospectus, there were 47,695,363 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 703 shareholders of record of our Common Stock.

Transfer Agent and Registrar

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. In addition, the broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock.

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DESCRIPTION OF BUSINESS

General

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. NanoFlex has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in more than 780 issued or pending patents worldwide. The Company’s research programs have yielded two solar thin film technology platforms – Gallium Arsenide (GaAs) thin film technology for high power applications and organic photovoltaic (OPV) technology for applications demanding high quality, semi-transparent aesthetics and ultra-flexible form factors. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson. In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC. In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements. On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University). At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement. This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013, we paid and expensed $3,233,341 under the Research Agreement.

In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 as later amended in 2009 (the “2009 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor. In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for the Company. During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, we incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement. During the years ended December 31, 2014 and 2013, we incurred research and development costs of $1,174,473 and $1,390,438, respectively, and patent application expenses and prosecution fees of $15,855 and nil, respectively.

Currently, research and development of our flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the seven year 2013 Research Agreement dated December 20, 2013. Under the 2013 Research Agreement, the Company made a deposit of $550,000 (the “Deposit”) in early 2014. This deposit was used by USC to pay for research costs and expenses as it incurred, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by the Company. In addition, the Company is required to pay to USC 3% of net sales of licensed products or licensed processes used, leased or sold by the Company, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. The Third Amendment to License Agreement amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement.

The Company has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan. There is currently no ongoing research activity at Princeton University related to the Company, although the Company maintains licensing rights to technology previously developed there.

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On October 22, 2014, the University of Michigan, our research partner, won a $1.35 million cooperative award under the U.S. Department of Energy SunShot Initiative. The University of Michigan was selected as part of SunShot’s “Next Generation Photovoltaics 3” program and was the only project awarded for OPV research and development.

This project aims to advance the practical viability of OPV by demonstrating reliable, large area and high-efficiency organic multijunction cells based on small molecule materials systems. The implementations in academic labs will be transferred to NanoFlex Power Corp., as the University of Michigan’s commercialization partner, who will work with manufacturers to achieve acceptance and deployment of OPV technology. The goals of the University of Michigan’s proposed program are: 1) demonstration of multijunction organic solar cells with efficiencies of >18%, 2) demonstration of extrapolated multijunction cell lifetimes exceeding 20 years, 3) demonstration of ultra-rapid organic film deposition on continuous rolls of foil substrates using our proprietary technology of organic vapor phase deposition; and 4) demonstration of roll-to-roll (R2R) application of package encapsulation.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with the Company since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics. In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics. A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems. In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs. Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012. Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc. He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications. In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University. He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department. He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009. In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with the Company since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is one of the Company’s Founding Research Scientists and is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: OLED). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science. In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award. In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics. In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display. Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

Summary Business Description

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. NanoFlex has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in more than 780 issued or pending patents worldwide.

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The Company’s research programs have yielded two solar thin film technology platforms – Gallium Arsenide (GaAs) thin film technology for high power applications and organic photovoltaic (OPV) technology for applications demanding high quality, semi-transparent aesthetics and ultra-flexible form factors. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

Since its inception, NanoFlex, through its wholly owned subsidiary GPEC, has invested more than $53 million in capital for operations and development activities.  NanoFlex’s sponsored research activities have generated a patent portfolio of more than 780 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of December 16, 2014, there were 64 issued patents, 40 pending non-provisional applications and 16 pending provisional applications in the U.S.  In addition, in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan, there were a total of 235 issued patents, 423 pending patent applications and 23 pending PCT applications. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates.

Currently, the Company is preparing to accelerate the development of both its GaAs and OPV technologies. We are executing a plan to commercialize our patented GaAs-based processes and technologies on an accelerated program. We have identified as our nearest term market opportunity. We are in discussions with industry partners to form joint development agreements to prove our GaAs technology on their fabrication processes. Meanwhile, we are in discussions with system integrators, installers, and architects to assist with requirements, definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development for both GaAs and OPV technologies.

NanoFlex is currently at development stage and has not sold any products nor licensed any of its technologies. NanoFlex has incurred losses and has no revenue to date. NanoFlex’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

Philosophy and Approach

We believe that today, the solar industry is at an inflection point, entering a stage where solar is equal to or cheaper than traditional energy sources. Deutsche Bank anticipates that the number of markets where solar is at grid parity will double over the next three to five years (RenewableEnergyWorld.com, “Analyst: Grid-Parity Era Now Underway for Global Solar Markets,” August 6, 2013). Greentech Media projects that as the levelized cost of solar power continues to decline, residential and commercial solar could reach price parity with grid power without government incentives and provide 9% of total U.S. electricity by 2022 (Greentech Media, “Mapping Solar Grid Parity in the US,” January 25, 2013).

NanoFlex is focusing on two parallel technology development efforts: (a) its inorganic GaAs architectures, manufacturing processes, and technologies aim to provide solar cell manufacturers with the capability of producing thin film GaAs solar cells with ultra-high efficiencies at a cost below $1 per watt for applications such as mobile and field generation, BAPV, BIPV and aerospace which are not well-served by crystalline silicon solar technologies; and (b) its portfolio of OPV thin film solar technologies provide low-cost and highly flexible solar energy solutions for new applications such as BIPV (semi-transparent solar films for glass) and ultra-thin films for coatings on automobiles, etc.

NanoFlex is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. These manufacturing partners can supply customers directly, but also serve as a source of solar cell supply for NanoFlex to provide products to customers on its own, particularly in the early stages of market development. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish NanoFlex as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners for our GaAs technologies include current manufacturers of GaAs solar technology, who recognize the potential for our technology to dramatically reduce production costs, improve their margins, and open new market opportunities. Potential partners for our OPV technologies include manufacturers of electronics, including organic electronics, or existing developers of OPV solar technologies.

In addition, NanoFlex believes that there are several avenues for early revenue generation that become possible with the establishment of its developmental engineering team. First among these avenues is government funding. The Department of Energy, National Aeronautic and Space Administration (“NASA”), and the Department of Defense all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for aerospace, mobile and field generation, BAPV, BIPV applications.

NanoFlex also anticipates that advancements achieved by its developmental engineering team can attract other industry players to acquire early licenses to use NanoFlex intellectual property. Finally, new licenses and agreements can be made possible by ongoing technology development, especially that related to perfecting and broadening of NanoFlex’s intellectual property in high-efficiency, lightweight organic solar cells.

Technologies

Although NanoFlex has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

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The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in the early stages of commercialization.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory, “Best Research Cell Efficiencies,” www.nrel.gov/ncpv) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.

NanoFlex’s patented technology has the potential to enable these cost reductions in two ways: (a) reducing the cost of the solar cell by re-using GaAs source material and (b) using mini-concentrators to reduce the amount of semiconductor material used within a solar cell. Furthermore, NanoFlex’s technology combines the high power of GaAs solar cells with an extremely light weight and flexible form factor that meets requirements for applications that are not well-served by crystalline silicon technologies, due to heavy weight and rigidity, or by other thin films due to low power conversion efficiency.

The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown.  These substrates, or “parent wafers,” cost approximately $20,000 per square meter.  During the fabrication process that is currently in use, these expensive parent wafers remained connected to the active cell or are destroyed when the cell is removed.  GaAs solar cell fabricators continue to seek methods to re-use the parent wafer to create multiple thin film cells. NanoFlex has developed a process for removing the active solar cell layer (approximately 1/1,000th of the thickness of a human hair) from the parent wafer on which it is grown in a non-destructive manner without any detectable degradation in surface area, thereby allowing for the re-use of the wafer an indefinite number of times. Furthermore, lab tests also reflect no degradation in solar cell performance from each growth and removal cycle. We believe this process, called non-destructive epitaxial lift-off (“ND-ELO”), revolutionizes the cost structure of GaAs solar cell technology, enabling the prohibitively high cost of the parent wafer to be allocated to multiple solar cells, substantially reducing the total cost per watt for the GaAs solar cell.

Further, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexible process called cold-weld bonding.  (See the solar cell production cycle shown in the figure on the left). The cold-weld bonding process enables rugged thin film GaAs cells.

The processes of ND-ELO and cold-weld bonding applied to GaAs result in ultra-high efficiency solar cells—NanoFlex has achieved 24% in its researcher’s laboratories, and we believe that 29% is achievable for a single junction cell. Moreover, the processes can be applied to multi-junction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. NanoFlex believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion.

NanoFlex, through its researchers, has developed a complementary technology that further reduces the cost of GaAs cells. By integrating low-cost plastic parabolic concentrator arrays with its GaAs thin-films, the solar cell is able to utilize 90% less semiconductor material for a substantial cost reduction. This cell is able to capture the equivalent energy production density (measured in kW-hrs/m2) at 85% less cost, per Company estimates.

With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary Epitaxial Protection Layers (“EPL”), ND-ELO, and Cold-Weld Bonding processes and mini-concentration technologies, the costs of GaAs solar cells can approach cost metrics associated with competing solar cells, particularly thin films. The market for manufacturers which utilize GaAs technology is currently limited, but NanoFlex believes that it can expand as its processes and technologies are adopted. Moreover, GaAs cells provide functional and aesthetic advantages because they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

NanoFlex’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that NanoFlex has researched and developed over the last two decades. Like NanoFlex’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications.

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A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Further, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed and low energy intensity manufacturing process.  The potential for printed electronics - making solar cells roll-to-roll rather than by batch processing - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy.

Because the organic films are lightweight and extremely thin (in this case the entire structure is approximately 1/10,000th of the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, we believe there are significant opportunities to achieve heretofore unrealizable applications such as window glazing and ultra-thin films or paints to be incorporated into non-conformal surfaces.

NanoFlex’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-intensity production processes such as organic vapor phase deposition developed in NanoFlex’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPV cells on glass substrate.

In summary, NanoFlex is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address markets that are largely unaddressed by current solar technologies due to form factor or power conversion efficiency. We believe NanoFlex’s technologies open up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.  NanoFlex holds the exclusive commercial rights to extensive foundational intellectual property in both technologies with more than 780 issued or pending patents worldwide.

Intellectual Property

As a result of its sponsored research programs, NanoFlex currently holds the exclusive commercialization rights to more than 780 issued or pending patents worldwide, which cover architecture, processes and materials for OPV and GaAs technologies. As of December 16, 2014, U.S. issuances and applications were as follows: 64 issued patents, 40 pending non-provisional applications and 16 pending provisional applications. For regions outside of the U.S.: 235 issued patents, 23 pending PCT applications, and 423 pending patent applications, which are further broken down per the following table.

Country	Issued	Pending
Argentina	1	0
Australia	29	32
Canada	5	48
China	41	32
Germany	17	0
European Patent Convention	17	63
Spain	7	0
France	5	0
Great Britain	15	0
Hong Kong	25	33
India	6	57
Israel	0	4
Japan	23	56
Korea	16	45
Mexico	3	0
Taiwan	27	53
Total	237	423

The patent applications being filed as a result of NanoFlex’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect NanoFlex’s commercialization rights.  Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected.  As a result, the IP portfolio continues to expand as later-filed applications capture the newly-developed innovations.

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Patent lifetimes run twenty years from a patent application’s effective filing date, not from when the patent was granted.  There is a huge backlog in patent offices around the world, and as a result the processing time from application filing to the grant of the patent generally takes 3-5 years, and sometimes longer.  In the following table, both the lower number of entries related to the patents with 15-20 years of remaining life and the much higher number of entries related to the patents with 10-15 years of remaining life reflect the lengthy processing time currently needed to obtain a patent.  Simply put, waiting 3-5 years after filing to obtain a patent is a rather common occurrence.

For U.S. Patents (as of December 16, 2014):

13/64 of issued patents have 0-5 years remaining;

12/64 of issued patents have 5-10 years remaining;

31/64 of issued patents have 10-15 years remaining; and

8/64 of issued patents have 15-20 years remaining.

For Foreign Patents (as of December 16, 2014):

30/237 of issued patents have 0-5 years remaining;

28/237 of issued patents have 5-10 years remaining;

134/237 of issued patents have 10-15 years remaining; and

45/237 of issued patents have 15-20 years remaining.

In addition, the Company has several hundred additional patent applications in process. Some of the Company’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●

Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the documented record for organic solar cell efficiency to date using this multi-junction architecture is 12.6% conversion efficiency, which was achieved by the Company.

●

Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C60 or C70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●

Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●

New materials for visible and infrared sensitivity*.  Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR).  Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●	Scalable growth technologies*. A number of growth technologies have been developed for organic materials. These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials. All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●

Inverted solar cells*.  One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor.  This region is degraded by oxygen and water in the dark and even more so under illumination.  This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package.  If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode.  Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●	Materials for enhanced light collection via multiexciton generation. The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs. In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multijunction cells, however, these cells are very expensive. An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”). SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency. The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

●	Mixed layer and nanocrystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nanocrystalline cells have a higher degree of phase separation between the donor and acceptor with nanocrystalline domains, with high purity and domain sizes in the nanometer scale.

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●	Solar paints. the Company plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●	Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows the Company to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum

●

Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells. These inorganic cells are made with GaAs, which is the most efficient solar collecting material available. Historically, it has been used only for space applications, but our process allows the introduction of GaAs thin-film solar to many terrestrial applications at a competitive cost.

●

Accelerated and recyclable liftoff process. We have invented and patented manufacturing processes and materials that allow current manufacturers of GaAs solar cells to reduce their existing fabrication costs, because our process preserves the integrity of the parent substrate which can be used over and over again without chemo-mechanical polishing.

●

Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils. This cold-weld bonding process enables the direct bonding of active solar material to a thin plastic or metal substrate without using adhesive. This creates thin-film cells that are lighter weight and highly flexible.

●

Micro-inverters monolithically integrated into GaAs solar cells during production. Integrating micro-inverters into the solar cell has the potential to greatly reduce the total cost of a photovoltaic system.

●	Low cost thermos-formed plastic mini-compound parabolic concentrator arrays. This allows the use of approximately ten times less GaAs solar cells materials while collecting the same amount of energy over the course of a sun arc.

Development Goals

If necessary capital is available to it, NanoFlex plans to accelerate the commercialization of its GaAs technology during 2015 as set forth below. Our research and development efforts are projected to consist of a continuation of work by our university researchers along with collaborative research and development with industry partners, including existing GaAs solar cell manufacturers, to prove our GaAs technology on their fabrication processes. We also plan to work with system integrators, installers, and architects to assist with requirements definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development.

Our primary technical objective is to demonstrate the efficacy of our GaAs technologies. NanoFlex plans to demonstrate ND-ELO technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 10 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 10 cycles. The performance objectives aim to achieve power conversion efficiencies of 24%. NanoFlex also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32%. Additionally, NanoFlex plans to integrate “mini-concentrators” with the ND-ELO and cold weld bonded cells to effect further cost reductions. We also plan to work with system integrators, installers, and architects to assist which requirements, definition and technology development for several targeted applications.

With respect to its OPV technology, NanoFlex plans to continue its sponsored research activities at the universities. We also plan to work with system integrators, installers, and architects to assist with requirements definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development.

NanoFlex plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates by the end of 2015.

Overall Operating Plan

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our GaAs and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of our first partners for joint technology development and acceptance into manufacturing production.

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A key to reducing the risk to market entry by our partners is for us to demonstrate our technologies on their fabrication processes.  To support this joint development, NanoFlex must establish its own developmental engineering team if we are available to raise the necessary capital. This team would serve several key functions, including working closely between the universities and our industry partners to integrate and customize our processes and technologies into the partner’s existing fabrication process. Our engineering team would also work closely with downstream partners such as system integrators, installers, and architects to better understand requirements and incorporate these requirements into our research and development cycle.

To support this work, we anticipate that this developmental engineering team would be able to utilize the facility and equipment onsite at the University of Michigan on a recharge basis, which will be cost effective in moving the technologies to the manufacturing scale. This can allow a developmental engineering team to work directly with industry players to acquire early licenses to use our intellectual property without the need for any immediate standalone technology facility.

Additionally, having an established technical team can enable us to more effectively pursue and execute sponsored research projects from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for demanding applications.

A second potential revenue source is in joint development agreements (“JDAs”) with existing solar cell manufacturers or potential industry partners. Once we are able to initially demonstrate the efficacy of our GaAs processes and technologies on partner’s fabrication process, we expect to be in a position where we can sign agreements covering joint development, IP licensing, and solar cell supply. We anticipate that partnerships with one or more of the existing GaAs solar cell manufacturers can be supported by the developmental engineering team, and possibly result in early revenue opportunities.

Since our inception, we have raised over $53,000,000 in equity from various investors, which has been invested primarily in research and development activities and maintaining our patent portfolio.

Near Term Operating Plan

Our near-term focus is on focusing our efforts on advancing our development efforts while containing costs. Our current burn rate is approximately $5,000,000 per year in order to support our research and development activities, maintain our existing patent portfolio, service existing liabilities and support our corporate functions. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our annual burn rate;

2.	Prioritizing our existing IP portfolio to identify opportunities for cost reduction;

3.	Prioritizing our research and development activities and selectively expanding our IP portfolio;

4.	Partnering with strategic partners for licensing and/or joint development of our technologies; and

5.	Raising adequate capital (approximately $5 million) to support our activities for at least 12 months.

In the event that we raise less than the required amount of capital, our focus will be on prioritizing our GaAs commercialization effort to capture near-term revenue opportunities and less spending on general and administrative expenses and IP legal costs.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised.

Market Opportunity

Worldwide demand for electricity is expected to expand by 69% from 19.0 trillion kilowatt hours (kWh) in 2011 to 32.2 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency’s (the “IEA”) World Energy Outlook 2013 (“WEO 2013”), New Policies Scenario. The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

However, there are several key trends that we believe are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

Electricity generated from solar power is projected to experience rapid growth globally, increasing from 61 billion kWh in 2011 to 951 billion kWh in 2035, representing 12.1% annual growth. By 2030, solar power is expected to comprise 2.6% of total global electricity generation, compared to only a fraction of 1% today, according to the IEA WEO 2013 New Policies Scenario.  This growth projection is based on expected solar capacity additions of 621 GW during this period, reflecting 10.1% annual growth, according to the IEA.

In 2014, the United States installed 6.2 GW of solar photovoltaics and is expected to install 8.1 GW in 2015, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”) (www.seia.org; New Market Report Shows U.S. Solar Industry Reaches 20 GW of Installed Capacity; Sept. 21, 2013).

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NanoFlex’s GaAs technologies will initially focus on applications that are not well-served by crystalline silicon-based solar panels and are suited for high power, thin film solar solutions. These markets include aerospace (space vehicles and unmanned aerial vehicles), mobile and field generation, and building integrated photovoltaics (“BIPV”) and building applied photovoltaics (“BAPV”). Navigant Research projects that the worldwide market for BIPV and BAPV will increase from $606 million in 2012 to more than $2.4 billion in 2017 (www.navigantresearch.com; Building Integrated Photovoltaics Market Revenue to Quadruple to $2.4 Billion by 2017; August 21, 2012).

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we anticipate increased demand with new applications, which require advanced technologies, such as those that NanoFlex is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022, from a value of $4.6 million today up to over $630 million during that period, primarily representing new end-markets such as small mobile applications and BIPV (Organic Photovoltaics (OPV) 2012-2022: Technologies, Markets, Players, by Dr. Khasha Ghaffarzadeh, Dr. Harry Zervos, and Raghu Das, July 2012). SNE Research, a market research and consulting company focused on the renewable energy sector, believes that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020 (www.sneresearch.com; Organic Photovoltaic (OPV) Cell Ready for Mass Production; Jan. 15, 2013).

Competition

NanoFlex is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also eventually compete with established solar technologies in traditional solar markets.  As a technology licensor, we believe our competitive exposure is insulated from industry dynamics, because we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to directly establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology, according to SolarBuzz (www.solarbuzz.com).  Crystalline silicon solar cells are produced at massive scale and have established a low-cost position within the rooftop and utility-scale photovoltaics markets. Advanced solar technology development efforts encompass various technology platforms at various stages of development.

We believe our technologies will compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, we anticipate our technologies will compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we believe that we will compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Within the GaAs solar sector, there are a small number of manufacturers, including Spectrolab, a subsidiary of Boeing; SolAero Technologies, Azur Space (Germany), MicroLink Devices, and Alta Devices (acquired by Hanergy Thin Film). Spectrolab, SolAero, and Azur produce commercial GaAs solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial terrestrial markets.  We believe NanoFlex’s patented GaAs ND-ELO and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but we believe there are a limited number of developers planning introduction within the next two years.

Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), Polyera (Skokie, Illinois), and Solarmer Energy (El Monte, California), among others.  We believe NanoFlex’s patented technologies for small molecule OPVs present a formidable obstacle for those wishing to compete with us. We would prefer to enter into partnership arrangements with those companies which are willing to do so. For those which do not, dependent upon the availability of capital, we will pursue appropriate measures to protect our IP. Research institutions may also become our competitors, such as University of California, Los Angeles, University of California, Berkley, Fraunhofer-Institut fur Solare Energiesysteme (ISE), Empa, a Swiss federal laboratory for materials science and technology.

Employees

Currently, the Company employees consist of six full-time personnel – our Chief Executive Officer; Chief Financial Officer; Executive Vice President, Secretary and Treasurer; Chief Technology Officer; Senior Vice President of Corporate Development; and an office manager. Depending on the availability of capital, the Company plans that our engineering team will in the first year employ six technical personnel and expand to approximately 20 at full deployment. This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

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DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.

Overview

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. NanoFlex has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in more than 780 issued or pending patents worldwide.

The Company’s research programs have yielded two solar thin film technology platforms – Gallium Arsenide (GaAs) thin film technology for high power applications and organic photovoltaic (OPV) technology for applications demanding high quality, semi-transparent aesthetics and ultra-flexible form factors. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

We currently hold exclusive rights to more than 780 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film organic photovoltaic (“OPV”) and Gallium Arsenide (“GaAs”) technologies.  In addition, we have a large number of patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*

●	Fullerene acceptors*

●	Blocking layers*

●	New materials for visible and infrared sensitivity*

●	Scalable growth technologies*

●	Inverted solar cells*

●	Materials for enhanced light collection via multiexciton generation

●	Mixed layer and nanocrystalline cells

●	Solar paints

●	Transparent/semi-transparent cells

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells

●	Accelerated and recyclable liftoff process

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●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

●	Micro-inverters monolithically integrated into GaAs solar cells

●	Low cost, thermo-formed plastic mini-compound parabolic concentrator arrays

Plan of Operations

Overall Operating Plan

NanoFlex is focusing on two parallel technology development efforts: (a) its inorganic GaAs architectures, manufacturing processes, and technologies aim to provide solar cell manufacturers with the capability of producing thin film GaAs solar cells with ultra-high efficiencies at a cost below $1 per watt for applications such as mobile and field generation, BAPV, BIPV and aerospace which are not well-served by crystalline silicon solar technologies; and (b) its portfolio of OPV thin film solar technologies provide low-cost and highly flexible solar energy solutions for new applications such as BIPV (semi-transparent solar films for glass) and ultra-thin films for coatings on automobiles, etc.

Currently, the Company is preparing to accelerate the development of both its GaAs and OPV technologies. We are finding commercial interest in both our GaAs and OPV technologies. We are executing a plan to commercialize our patented GaAs-based processes and technologies on an accelerated program. We have identified GaAs as our nearest term market opportunity. We are in discussions with industry partners to form joint development agreements to prove our GaAs technology on their fabrication processes. Meanwhile, we are in discussions with system integrators, installers, and architects to assist with requirements, definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development for both GaAs and OPV technologies. NanoFlex plans to work closely with these partners to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of our first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for us to demonstrate our technologies on their fabrication processes.  To support this joint development, NanoFlex must establish its own developmental engineering team. This team will serve several key functions, including working closely between the universities and our industry partners to integrate and customize our processes and technologies into the partner’s existing fabrication process. Our engineering team will also work closely with downstream partners such as system integrators, installers, and architects to better understand requirements and incorporate these requirements into our research and development cycle.

To support this work, we anticipate that this developmental engineering team will be able to utilize the facility and equipment onsite at the University of Michigan on a recharge basis, which will be cost effective in moving the technologies to the manufacturing scale. This will allow NanoFlex’s developmental engineering team to work directly with industry players to acquire early licenses to use our intellectual property without the need for any immediate standalone technology facility.

Additionally, having an established technical team will enable us to more effectively pursue and execute sponsored research projects from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for demanding applications.

A second potential revenue source is in joint development agreements (“JDAs”) with existing solar cell manufacturers and industry partners. Once we are able to initially demonstrate the efficacy of our GaAs processes and technologies on partner’s fabrication process, we expect to be in a position where we can sign agreements covering joint development, IP licensing, and solar cell supply. We anticipate that partnerships with one or more of the existing GaAs solar cell manufacturers can be supported by the developmental engineering team, and possibly result in early revenue opportunities.

Near Term Operating Plan

Our near-term focus is on advancing our development efforts while containing costs. Our current burn rate is approximately $5,000,000 per year in order to support our research and development activities, maintain our existing patent portfolio, service our existing liabilities and support our corporate functions. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our annual burn rate;

2.	Prioritizing our existing IP portfolio to identify opportunities for cost reduction;

3.	Prioritizing our research and development activities and selectively expanding our IP portfolio;

4.	Partnering with strategic partners for licensing and/or joint development of our technologies; and

5.	Raising adequate capital (approximately $5 million) to support our activities for at least 12 months.

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In the event that we raise less than the required amount of capital, our focus will be on prioritizing our GaAs commercialization effort to capture near-term revenue opportunities and less spending on general and administrative expenses and IP legal costs.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised.

Results of Operations

For the three-month periods ended March 31, 2015 and March 31, 2014

Research and Development Expenses

Research and development expenses were $225,709 for the three months ended March 31, 2015, a 59% decrease from $550,000 for the three months ended March 31, 2014. The decrease is attributable to timing of research work by the Universities performed pursuant to our research agreements.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining the patents resulted from the research program sponsored by NanoFlex and were $551,680 for the three months ended March 31, 2015, a 33% increase from $414,436 for the three months ended March 31, 2014. The increase is attributable to timing of applications being researched for our technologies.

Salaries and Related Expenses

Salaries and related expenses which consist of salaries and fringe benefits paid by NanoFlex were $337,029 for the three months ended March 31, 2015, a 22% decrease from $432,267 for the three months ended March 31, 2014.  The decrease is attributable to a permanent reduction in base salaries that was negotiated with the Company’s employees in October 2014, in an effort to conserve capital resources. On May 8, 2015, Robert J. Fasnacht and Dean L. Ledger agreed to further permanent base salary decreases. Moving forward such base salaries shall not exceed $190,000 and $210,000, respectively. The adjustments are effective retroactively to January 2015.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses, professional and consulting fees and were $251,527 for the three months ended March 31, 2015, a 16% decrease from $299,674 for the three months ended March 31, 2014.  The decrease is primarily attributable to decreases in legal and consulting fees.

Interest Expense

Interest expense for the three months ended March 31, 2015 was $94,622 as compared to $0 for the three months ended March 31, 2014, respectively, due to new interest bearing debt agreements entered into in the last quarter of 2014 and the first quarter of 2015.

Net Loss

The net loss for the three months ended March 31, 2015 was $1,460,567 a 14% decrease from $1,696,377 for the three months ended March 31, 2014. The decrease in the net loss is impacted by the decrease in research and development, salaries and related expenses and selling, general and administrative expenses, each of which is described above.

Liquidity and Capital Resources

As of March 31, 2015, we had cash and cash equivalents of $6,306 and a working capital deficit of $6,033,142, as compared to cash and cash equivalents of $168 and a working capital deficit of $5,210,230 as of December 31, 2014.  The decrease in cash and working capital is attributable to our operating losses as we have yet to generate revenues from our operations.

On April 15, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“April 2015 Warrant Price Reduction”). As of the date of this Prospectus, warrant holders have sent notices to exercise their warrants for a total of 1,098,935 shares of our Common Stock for proceeds received in the amount of $549,468. As a result of the decrease in the warrant price, the exercise price of certain of the Company’s outstanding warrants will be permanently reduced to $0.50 per share pursuant to their terms and certain of those warrants have a provision which will cause them to increase in number by an multiplying the number by a fraction equal to the original warrant exercise price divided by the new warrant exercise price.

The Company needs to raise additional capital and is in the process of raising additional funds in order to continue to finance our research and development, service existing liabilities and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. We anticipate that the additional funding can result from private sales of our equity securities.  However, there can be no assurance that the additional funds will be available to us when needed, or if available, on terms that will be acceptable to us or our shareholders.

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Going Concern

The Company has not generated revenues to date. The Company has a working capital deficit of $6,033,142 and an accumulated deficit of $179,687,023 as of March 31, 2015. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

For the years ended December 31, 2014 and December 31, 2013

Research and Development Expenses

Research and development expenses were $1,174,473 for the year December 31, 2014, a 16% decrease from $1,390,438 for the year ended December 31, 2013.  The decrease is attributable to timing of research work by the Universities performed pursuant to our research agreements.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining the patents resulted from the research program sponsored by NanoFlex and were $2,394,118 for the year ended December 31, 2014, a 16% increase from $2,069,530 for the year ended December 31, 2013.  The decrease is attributable to timing of applications being researched for our technologies.

Salaries and Related Expenses

Salaries and related expenses which consist of salaries and fringe benefits paid by NanoFlex were $1,201,959 for the year ended December 31, 2014, a 37% decrease from $1,900,690 for the year ended December 31, 2013.  The decrease is attributable a decrease in salaries that was negotiated with the Company’s employees in October 2014. The negation occurred in an effort to conserve capital resources.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of stock-based compensation, office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses, professional and consulting fees and were $1,112,356 for the year ended December 31, 2014, a 96% decrease from $27,475,129 for the year ended December 31, 2013.  The decrease is primarily attributable to decreases in legal and consulting fees and stock-based compensation. Stock-based compensation expenses was $0 for the year ended December 31, 2014, a 100% decrease from $26,064,190 for the year ended December 31, 2013. The decreased net loss is primarily attributable to a stock-based compensation of $26,064,190 for the stock awards granted to officers and consultants in 2013. As of December 31, 2014, there was no remaining unamortized stock-based compensation associated with outstanding awards.

Interest Expense

Interest expense for the year ended December 31, 2014 was $80,522 as compared to $4,591,153 for year ended December 31, 2013 due to the effects of our reverse merger which eliminated all of our interest bearing debt. We entered into new interest bearing debt agreements in 2014 which are discussed in Note 5 of our audited financial statements for the year ended December 31, 2014.

Loss on Debt Extinguishment

There was no loss on debt extinguishment for the year ended December 31, 2014 as compared to $1,811,800 for the year ended December 31, 2013 as we have eliminated all of our interest bearing debt.  The loss on debt extinguishment in 2013 related to (i) conversion of $230,000 of debt that was not originally convertible into 46,000 common shares and (ii) the issuance of 286,000 of common shares in connection with the extension of the maturity date on an aggregate of $1,400,000 of outstanding debt. We evaluated the modifications under ASC 470-50 and determined that the modifications were substantial and the revised terms constituted debt extinguishments for which a loss is recognized equal to the difference in fair value of the debt and shares before and after the modifications.

Net Loss

The net loss for the year ended December 31, 2014 was $5,963,428, an 85% decrease from $39,238,740 for the year ended December 31, 2013. The decrease was a result of the changes in operating loss and other expense, each of which we have described above.

Liquidity and Capital Resources

As of December 31, 2014, we had cash and cash equivalents of $168. This compares to $197,004 as of December 31, 2013.  The decrease in cash is attributable to our cash used in operating and investing activities being greater than our cash flows from investing activities. As of December 31, 2014, we had a working capital deficit of ($5,210,230) resulting from current liabilities of ($5,215,917) and current assets of $5,407.

The Company needs to raise additional capital and is in the process of raising additional funds in order to continue to finance our research and development, service existing liabilities and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. We anticipate that the additional funding can result from private sales of our equity securities. However, there can be no assurance that the additional funds will be available to us when needed, or if available, on terms that will be acceptable to us or our shareholders.

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Going Concern

The Company has not generated revenues to date.  The Company has a working capital deficit of $5,210,230 and an accumulated deficit of $178,226,456 as of December 31, 2014. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets and liabilities, expenses, and other financial information. Actual results may differ significantly from our estimates under other assumptions and conditions. We believe that our accounting policies related to stock-based compensation, research and development, impairment of long lived assets, development stage and property plant and equipment as described below, are our “critical accounting policies” as contemplated by the SEC.

Basis of Accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2014 and 2013, the Company had no deferred development costs.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

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SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal year ended December 31, 2014 and the three-month period ended March 31, 2015 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Liquidating Distribution.

Balance Sheets

	March 31,	December 31,
	2015	2014
ASSETS

TOTAL CURRENT ASSETS	9,473	5,687

TOTAL ASSETS	$21,746	$19,365

TOTAL CURRENT LIABILITIES	6,042,615	5,215,917

TOTAL LIABILITIES	6,042,615	5,215,917

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(6,020,869)	(5,196,552)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$21,746	$19,365

Statement of Operations:

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Year Ended December 31, 2014	Year Ended December 31, 2013

REVENUES	-	-	-	-

OPERATING EXPENSES	1,365,945	1,696,377	5,882,906	32,835,787

LOSS FROM OPERATIONS	1,365,945	1,696,377	5,882,906	32,835,787

NET LOSS	$(1,460,567)	$(1,696,377)	$(5,963,428)	$(39,238,740)

NET LOSS per share (basic and diluted)	$(0.03)	$(0.04)	$(0.14)	$(0.59)

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	44,762,594	43,131,260	43,640,824	66,855,209

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal. During the fiscal year ended December 31, 2014, John D. Kuhns served as a Member of our Board of Directors, Executive Chairman and as our co-CEO since February 2015. Mr. Kuhns was removed as a Director and terminated from his officer positions as set forth in our Current Report on Form 8-K filed with the SEC on April 3, 2015.

Name	Age	Position

Dean L. Ledger	67	Chief Executive Officer, Director

Robert J. Fasnacht	58	Executive Vice President, Director

Mark Tobin	41	Chief Financial Officer

J. Norman Allen	64	Chief Technology Officer

Joey S. Stone	51	Senior Vice President of Corporate Development

Dean L. Ledger, age 67, has served as a Director and senior executive of GPEC since its inception and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. On February 6, 2015, Mr. Ledger replaced Ms. Amy B. Kornafel as our Chief Financial Officer until June 19, 2015 and remained as our Chief Executive Officer. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK).  From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972). The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 58, is a director and Executive Vice President of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013.  On February 6, 2015, Mr. Fasnacht’s position was changed from President and Chief Operating Officer to our Executive Vice President. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary.  Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation.  He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor.  He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court.  Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s organic and inorganic photovoltaic technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategy moving forward.

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Mark Tobin, age 41, is the Co-Founder, Chief Executive Officer and Managing Partner of our capital markets consulting firm, Tobin Tao & Company, Inc., where he currently serves as Managing Partner. He also currently serves as a Managing Director at Digital Offering, a merchant bank. Additionally, Mr. Tobin serves as a Director and Audit Committee Chairman for Cellceutix Corporation, a publicly-listed clinical stage biopharmaceutical company. From 2005 to 2013, Mr. Tobin served as Director of Research and as a Senior Research Analyst at Roth Capital Partners, where he oversaw equity research on more than 500 small-cap public companies across a variety of sectors during his tenure. He helped establish Roth’s Energy, Industrials, and Cleantech practice in 2005 and has published research as a lead analyst on approximately 50 small-cap companies within the sector. From 2002 to 2005, Mr. Tobin was a Program Manager and Senior Systems Engineer at Science Applications International Corporation, a FORTUNE 500® scientific, engineering, and technology applications company. Mr. Tobin began his career as an officer in the United States Air Force, overseeing advanced technology development programs and representing the U.S. as a NATO delegate. Mr. Tobin graduated with honors from the U.S. Air Force Academy with a Bachelor’s of Science in Management in 1996 and received an MBA from the University of Pittsburgh in 1997.

J. Norman Allen, age 64, is currently an Operating Partner of Potomac Energy Fund where he advises investors on screening startup investment opportunities and start-up companies on how to bring new energy generating and energy storage products to market. From 2007 to 2010, Mr. Allen was the Founder and Chief Executive Officer of Solidia Technologies. Mr. Allen co-founded Solidia with Dr. Richard Riman of Rutgers University. Solidia was funded by Kleiner Perkins Caufield & Byers and is developing revolutionary ceramics materials that can replace concrete and other ceramics while consuming carbon dioxide as a feedstock. From 2006 to 2007, Mr. Allen was the President of Power Strategies, LLC where he consulted for Kleiner Perkins Caufield & Byers on alternative energy investments with a specific focus on advanced batteries, fuel cells, solar cells and supercapacitors. From 2003 to 2006, Mr. Allen was the founder and Chief Operating Officer of UltraCell Inc. There, Mr. Allen created the business plan, invested, and completed Series A and B financing rounds for the reformed methanol micro fuel cell company. From 1998 to 2000, Mr. Allen was the Founder, President, and Chief Operating Officer of PowerSmart Inc., where Mr. Allen led the effort to acquire Duracell’s smart battery technology and developed industry leading integrated circuits for smart batteries and patented sensors for large battery arrays. From 1995 to 1997, Mr. Allen was the President of the New Products and Technology Division of Duracell Inc. Mr. Allen was on Duracell’s Operating Committee and headed up all research and development, Rechargeable and Global OEM Sales. There, Mr. Allen oversaw 400 people as well as $108,000,000 in sales, and additionally oversaw the research center and two manufacturing plants. From 1984 to 1995, Mr. Allen was the Vice President of New Products and Technology at Duracell Inc., where he had responsibility for sales and Marketing to all original equipment manufacturers in the U.S .and Japan inclusive of all battery and flashlight product lines. From 1977 to 1984, Mr. Allen was in the GM Activair Division of Gould Inc., and from 1972 to 1975, Mr. Allen was a Product Design Engineer in the Product Development Group at Ford Motor Co. Mr. Allen received his BSE in Science Engineering from the University of Michigan in 1972 and an MBA in Finance and Marketing, with Distinction Beta Gamma Sigma Honorary from the University of Michigan in 1976.

Joey S. Stone, age 51, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

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On February 6, 2015, the board of directors of the appointed John D. Kuhns, then Executive Chairman of the Board, as co-Chief Executive Officer of the Company with Dean L. Ledger remaining as our co-Chief Executive Officer and replacing Ms. Amy B. Kornafel as our Chief Financial Officer until June 19, 2015. Mr. Robert J. Fasnacht, our former President and Chief Operating Officer, was appointed as our Executive Vice President. Ms. Amy B. Kornafel resigned as Chief Financial Officer of the Company as of December 31, 2014. Her Resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On March 30, 2015, Mr. Kuhns was removed as a Director and terminated from his officer positions on March 31, 2015 as disclosed in our Current Report on Form 8-K filed with the SEC on April 3, 2015 and an amendment to such Current Report on Form 8-K filed with the SEC on April 28, 2015.

On June 19, 2015, Mark Tobin was appointed as the Company’s Chief Financial Officer replacing Dean Ledger. On the same day, J. Norman Allen was appointed as the Company’s Chief Technology Officer. Mr. Ledger remains the Company’s Chief Executive Officer and a member of the Board.

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. We believe that none of our directors would be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2014, the Board of Directors met on two occasions through teleconferencing. In addition to meetings, the Board of Directors otherwise has transacted business by unanimous written consent during the fiscal year 2014.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time. Currently, Mr. Dean L. Ledger serves as the Chief Executive Officer, and Mr. Robert J. Fasnacht serves as the Executive Vice President of the Company. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation earned for services rendered to NanoFlex during each of the last two years by our Chief Executive Officer and the other highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2014 and 2013.

Name and Position(s)	Year	Salary ($)		Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger(1)	2014	$300,000	(2)	$-	$-	$300,000
Chief Executive Officer and Director	2013	$-		$-	$-	$-

Robert J. Fasnacht(3)	2014	$240,000	(4)	$-	$-	$240,000
Executive Vice President and Director	2013	$-		$-	$-	$-

Joey Stone(5)	2014	$180,000		$-	$-	$180,000
Senior Vice President of Corporate Development	2013	$-		$-	$-	$-

Amy B. Kornafel(6)	2014	$156,000		$-	$-	$156,000
Former CFO and Secretary	2013	$-		$-	$-	$-

John D. Kuhns(7)	2014	$240,000	(8)	$-	$-	$240,000
Former Co-Chief Executive Officer, Former Executive Chairman and Director	2013	$-		$-	$-	$-

(1)

Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013. On February 6, 2015, Mr. Ledger was appointed as our Chief Financial Officer. On June 19, 2015, Mark Tobin was appointed as the Company’s Chief Financial Officer replacing Dean Ledger. Mr. Ledger remains the Company’s Chief Executive Officer and a member of the Board.

(2)	In October 2014, the Company and Mr. Ledger agreed to limit Mr. Ledger’s annual salary to $300,000 for the year of 2014. At year-end 2014 Mr. Ledger received $166,667 of his annual salary and deferred the balance of $133,333 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation.
(3)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. On February 6, 2015, Mr. Fasnacht’s position was changed to our Executive Vice President.
(4)	In October 2014, the Company and Mr. Fasnacht agreed to limit Mr. Fasnacht’s annual salary to $240,000 for the year of 2014. At year-end 2014 Mr. Fasnacht received $150,000 of his annual salary and deferred the balance of $90,000 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation.
(5)	Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013.
(6)	Ms. Amy B. Kornafel was formerly our Chief Financial Officer and Secretary from September 24, 2013 through December 31, 2014.
(7)	Mr. John D. Kuhns served as our Executive Chairman between September 24, 2013 and March 30, 2015 and as our co-Chief Executive Officer between February 6, 2015 and March 31, 2015.
(8)	In October 2014, the Company and Mr. Kuhns agreed to limit Mr. Kuhns’ annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Kuhns received $133,333.32 of his annual salary and deferred the balance of $106,666.68 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation.

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The following table sets forth information concerning compensation earned for services rendered to GPEC during each of the last two years by our Chief Executive Officer and the other highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2014 and 2013.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger(1) Chief Executive Officer	2014	$-	$-	$-	$-
Chief Financial Officer, and Director of GPEC	2013	$248,500	$4,206,606	$445,094	$4,900,200

Robert J. Fasnacht(2) Executive Vice President and	2014	$-	$-	$-	$-
Director of GPEC	2013	$163,750	$3,654,195	$185,083	$4,003,028

Joey Stone(3) Senior Vice President of	2014	$-	$-	$-	$-
Corporate Development	2013	$112,500	$2,574,501	$438,500	$3,125,501

Amy B. Kornafel(4) Former Chief Financial Officer and	2014	$-	$-	$-	$-
Treasurer of GPEC	2013	$97,500	$2,331,945	$149,217	$2,578,662

John D. Kuhns(5) Former Co-Chief Executive Officer,	2014	$-	$-	$-	$-
Former Executive Chairman of GPEC	2013	$233,333	$4,167,758	$-	$4,401,091

(1)	Mr. Dean L. Ledger was appointed as GPEC’s Director and Chief Executive Officer on September 24, 2013. On February 6, 2015, Mr. Ledger was appointed as the Chief Financial Officer of GPEC. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. GPEC issued Mr. Ledger 2,728,224 shares for services during 2013.
(2)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht’s positions at GPEC have been changed to Executive Vice President and a director of GPEC. Mr. Fasnacht had been Executive Vice President, General Counsel and Secretary of GPEC since 2011. GPEC issued Mr. Fasnacht 2,625,000 shares for services during 2013.
(3)	Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013. GPEC issued Mr. Stone 1,747,200 shares for services during 2013.
(4)	Ms. Amy B. Kornafel was formerly our Chief Financial Officer and Secretary from September 24, 2013 through December 31, 2014. GPEC issued Ms. Kornafel 1,550,000 shares for services during 2013.
(5)	Mr. John D. Kuhns was GPEC’s Executive Chairman from May 2012 through March 31, 2015 and as co-Chief Executive Officer of GPEC from February 6, 2015 through March 31, 2015. Mr. Kuhns was a director of GPEC between 1999 and March 31, 2015. GPEC issued Mr. Kuhns 1,658,969 shares for services during 2013.

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Employment Agreement of the Executive Officers and Directors

Employment Agreements with Current Executives

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Ledger agreed to limit Mr. Ledger’s annual salary to $300,000 for the year of 2014. At year-end 2014 Mr. Ledger received $166,667 of his annual salary and deferred the balance of $133,333 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. In February 2015, the Company and Mr. Ledger made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Ledger was to receive $210,000 annually with an additional amount of $190,000 annually being deferred until the Board of Directors determines that the Company has sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Ledger and the Company entered into an Amendment to Employment Agreement, whereby Mr. Ledger agreed that his annual base salary would be permanently reduced $210,000 effective from January 1, 2015 and that there shall be no cost of living increase in his base salary.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Fasnacht agreed to limit Mr. Fasnacht’s annual salary to $240,000 for the year of 2014. At year-end 2014 Mr. Fasnacht received $150,000 of his annual salary and deferred the balance of $90,000 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. In February 2015, the Board of Directors and Mr. Fasnacht made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Fasnacht was to receive $190,000 annually with an additional amount of $170,000 annually being deferred until the Board of Directors determines that the Company has sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Fasnacht and the Company entered into an Amendment to Employment Agreement, whereby Mr. Fasnacht agreed that his annual base salary would be permanently reduced $190,000 effective from January 1, 2015 and that there shall be no cost of living increase in his base salary.

On October 1, 2013, GPEC entered into an agreement with Tobin Tao & Company, Inc. (“TTC”) where Mr. Tobin is the Co-Founder, Chief Executive Officer and Managing Partner. On April 7, 2015, the Company and TTC entered into an amendment agreement, amending the original agreement in October 2013 (such amendment, together with the original agreement, referred to as the “TTC Consulting Agreement”). Pursuant to the TTC Consulting Agreement, TTC would provide, among other things, investor relations and capital markets consulting services for monthly payment of $10,000. The Company has paid or accrued to TTC an aggregate amount of $180,000.00 since January 1, 2014 for services provided to the Company by TTC under the TTC Consulting Agreement. In addition, pursuant to the amendment to the original TTC Consulting Agreement, on May 8, 2015, Mr. Mark Tobin received a five year warrant to purchase an aggregate of 200,000 shares of Common Stock for his services that were provided to the Company.

On October 25, 2014, the Company entered into a Consulting Services Agreement with Mr. J. Norman Allen (the “Allen Consulting Agreement”), pursuant to which Mr. Allen would provide, among others, strategic analysis and advice on product development strategy, product market position and communication strategy, operations strategy and business model development. The fees under the Allen Consulting Agreement was $1,500 per day. The Allen Consulting Agreement was for a term of up to 10 working days per month for three months and may be extended by mutual agreement. The Company and Mr. Allen are currently in negotiation of a new agreement for Mr. Allen’s compensatory arrangements.

Employment Agreement with a Former Executive in 2014

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns was employed as Executive Chairman of the Board of the Company. Under the agreement, Mr. Kuhns was entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Kuhns agreed to limit Mr. Kuhns’ annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Kuhns received $133,333.32 of his annual salary and deferred the balance of $106,666.68 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. In February 2015, the Company and Mr. Kuhns made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Kuhns was to receive $210,000 annually with an additional amount of $190,000 annually being deferred until the Board of Directors determines that the Company has sufficient funds to pay such deferred compensation.

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On March 18, 2015, the Company received correspondence from Mr. Kuhns’ counsel alleging that Mr. Kuhns has “Good Reason” to terminate the Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement are not cured there is a possibility that he will pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total outstanding shares of common stock of the Company that are entitled to vote on all Company matters approved by written consent the removal of Mr. Kuhns from his position as a member of the Company’s Board of Directors.

Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement. The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debt holders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2014:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Dean L. Ledger	1/1/2005	2,000	-	-	11.00	1/1/2015
	12/31/2005	2,000			11.00	12/31/2015

Robert J. Fasnacht	-	-	-	-	-	-

Joey S. Stone	-	-	-	-	-	-

Amy B. Kornafel (Former CFO)	3/12/2012	15,000	-	-	10.00	3/12/2022

John D. Kuhns	12/31/2005	5,000	-	-	11.00	12/31/2015
(Former Executive Chairman and former co-CEO)	3/1/2007	5,000			15.00	12/31/2017

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Securities Authorized for Issuance Under Equity Compensation Plan

There were no unexercised options, stock that has not vested or equity incentive plan awards under the Company’s 2013 Equity Incentive Plan for any named executive officer outstanding as of December 31, 2014.

Equity Compensation Plan Information

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

Director Compensation

The following table sets forth the compensation paid to our directors (other than those to the executive officers which have been disclosed in earlier this Section) during the years ended December 31, 2014 and 2013.

Name and Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All other Compensation ($)	Total ($)

Dean L. Ledger(1)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

Robert J. Fasnacht(2)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

John D. Kuhns(3)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

David Boone(4)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

Christopher Conly(5)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

(1)	Mr. Ledger is serving as the Company’s director since September 24, 2013.
(2)	Mr. Fasnacht is serving as the Company’s director since September 24, 2013.
(3)	Mr. Kuhns was the Company’s Executive Chairman between September 24, 2013 and March 30, 2015.
(4)	Mr. Boone was the Company’s director from September 24, 2013 through October 11, 2013.
(5)	Mr. Conley was the Company’s director from January 28, 2013 through September 24, 2013.

The following table sets forth the compensation paid to our directors by GPEC (other than those to the executive officers which have been disclosed in earlier this Section) during the years ended December 31, 2014.

Name and Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All other Compensation ($)	Total ($)

Dean L. Ledger(1)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

Robert J. Fasnacht(2)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

David Boone(3)	2014	$-	$-	$-	$-
	2013	$-	$2,156,712	$-	$2,156,712

John D. Kuhns(4)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

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(1)	Mr. Ledger served as the Company’s director since inception in July of 1994.
(2) (3)	Mr. Fasnacht has served as GPEC’s director since September 24, 2013. Mr. Boone was GPEC’s director from April 2000 through October 11, 2013. GPEC issued Mr. Boone 240,000 shares for services in 2013.
(4)	Mr. Kuhns was GPEC’s director between April 2000 and March 31, 2015. Mr. Kuhns was the Company’s Executive Chairman between September 24, 2013 and March 31, 2015.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

As of March 31, 2015, there is $3,685 due to Mr. Joey Stone, our Senior Vice President of Corporate Development, non-interest bearing due on demand. During the three months ended March 31, 2015, the Company received advances totaling $51,850 from Mr. Dean L. Ledger, our CEO and director and repaid him advances totaling $265,000. Such advances do not accrue interest and are payable upon demand. Total due at March 31, 2015 is $215,000.

On May 8, 2015, Mr. Mark Tobin received a five year warrant to purchase an aggregate of 200,000 shares of Common Stock for his services that were provided to the Company. In addition, Mr. Tobin is the Co-Founder, Chief Executive Officer and Managing Partner of our capital markets consulting firm, Tobin Tao & Company, Inc. (“TTC”), where he currently serves as Managing Partner. The Company has paid or accrued to TTC an aggregate amount of $180,000.00 since January 1, 2014 for services provided to the Company by TTC.

During the year ended December 31, 2014, the Company received advances from its Chief Executive Officer totaling $721,150 and repaid advances totaling $293,000. Such advances do not accrue interest and are payable upon demand.

The Company has recorded $48,064 in accounts payable for expenses paid by Joey Stone, Senior Vice President of Corporate Development and John D. Kuhns, former co-Chief Executive Officer and former Executive Chairman of the Board on behalf of the Company.

On February 26, 2014, the Company sold and issued a promissory note in the principal amount of $150,000 to Douglas Ledger, the son of Dean L. Ledger, CEO of NanoFlex and GPEC.

On April 9, 2014, the Company sold and issued to Nina Ledger, the daughter of Dean L. Ledger, CEO of NanoFlex and GPEC, 80,000 shares of Common Stock and warrants to purchase 80,000 shares of Common Stock for investment of a total of $100,000.

On September 24, 2013, Mr. Christopher Conley, a shareholder holding a majority of the outstanding shares of the Company, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of Common Stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our Common Stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date of this Prospectus, and by the officers and directors, individually and as a group as of the date of this Prospectus. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address* of Officers and Directors	Office	Shares Beneficially Owned(1)		Percent of Class(2)

Dean L. Ledger	CEO, Director	2,063,667	(3)	4.33%

Robert J. Fasnacht	Director, President, and COO	1,797,023	(4)	3.77%

Mark Tobin	Chief Financial Officer	200,000	(5)	0.42%

J. Norman Allen	Chief Technology Officer	0		0%

Joey S. Stone	Senior Vice President of Corporate Department	1,046,911	(6)	2.19%

All officers and directors as a group (5 persons)		5,107,601	(7)	10.71%

5% Securities Holders
Ronald B. Foster		27,066,090	(8)	44.99%

David K. Cummings		2,693,466	(9)	5.54%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	Based on 47,695,363 shares of the Company’s common stock outstanding as of the date of this prospectus.
(3)	Includes an aggregate of 2,000 shares which may be acquired upon exercise of immediately exercisable options. This also includes: (i) 200,000 shares to be issued to Dean Ledger Revocable Living Trust, and (ii) 300,000 shares to be issued to Dean Ledger Revocable Living Trust dated 12/13/2006 Dean Ledger, Trustee.
(4)	Includes 625,000 shares to be issued in the name of Robert J. Fasnacht and Susan A. Fasnacht.
(5)	Includes an aggregate of 200,000 shares which may be acquired upon exercise of an immediately exercisable warrant.
(6)	Includes: (i) 100,000 shares to be issued in the name of Joey S. Stone and Carter Rose Stone and (ii) 10,560 shares to be issued to Carter R. Stone, Mr. Joey S. Stone’s wife.
(7)	Includes an aggregate of 2,000 shares which may be acquired upon exercise of immediately exercisable options.
(8)	Includes 12,470,500 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.
(9)	Includes (i) 80,000 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants, (ii) 431,200 shares of Common Stock held in the name of David K. Cummings and Carol A. Cummings JTWROS, (iii) 804,383 shares of Common Stock and 804,3830shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants in the name of David and Carol Cummings.

* Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

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LEGAL PROCEEDINGS

Except as disclosed below, there are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, except as disclosed below, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our Common Stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On March 18, 2015, the Company received correspondence from Mr. Kuhns’ counsel alleging that Mr. Kuhns has “Good Reason” to terminate his Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement were not cured there was a possibility that he would pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total shares of common stock of NanoFlex Power Corporation (the “Company,” “we,” “our” or “us”) that are entitled to vote on all Company matters approved by written consent the removal of John D. Kuhns from his position as a member of the Company’s Board of Directors. Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement as amended and dated as of October 1, 2013 (the “Employment Agreement”). The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debtholders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as Co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

On April 24, 2015, the Company received a letter from Mr. Kuhns’ counsel (the “Response Letter”) stating that Mr. Kuhns disagreed with statements in the Initial Filing regarding the circumstances of his removal as a director and officer. A copy of the Response Letter is attached hereto as Exhibit 17.1, and is incorporated herein by reference. All descriptions of the contents of the Response Letter (including the Complaint described below) set forth in this Current Report on Form 8-K/A are qualified in their entireties by reference to the full text of the Response Letter.

The Response Letter was accompanied by a copy of a complaint (the “Complaint”) filed by John D, Kuhns (the “Plaintiff”) in the United States District Court Southern District of New York on April 24, 2015 against the Company, Mr. Dean L. Ledger, our current CEO and member of our Board of Directors, Mr. Robert J. Fasnacht, our current Executive Vice President and member of our Board of Directors and Mr. Ronald B. Foster, a shareholder of the Company (each, a “Defendant,” collectively, the “Defendants”). The Complaint alleges, among other things, that the Plaintiff was terminated by the Company in violation of Section 922 of the Dodd-Frank Act, that the Company wrongfully terminated the Employment Agreement, that the Defendants made false statements to shareholders regarding the Plaintiff, that the Defendants (other than the Company) tortuously interfered with the Plaintiff’s Employment Agreement, and that Mr. Ledger and Mr. Fasnacht breached their fiduciary duties to the Company and its shareholders.

The Plaintiff seeks monetary damages, including (i) two (2) times of the alleged owed compensation to him, together with interest as well as litigation costs, expert witness fees and reasonable attorneys’ fees; (ii) damages for the alleged breach of the Employment Agreement by the Company, estimated to be at least $2 million, plus interest and attorney’s fees; (iii) an unspecified amount for his alleged libel claim; and (iv) damages for the alleged tortious interference with contract, including punitive damages of at least $2 million. The Plaintiff is also seeking a declaratory judgment, claiming that he was not terminated as a director and should continue to hold a seat on the Company’s Board of Directors. The Company believes that the allegations in the Complaint to be without any merit and will vigorously defend against the claims.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Accountants

On October 22, 2013, in connection with the Company’s acquisition of the assets and operations of GPEC and the related change in control of the Company, Board of Directors of the Company approved to terminate Messineo & Co., CPAs LLC (“Messineo”) as the Company’s independent registered public accounting firm.

The Company’s consolidated financial statements of the fiscal year ended January 31, 2013 were audited by Messineo’s reports on our financial statements, which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Messineo’s reports on our financial statements for the fiscal year ended January 31, 2013, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended January 31, 2013 and through October 22, 2013, (a) there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On October 22, 2013, the Board of Directors of the Company ratified and approved the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. MaloneBailey is located at 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

During the Company's previous fiscal years ended September 30, 2012 and 2011 and through October 22, 2013, neither the Company nor anyone on the Company's behalf consulted with MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the Share Exchange Transaction, GPEC had been audited by MaloneBailey.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ofsink, LLC at 230 Park Avenue, Suite 851, New York, NY 10169.

EXPERTS

Our financial statements as of and for the years ended December 31, 2014 and 2013, included in this Prospectus and elsewhere in the registration statement, were audited by MaloneBailey, LLP., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our Common Stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at  http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS JUNE 25, 2015

NanoFlex Power Corporation

3,295,599 shares of Common Stock

[THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

[PRIMARY RESALE PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 25, 2015

PROSPECTUS

NANOFLEX POWER CORPORATION

Liquidating Distribution of

7,427,618 shares of Common Stock

We are furnishing this Prospectus to the stockholders of GPEC Holdings, Inc., a Pennsylvania corporation (“Holdings”) in connection with a primary offering by Holdings, through its shareholders, of shares of common stock of NanoFlex Power Corporation. The primary offering will be accomplished through two separate registered transactions: (i) Holdings will liquidate and distribute 7,427,618 shares of restricted common stock of NanoFlex Power Corporation (“we,” “us,” “NanoFlex” or the “Company” and such shares, referred to as the “Common Stock” or “NanoFlex Common Stock”), the sole asset of Holdings, to the stockholders of Holdings on a pro rata basis, after which Holdings will dissolve and wind up (the “Liquidating Distribution”) and (ii) the resale by the stockholders of Holdings (“Receiving Stockholders”) of the shares of NanoFlex Common Stock they received in the Liquidating Distribution (the “Primary Resale”). The Liquidating Distribution was completed as of December 30, 2014. This Prospectus is relating to the continuing Primary Resale by the Receiving Stockholders.

Stockholders of Holdings entitled to participate in the Liquidating Distribution have received one share of NanoFlex Common Stock for every 5 shares that they owned as of the record date of the distribution, which has been set at February 11, 2014. All such shares received by the stockholders of Holdings may only be resold at $2.50 per share pursuant to this Prospectus during the duration of the offering or such shares will be resold in the future in a transaction to which an exemption from registration applies. Fractional shares were rounded down to the nearest whole share. We are bearing all costs incurred in connection with the Liquidating Distribution and Receiving Stockholders will bear the costs of the Primary Resale.

Our Common Stock is quoted on the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”) and trades under the symbol "OPVS." The last reported sale price of our Common Stock on the OTCQB was $0.0167 per share on October 29, 2013 and the current bid price as of the date of this Prospectus is $1.01 per share. There can be no assurance that any active trading market of our Common Stock will develop in the near future. As a result, you may not be able to sell your Common Stock regardless of how we perform and, if you are able to sell your Common Stock, you may receive less than your original investment. There can be no assurance that we will be successful in developing a market for our Common Stock.  As a result of these factors, an investment in our Common Stock is not suitable for investors who require short or medium term liquidity.

Simultaneously with the Primary Resale being conducted pursuant to this Prospectus, we are conducting an offering (the “Resale Offering”) pursuant to another Prospectus (the “Resale Prospectus”), which includes the resale (the “Resale”) of an aggregate of up to 3,295,599 shares of our Common Stock (the “Resale Shares”) owned by sixty (60) shareholders (the “Selling Shareholders”). The sales of the Resale Shares by the selling stockholders are not covered by this Prospectus. As such, there will be a total of 10,723,217 shares of our Common Stock registered for resale under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our Common Stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our Common Stock.  An investment in our Common Stock is not suitable for all investors.  We intend to continue to issue Common Stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors-Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our Common Stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 or by telephone at (480) 585-4200.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is June 25, 2015.

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 4, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

1

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire Prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our consolidated financial statements and the related notes included elsewhere in this Prospectus, before making an investment decision. Unless specifically set forth to the contrary, when used in this Prospectus the terms “Company,” “NanoFlex,” “GPEC," "we," "us," "our" and similar terms refer to (i) NanoFlex Power Corporation., a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvanian corporation, and “Holdings” refers to GPEC Holdings, Inc., a Pennsylvania corporation.

About Us

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of GPEC and as a result, the Company owns 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 780 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

Our Common Stock is quoted on the OTCQB under the symbol “OPVS.” There has not been any trading since October 29, 2013 and the current quote is $1.01/$20,000 (1 x 1).

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 3 under “Risk Factors” of the effect on our financial statements of such election.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2014 and 2013 contains an explanatory paragraph which expresses substantial doubt regarding our ability to continue as a going concern based upon the Company’s net losses of approximately $5.96 million and $39.2 million for the years ended December 31, 2014 and 2013, respectively. We incurred an additional loss of approximately $1.46 million and $1.69 million for the three months ended March 31, 2015 and March 31, 2014, respectively, and we had an accumulated deficit of approximately $178 million and $172 million as of December 31, 2014 and 2013, respectively.

2

Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480) 585-4200. We maintain our web site at http://www.nanoflexpower.com. Information on this web site is not a part of this Prospectus.

Our Relationship with Holdings

On September 10, 2013, GPEC incorporated in Pennsylvania a wholly-owned subsidiary, GPEC Holdings, Inc. (“Holdings”), which later formed GPEC Sub, Inc. (“GPEC Sub”). In September 2013, GPEC consummated a short-form merger, in which GPEC Sub was merged into GPEC, GPEC Sub ceased to exist and GPEC became a wholly-owned subsidiary of Holdings. The purpose of this restructuring was to prepare GPEC to be acquired by the Company. On September 24, 2013, as a result of the Share Exchange Transaction, Holdings received 15,500,640 shares of our Common Stock in exchange for 100% of the outstanding equity interests of GPEC. As of December 30, 2014, Holdings completed the distribution of the Distribution Shares to the Receiving Shareholders.

The Offering

As noted above, this Prospectus covers the primary resale (the “Primary Resale”) of an aggregate of 7,427,618 shares (the “Distribution Shares”) of our restricted Common Stock, par value $0.0001 per share by the Holdings’ shareholders (the “Receiving Shareholders”) of such shares at a fixed price of $2.50 pursuant to this Prospectus during the duration of the offering.

The Liquidating Distribution was completed on December 30, 2014 and the Distribution Shares were distributed to former holders of record of Holdings common stock on February 11, 2014.  Holders of record of Holdings common stock at the close of business on the record date received one (1) share of our Common Stock for every five (5) shares of Holdings common stock held as of the record date. All fractional shares were rounded down to the nearest whole number.

Estimated use of proceeds

We will not receive any of the proceeds resulting from the distribution of Common Stock hereunder.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 4 of this Prospectus.

3

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our Common Stock, if and when a market for our Common Stock develops, could decline, and an investor in our securities may lose all or part of their investment.

RISKS RELATED TO THE COMPANY

WE ARE PRESENTLY SOLELY DEPENDENT ON RAISING CAPITAL TO MAINTAIN THE COMPANY, OUR PATENT PORTFOLIO, RESEARCH AND DEVELOPMENT ACTIVITIES AND EFFORTS TO COMMERCIALIZE OUR TECHNOLOGIES.

We have not yet commercialized any of our technologies or otherwise generated any revenues and are solely dependent on raising capital. We currently need to raise capital in order to maintain the Company, our patent portfolio, research and development activities and efforts to commercialize our technologies, as well as to make payments on our approximately $5.2 million in liabilities.

There can be no assurance that we will be able to raise capital or that if we can, that it will be available on terms that are acceptable to the Company and its shareholders or which would not substantially dilute existing shareholders’ interests. If we fail to raise sufficient capital, we will be unable to maintain our patents or commercialize our technologies which may result in a total loss of shareholders’ investments.

THE COMPANY HAS INCURRED, AND EXPECTS TO CONTINUE TO INCUR, SIGNIFICANT LOSSES AS WE SEEK TO COMMERCIALIZE OUR TECHNOLOGY.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994.  We have been a development-stage company since that time, with no revenues to date.  Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our OPV and Gallium Arsenide (“GaAs”) technologies to support our operations. Our OPV and GaAs technologies may never be incorporated in any commercial applications. We have encountered and will continue to encounter risks and difficulties frequently experienced by early, commercial-stage companies in rapidly evolving industries. If we do not address these risks successfully, our business will suffer. The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FINANCING AND FORCE US TO CEASE OPERATIONS.

In their audit reports for the fiscal year 2013 and 2014, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern. The Company has a working capital deficit of ($5,210,230) resulting from current liabilities of ($5,215,917) and current assets of $5,407 and an accumulated deficit of ($178,226,456) as of December 31, 2014. As of the date of this prospectus, we have not generated any revenue and we lack sufficient capital to pay for ongoing operations including our research and development activities and for maintenance of our patent portfolio. The Company has funded its initial operations primarily by way of sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties. We anticipate that we will continue to experience net operating losses and the continuation of our business and servicing existing liabilities at the present time are dependent solely on raising capital.

Our net operating losses require that we finance our operations from outside sources through funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. Investors should consider this when determining if an investment in our company is suitable.

4

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, investors may lose their entire investment.

OUR INABILITY TO ACHIEVE AND SUSTAIN PROFITABILITY COULD CAUSE US TO GO OUT OF BUSINESS AND FOR YOU TO LOSE YOUR ENTIRE INVESTMENT.

We are a development-stage company, and have not generated revenues or earnings to date.  We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and investors’ entire investment may be lost.

THE COMPANY MAY NEVER DEVELOP OR LICENSE A PRODUCT THAT USES ITS ORGANIC PHOTOVOLTAIC (OPV) OR INORGANIC GALLIUM ARSENIDE TECHNOLOGIES.

We have devoted substantially all of our financial resources and efforts to developing our OPV technologies and identifying potential users of our technologies. Development and commercialization of the photovoltaic technologies is a highly speculative undertaking and involves a substantial degree of uncertainty. Neither the Company nor anyone else has developed any product that uses our OPV technologies, nor has the Company licensed its OPV or GaAs technologies to anyone else who has developed such a product. The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV technologies and may never license our OPV or GaAs technologies to anyone. Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, or because no market for the product is identified, or otherwise.

OUR BUSINESS IS BASED ON NEW AND UNPROVEN TECHNOLOGIES, AND IF OUR OPV OR INORGANIC GALLIUM ARSENIDE TECHNOLOGIES FAIL TO ACHIEVE THE PERFORMANCE AND COST METRICS THAT WE ANTICIPATE, THEN WE MAY BE UNABLE TO DEVELOP DEMAND FOR OUR PRODUCTS AND GENERATE SUFFICIENT REVENUE TO SUPPORT OUR OPERATIONS.

Our OPV and GaAs technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our OPV and GaAs technologies, and our business, results of operations and financial condition could be materially and adversely affected.

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WE MAY NOT REACH PROFITABILITY IF OPV TECHNOLOGY IS NOT SUITABLE FOR WIDESPREAD ADOPTION OR SUFFICIENT DEMAND FOR OUR OPV OR INORGANIC GALLIUM ARSENIDE TECHNOLOGIES DOES NOT DEVELOP OR DEVELOPS SLOWER THAN WE ANTICIPATE.

The solar energy market is at a relatively early stage of development and the extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our OPV and GaAs technologies prove unsuitable for widespread adoption or demand for our OPV and GaAs technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar photovoltaic technology and demand for our OPV and GaAs products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;

●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;

●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;

●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and

●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our photovoltaic technology is not suitable for widespread adoption or due to insufficient or timely demand for solar photovoltaic modules, our financial condition and business could be materially and adversely affected.

EXISTING REGULATIONS AND POLICIES AND CHANGES TO THESE REGULATIONS AND POLICIES MAY PRESENT TECHNICAL, REGULATORY AND ECONOMIC BARRIERS TO THE PURCHASE AND USE OF SOLAR PHOTOVOLTAIC PRODUCTS, WHICH MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR TECHNOLOGIES.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to photovoltaic systems, it is likely that they would increase the cost to our end-users of using photovoltaic systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that the installation of products based on our OPV and GaAs technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

OUR SUCCESS IS DEPENDENT ON KEY PERSONNEL OF THE COMPANY, WHOM WE MAY NOT BE ABLE TO RETAIN OR HIRE.

Our business relies on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the photovoltaic sector is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services if any of such personnel is no longer serving their present positions.

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WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR KEEP UP WITH THAT OF OUR COMPETITORS.

We regard our intellectual property as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights.  We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information. We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.  Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future. Any such failure could have a materially adverse effect on our future business, results of operations and financial condition.  We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved entirely in our favor. We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms. We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

WE MAY NOT HAVE SUFFICIENT FUNDS AND MAY NEED ADDITIONAL CAPITAL TO PROTECT AND MAINTAIN OUR INTELLECTUAL PROPERTY RIGHTS.

The Company’s sponsored research has resulted in over 780 registered or pending patents which are in the names of our sponsored research partners, USC, Princeton and Michigan. NanoFlex has the exclusive commercial rights to these intellectual property rights and the obligation to maintain, defend and fund the defense of these patents. The Company has not yet generated any revenue from its operating business and it expects to have limited cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially therefore harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

IF WE ARE UNABLE TO SUCCESSFULLY MAINTAIN OR LICENSE EXISTING PATENTS, OUR ABILITY TO GENERATE REVENUES COULD BE SUBSTANTIALLY IMPAIRED.

Our business model is to license or sublicense our proprietary OPV and GaAs technologies to partners and customers in the photovoltaic industry. The Company currently has the exclusive worldwide right to license the issued or pending patents developed under its sponsored research agreements. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. While we expect for the foreseeable future to have sufficient liquidity and capital resources to maintain the level of maintenance necessary, various factors may require us to have greater liquidity and capital resources than we currently expect. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

THE COMPANY’S PROPRIETARY RIGHTS WITH REGARD TO ITS OPV AND GALLIUM ARSENIDE TECHNOLOGIES MAY BE CHALLENGED.

As part of the sponsored research program, the Company has obtained exclusive rights to more than 780 patents and various patent applications for use in developing photovoltaic energy technologies.  The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreements. However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued. Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable. The Company’s rights to these patents may be challenged by third parties.  The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means.  Furthermore, others may independently develop similar technologies or duplicate our OPV and GaAs technologies licensed to the Company or design around the patented aspects of such technology. In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

COMPETITION IS INTENSE IN THE ENERGY INDUSTRY.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources. However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to our OPV and GaAs technologies. Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to our OPV and GaAs technologies. These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company. Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its research efforts or whether such research, even if successful, will be commercially viable and profitable.

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OUR BUSINESS COULD BE ADVERSELY AFFECTED BY GENERAL ECONOMIC CONDITIONS; IF WE EXPERIENCE A DECLINE IN SALES OUR ABILITY TO BECOME PROFITABLE WILL DECREASE.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors. During economic downturns, we may have greater difficulty in gaining new customers for our products and services. Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

WE WILL NEED ADDITIONAL CAPITAL TO FUND OUR GROWTH; WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL ON REASONABLE TERMS AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available to us, or if available, it is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limited acquisitions of businesses and technology; and (iii) limit the recruitment and retention of additional key personnel.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies. If these competing technologies present a compelling value proposition (price, performance) or are available to market sooner than our technologies, then our market opportunity could diminish.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Risks Related to Our Common Stock

RISKS RELATED TO OUR SECURITIES

OUR SHARES ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR SHARES ARE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability are subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

8

THERE HAS BEEN A LIMITED TRADING MARKET FOR OUR COMMON STOCK FOR OUR COMMON STOCK WHICH MAY IMPAIR YOUR ABILITY TO SELL YOUR SHARES.

It is anticipated that there will be a limited trading market for the Common Stock on the OTCQB. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our Common Stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our Common Stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING AND FORCE US TO CEASE OPERATIONS.

Our ability to continue as a going concern is an issue because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses.

Our net operating losses will require that we finance our operations from outside sources, such as obtaining additional funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider this when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

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THERE HAS BEEN NO TRADING MARKET FOR OUR COMMON STOCK WHICH MAY IMPAIR YOUR ABILITY TO SELL YOUR SHARES.

We anticipate that there will be a limited trading market for the Common Stock in the over-the-counter markets, although no trading has taken place in our securities to date. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

WE HAVE THE RIGHT TO ISSUE SHARES OF PREFERRED STOCK. IF WE WERE TO ISSUE ADDITIONAL PREFERRED STOCK, IT IS LIKELY TO HAVE RIGHTS, PREFERENCES AND PRIVILGES THAT MAY ADVERSELY AFFECT THE COMMON STOCK.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. There is currently no share of preferred stock issued and outstanding. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the Common Stock and the portion of the Company’s assets allocated for distribution to Common Stockholders in a liquidation event, and could also result in dilution in the book value per share of the Common Stock being offered. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the Common Stock being offered. We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s Common Stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Primary Resale) may have a material adverse effect on the market price of the Common Stock.

OUR PRINCIPALS BENEFICIALLY OWN 61.23% OF OUR COMMON STOCK POST LIQUIDATING DISTRIBUTION, WHICH WILL PROVIDE THEM WITH SUBSTANTIAL CONTROL OVER OUR CORPORATE ACTIONS.

Our directors and executive officers and certain principal shareholders collectively beneficially own approximately an aggregate of 61.23% of our outstanding shares of Common Stock after the Liquidating Distribution (including shares issuable upon the exercise of warrants and vested options) as of the date of this Prospectus. These shareholders, acting individually or as a group, could exert control over matters such as electing directors, amending our articles of incorporation or bylaws, and approving mergers or other business combinations or transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders. As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities. There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company. The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our Common Stock which, in turn, could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

THE ISSUANCE OF THE COMPANY’S STOCK UPON EXERCISE OF WARRANTS OPTIONS AND OTHER SECURITIES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF THE COMPANY’S STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLERS’ EQUITY AND VOTING RIGHTS.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s Common Stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

FOR AS LONG AS WE ARE AN EMERGING GROWTH COMPANY, WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN REPORTING REQUIREMENTS, INCLUDING THOSE RELATING TO ACCOUNTING STANDARDS AND DISCLOSURE ABOUT OUR EXECUTIVE COMPENSATION, THAT APPLY TO OTHER PUBLIC COMPANIES.

10

In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

UNDER THE JOBS ACT WE HAVE ELECTED TO USE AN EXTENDED PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Summary of the Transactions Covered by this Registration Statement and Prospectus

This Prospectus covers the Primary Resale of an aggregate of 7,427,618 shares (the “Distribution Shares”) of our restricted Common Stock, par value $0.0001 per share by the Receiving Shareholders of such shares at a fixed price of $2.50 pursuant to this Prospectus during the duration of the offering.

The Liquidating Distribution

The Liquidating Distribution was completed on December 30, 2014 and the Distribution Shares were distributed to former holders of record of Holdings common stock on February 11, 2014.  Holders of record of Holdings common stock at the close of business on the record date received one (1) share of our Common Stock for every five (5) shares of Holdings common stock held as of the record date.  All fractional shares were rounded down to the nearest whole number.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of our Common Stock in the Liquidating Distribution.

11

PLAN OF DISTRIBUTION

This Prospectus covers the Primary Resale of 7,427,618 shares of our restricted Common Stock distributed in the Liquidating Distribution by the Receiving Stockholders. The Liquidating Distribution was completed as of December 30, 2014. The mechanics of the Liquidating Distribution were performed by our transfer agent, VStock Transfer, LLC.

All the Distribution Shares distributed in the Liquidating Distribution may only be resold in the Primary Resale at a fixed price of $2.50 during the duration of the offering pursuant to this prospectus. The Receiving Stockholders will also be able to rely on an applicable exemption from registration, such as Rule 144 promulgated under the Securities Act (“Rule 144”), in the future to resell the Distribution Shares that they received if they satisfy all the requirements of such exemption from registration. We have agreed to pay all fees and expenses incident to the registration of the Distribution Shares.

If in reliance of an applicable exemption from registration such as Rule 144, the Distribution Shares may be sold or distributed from time to time in the future by the Receiving Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. If in reliance of an applicable exemption from registration, the sale of the Distribution Shares may be effected in one or more of the following methods in the future:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

A Receiving Stockholder or its pledgees, donees, transferees or other successors in interest, may, in the future in reliance of an applicable exemption from registration, such as Rule 144, sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Receiving Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Receiving Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A Receiving Stockholder cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Receiving Stockholder.

The Receiving Stockholders, alternatively, may in the future sell all or any part of the shares offered in this Prospectus through an underwriter. No Receiving Stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A Receiving Stockholder may in the future pledge its shares to their brokers under the margin provisions of customer agreements. If a Receiving Stockholder defaults on a margin loan, the broker may, from time to time in the future, offer and sell the pledged shares. The Receiving Stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Receiving Stockholder or any other such person. In the event that the Receiving Stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the Receiving Stockholder will not be permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Receiving Stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the Receiving Stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

If the Receiving Stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Common Stock, then we would be required to amend the registration statement of which this Prospectus is a part, and file a Prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

12

SELLING SECURITY HOLDERS

Holdings and the Company, as well as each recipient of the Distribution Shares are deemed as an "underwriter" within the meaning of the Securities Act of 1933 in connection with the Primary Resale. The following table lists each recipient of the Distribution Shares, as well as their holdings before and after their offering of shares pursuant to this Prospectus.

Because each Receiving Stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided.

Other than disclosed below, none of the Receiving Stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company or its predecessors or affiliates currently or within the past three years.

●	Ms. Amy B. Kornafel served as the Company’s Chief Financial Officer and Secretary from September 24, 2013 through December 31, 2014. Ms. Kornafel, as of the date of this Prospectus, beneficially owned an aggregate of 996,911 shares of Common Stock and was deemed to own approximately 2.09% of the total outstanding shares of Common Stock pursuant to Rule 13d-3 of the Exchange Act

13

Name of Shareholder	Beneficial Ownership Prior to Liquidating Distribution		Percentage of Stock Owned by Shareholder Prior to Liquidating Distribution	Number of Shares of Common Stock to Receive in Liquidating Distribution		Beneficial Ownership After Liquidating Distribution (1), (2)	Percentage of Stock Owned by Shareholder After Offering
JOHN ABATE	-		0.0%	2,000		-	0.0%
STEVEN V. ABRAMSON	-		0.0%	18,400		-	0.0%
FOUAD EL ADLI	-		0.0%	4,000		-	0.0%
ALAN E. AND BARBARA M. OLDS REVOCABLE TR	-		0.0%	2,000		-	0.0%
QUEST IRA, INC., FBO THOMAS ALBRO, IRA #1457511(3)	-		0.0%	4,000		-	0.0%
PHILIP G. ALLEN	-		0.0%	160,000		-	0.0%
SANDRA DANIELS ALLEN	-		0.0%	2,000		-	0.0%
ANTHONY AMATO	-		0.0%	2,000		-	0.0%
AMERICAN BIOMIMETICS CORPORATION(4)	-		0.0%	169,100		-	0.0%
BENKIRANE A. AMINE	-		0.0%	16,000		-	0.0%
PATRICK ANDERSEN	-		0.0%	5,760		-	0.0%
JAMES T. ANDERSON	605,768	(5)	1.4%	7,000	(6)	605,768	1.4%
ANTHONY Y.K. KIM, PROFIT SHARING PLAN(7)	-		0.0%	2,000		-	0.0%
ARVID AND KATHLEEN B. MAGNUSON	-		0.0%	1,250		-	0.0%
STEVE ATKINS	-		0.0%	200		-	0.0%
JENI S. BAGNATO	25,168	(8)	0.1%	10,750	(9)	25,168	0.1%
DALE L. BAKER & LYNN E. BAKER	20,000		0.0%	1,000		20,000	0.0%
BRUCE BALDWIN	-		0.0%	8,000		-	0.0%
ELLIS M. BALSAM	-		0.0%	328		-	0.0%
LOUIS P. BANSBACH IV, MANAGER, BLUE TIGER VENTURES LLC(10)	-		0.0%	8,800		-	0.0%
BARBARA K. BURNS REVOCABLE TRUST, U/I DATED 02/11/2004 (11)	100,452	(12)	0.2%	5,000	(13)	100,452	0.2%
KENNETH BARBATI	-		0.0%	1,000		-	0.0%
BARRY BARNHOLTZ	50,822	(14)	0.1%	29,000	(15)	50,822	0.1%
STUART E. BECK	-		0.0%	8,200		-	0.0%
HILLARY BECKER	-		0.0%	500		-	0.0%
LEONARD BECKER	-		0.0%	16,000		-	0.0%
JOHN D. BEEBE, JR. AND CAMILLA BEEBE	-		0.0%	2,500		-	0.0%
CLAIRE BEEVERS	-		0.0%	1,000		-	0.0%
ALI BENKIRANE	-		0.0%	32,000		-	0.0%
MURRAY BENRUBI	-		0.0%	1,000		-	0.0%
AMANDA BERMAN	-		0.0%	250		-	0.0%
CARY BERMAN	-		0.0%	1,000		-	0.0%
SAMANTHA BERMAN	-		0.0%	250		-	0.0%

14

JEFFREY W. BERNSTEIN AND SHARON S. BERNSTEIN	-		0.0%	600		-	0.0%
ROSS E. BEWLEY AND MARILYN R. BEWLEY	-		0.0%	6,000		-	0.0%
ASHOK BHATT AND ANJANI BHATT	70,268	(16)	0.2%	10,000	(17)	70,268	0.2%
MEGHANA BHATT	-		0.0%	20,000		-	0.0%
FRANCES E. BIFULCO	-		0.0%	1,000		-	0.0%
NANCY BLACCONERI AND CARMELO BLACCONERI	100,370		0.2%	21,500		100,370	0.2%
BLUE MAN PARTNERS(18)	-		0.0%	21,200		-	0.0%
MARTIN F. BLUMBERG	-		0.0%	1,400		-	0.0%
DAVID BOONE C/F LUCY-MARIE ROGERS BOONE	-		0.0%	2,000		-	0.0%
DAVID BOONE C/F MADELINE WOOD BOONE	-		0.0%	2,000		-	0.0%
DAVID WILLIAM BOONE	-		0.0%	437,000		-	0.0%
FRANK BOVA	-		0.0%	12,000		-	0.0%
LESLIE BOYD	-		0.0%	800		-	0.0%
ALFRED F. BRACHER III	701,918	(19)	1.6%	10,000	(20)	701,918	1.6%
ALFRED BRACHER, III	-		0.0%	177,000		-	0.0%
BRASLER REALTY & FINANCIAL SERVICES, INC., PROFIT SHARING PLAN, ROBERT M. BRASLER, TRUSTEE	-		0.0%	880		-	0.0%
JEAN-PIERRE BRAULT	-		0.0%	1,000		-	0.0%
ROBERT BROWN	-		0.0%	1,000		-	0.0%
LOUIS BUFFARDI	-		0.0%	1,500		-	0.0%
PHYLLIS BUFFARDI	-		0.0%	1,000		-	0.0%
ROGER BURLAGE	-		0.0%	55,000		-	0.0%
BARBARA K. BURNS	100,452		0.2%	5,000		100,452	0.2%
DAVID A. BURNS	-		0.0%	29,924		-	0.0%
JEFFREY S. BURNS	-		0.0%	29,924		-	0.0%
MICHAEL WILLIAM BURNS	-		0.0%	29,924		-	0.0%
JAMES CACIOPPO	-		0.0%	3,000		-	0.0%
JOAN CACIOPPO	-		0.0%	500		-	0.0%

15

RONALD CACIOPPO OR MARY CACIOPPO	100,370		0.2%	1,000		100,370	0.2%
RONALD J. CACIOPPO	100,370	(21)	0.2%	2,000	(22)	100,370	0.2%
AVA B. CAMPAGNA	-		0.0%	2,725		-	0.0%
HARRY D. CAMPAGNA	-		0.0%	2,725		-	0.0%
CHARLES J. CANEPA	-		0.0%	3,875		-	0.0%
CHARLIE G. CARLSON	25,154	(23)	0.1%	10,000	(24)	25,154	0.1%
DONALD R. CARTER	-		0.0%	4,937		-	0.0%
DONALD A. CASSONE	-		0.0%	2,500		-	0.0%
JOSEPH J. CASSONE	-		0.0%	2,500		-	0.0%
FRANK V. CERA	-		0.0%	3,200		-	0.0%
MARK D. CHEAIRS	50,370	(25)	0.1%	31,000	(26)	50,370	0.1%
JAMES CHELMOWSKI AND DIANE CHELMOWSKI	-		0.0%	2,000		-	0.0%
MICHAEL G. CHIECO	-		0.0%	4,328		-	0.0%
JAMES CHMURA	-		0.0%	2,000		-	0.0%
EDWARD CHRACHOL	-		0.0%	6,000		-	0.0%
GEORGE CHRACHOL	60,192	(27)	0.1%	8,000	(28)	60,192	0.1%
JERRY CHRACHOL	-		0.0%	2,000		-	0.0%
NATALIE CHRACHOL	-		0.0%	4,000		-	0.0%
GEORGE F. CLAUSSEN III	-		0.0%	21,800		-	0.0%
KAREN CLAUSSEN	-		0.0%	11,200		-	0.0%
ALLAN B. CLIONSKY	-		0.0%	15,000		-	0.0%
LANE COCKRELL	801,480	(29)	1.8%	22,000	(30)	801,480	1.8%
BRIAN J. COHEN	-		0.0%	2,200		-	0.0%
DANIEL COHEN	-		0.0%	2,000		-	0.0%
JACK M. COOPER	-		0.0%	2,600		-	0.0%
JERRY K. COOPER AND ELLEN M. COOPER JT TEN	-		0.0%	2,200		-	0.0%
COX FINANCIAL NETWORK, L.L.C.(31)	-		0.0%	8,000		-	0.0%
BRUCE E. COX	-		0.0%	16,000		-	0.0%
DAVID R. COX	-		0.0%	50		-	0.0%
KATHRYN A. COX	-		0.0%	50		-	0.0%
DAVID W. COX	-		0.0%	200		-	0.0%

16

ESTATE OF ELIZABETH COX, BRUCE E. COX, CPA, EXECUTOR	-		0.0%	200		-	0.0%
MARTIN L. COYNE	-		0.0%	2,200		-	0.0%
CLAY CRAIG	-		0.0%	1,937		-	0.0%
NORMAN R. CRAIN	50,438	(32)	0.1%	10,750	(33)	50,438	0.1%
CAGE MCCABE CRUISE	-		0.0%	600		-	0.0%
CARSON MYLES CRUISE	-		0.0%	600		-	0.0%
CULVEX INVESTMENTS, LLC(34)	-		0.0%	2,000		-	0.0%
SUSAN R. CUMMINGS	-		0.0%	1,364		-	0.0%
CYNTHIA AND ALFRED KANDELL	-		0.0%	4,000		-	0.0%
DANIEL C. AND CAREN S. JONES	-		0.0%	1,000		-	0.0%
CHRISTOPHER D. DARDARIS	-		0.0%	440		-	0.0%
WILLIAM N. DARLING	24,092	(35)	0.1%	1,000	(36)	24,092	0.1%
DAVID J. DAVIS	-		0.0%	2,000		-	0.0%
MICHAEL S. DAVIS	-		0.0%	2,000		-	0.0%
SCOTT A. DAVIS	-		0.0%	2,200		-	0.0%
SCOTT A. DAVIS AND RAE E. DAVIS, JT TEN	-		0.0%	400		-	0.0%
DEBORAH K. DEEG	-		0.0%	500		-	0.0%
DELSON INVESTMENTS, LLC(37)	-		0.0%	10,000		-	0.0%
DENNO FAMILY LIMITED PARTNERSHIP(38)	-		0.0%	1,855		-	0.0%
DAVID DEWITT	-		0.0%	4,000		-	0.0%
WALT R. DIFFENDERFER & CAROL M. DIFFENDERFER JTWROS	-		0.0%	4,000		-	0.0%
CINDY DIGIACOMO	-		0.0%	880		-	0.0%
ERIC DIGIACOMO AND FRANCES DIGIACOMO	-		0.0%	1,760		-	0.0%

17

MARIA DIGIACOMO-CONKLIN	-	0.0%	880	-	0.0%
DINA I. DILISIO	-	0.0%	2,500	-	0.0%
BRUCE B. DIMON AND VIRGINIA DIMON	-	0.0%	600	-	0.0%
CAROLE DISENHOF	-	0.0%	312	-	0.0%
ROSAMUND DISENHOF AND HOLLY FIRESTONE, EXECUTORS OF THE WILL OF CAROLE DISENHOF, DECEASED	-	0.0%	344	-	0.0%
DMM ENTERPRISES, LLP(39)	-	0.0%	4,000	-	0.0%
MICHAEL DODGE	-	0.0%	2,000	-	0.0%
C. FREDERICK VAN DUSEN	-	0.0%	500	-	0.0%
VIRGINIA EDWARDS	-	0.0%	8,000	-	0.0%
PATRICK J. EGAN	-	0.0%	2,800	-	0.0%
G. PARKER ELDRIDGE, C/F JUSTICE ELDRIDGE	-	0.0%	660	-	0.0%
G. PARKER ELDRIDGE, C/F AIDAN ELDRIDGE	-	0.0%	660	-	0.0%
G. PARKER ELDRIDGE C/F PARKER T. ELDRIDGE	-	0.0%	660	-	0.0%
DEAN ELFMAN	-	0.0%	40,000	-	0.0%
BENGT ERIKSSON	-	0.0%	24,000	-	0.0%
ANNA J. ESPOSITO	-	0.0%	2,000	-	0.0%
LOUIS J. ESPOSITO	-	0.0%	2,000	-	0.0%
BRUCE L. EVANS & KATHRYN M. EVANS, TENANTS BY THE ENTIRETIES	180,000	0.4%	27,900	180,000	0.4%
BRUCE L. EVANS, C/F JACQUELINE A. EVANS	-	0.0%	2,000	-	0.0%
JOHN R. EVANS	-	0.0%	5,000	-	0.0%
KATHRYN M. EVANS	-	0.0%	10,000	-	0.0%
SAMANTHA N. TUCKER	-	0.0%	4,000	-	0.0%
WALT FAGAN, III	-	0.0%	900	-	0.0%
LOIS M. FARBER	-	0.0%	6,000	-	0.0%
RICHARD FARQUHAR	-	0.0%	1,100	-	0.0%
LEE FELDMAN	-	0.0%	4,600	-	0.0%
MARY E. FELLOWS(40)	-	0.0%	54,170	-	0.0%
STEVEN FIRESTONE	-	0.0%	312	-	0.0%
JOAN HELEN FLANIGAN REVOCABLE LIVING TRUST, DATED 5/29/2007	-	0.0%	400	-	0.0%

18

JOAN H. FLANIGAN	-		0.0%	40		-	0.0%
DAVID A. FORSTER	-		0.0%	2,000		-	0.0%
OWEN FRANCIS	-		0.0%	1,000		-	0.0%
A. FRANK, JR. AND DONNA N. TANCREDI	-		0.0%	1,100		-	0.0%
MICHELE S. FREIBERG	-		0.0%	1,000		-	0.0%
JOHN D. FRUSHA	-		0.0%	2,000		-	0.0%
MARGARET FURNISS	-		0.0%	113		-	0.0%
RICHARD FURNISS	-		0.0%	227		-	0.0%
ANDRE GAMBUCCI	-		0.0%	1,000		-	0.0%
FREDERICK J. GERHART	-		0.0%	3,875		-	0.0%
DENNIS GIANNANGELI	143,536	(41)	0.3%	43,050	(42)	143,536	0.3%
MARY L. GIANNANGELI	-		0.0%	2,600		-	0.0%
ROBERT GIANNANGELI	-		0.0%	300		-	0.0%
MELVIN E. GIBSON, JR.	-		0.0%	4,000		-	0.0%
GORDON TREVOR GIBSON	-		0.0%	960		-	0.0%
GLENDA GIES	-		0.0%	275		-	0.0%
GLENDA MARIE GIES	-		0.0%	500		-	0.0%
ELLIOT GINSBURG	-		0.0%	2,500		-	0.0%
DIANE GLYNN	-		0.0%	3,000		-	0.0%
DAN GODEC	-		0.0%	1,400		-	0.0%
MATTHEW GOHD	-		0.0%	4,000		-	0.0%
OLIVER D. GOLDMAN	-		0.0%	1,000		-	0.0%
GREGORY GOMES	-		0.0%	8,413		-	0.0%
MACIEJ GORNIAK	-		0.0%	1,000		-	0.0%
MICHAEL F. GREEN	20,000		0.0%	3,875		20,000	0.0%
JOHN T. GREGORIO	-		0.0%	1,000		-	0.0%
RONALD GREGORIO	25,156	(43)	0.1%	1,350	(44)	25,156	0.1%
RONALD OR JACQUELINE GREGORIO	25,156		0.1%	4,000		25,156	0.1%
RUSSELL K. GREGORY	-		0.0%	2,500		-	0.0%

19

CARY A. GROSS, TRUSTEE, CARY A. GROSS IRREVOCABLE TRUST U.A.D. 11/15/12	-		0.0%	220		-	0.0%
CLIFFORD GRUNES	-		0.0%	440		-	0.0%
GUY A. AND JANET M. SILEO	-		0.0%	1,000		-	0.0%
DAVID S. HAGA	60,288	(45)	0.1%	30,000	(46)	60,288	0.1%
ALBERT HALEGOUA	-		0.0%	30,000		-	0.0%
ALBERT HALEGOUA AND BECKY HALEGOUA, JT TEN	-		0.0%	1,027		-	0.0%
ARTHUR HANAMIRIAN	-		0.0%	2,000		-	0.0%
MARK C. HANAMIRIAN	-		0.0%	8,000		-	0.0%
MAXWELL MARK HANAMIRIAN	-		0.0%	20		-	0.0%
MICHAEL HANAMIRIAN	-		0.0%	2,000		-	0.0%
MICHAEL ALBERT HANAMIRIAN	-		0.0%	20		-	0.0%
MILES ARSEN HANAMIRIAN	-		0.0%	20		-	0.0%
DAVID HANDLEMAN	-		0.0%	2,200		-	0.0%
REGGIE R. HARPER	-		0.0%	5,000		-	0.0%
ROBIN M. PROCTOR C/F ROBERT E. HARTLEY	-		0.0%	10		-	0.0%
JOSEPH D. HEARD	-		0.0%	2,200		-	0.0%
POHKIM HEGELBACH	-		0.0%	1,100		-	0.0%
DAVID L. HELFET	-		0.0%	8,000		-	0.0%
DR. DAVID HELFET	-		0.0%	454		-	0.0%
TIMOTHY P. HELLMUTH	-		0.0%	2,000		-	0.0%
JOHN M. HENBEST	-		0.0%	4,000		-	0.0%
HENRY JERRY STONE EXEMPTION TRUST DATED 12/11/2005, KATHERINE S. STONE, TRUSTEE	-		0.0%	1,000		-	0.0%
HERBERT M. BAKER FAMILY TRUST FBO, BONNIE BAKER A/C #00016-19-J(47)	-		0.0%	888		-	0.0%
HERBERT M. BAKER FAMILY TRUST FBO DIANE & STEVE GOLDFARB, A/C #00016-17-J(48)	-		0.0%	666		-	0.0%
HERBERT M. BAKER FAMILY TRUST FBO MICHAEL DIAMOND, A/C #00016-18-J(49)	-		0.0%	444		-	0.0%
HERMAN SCHLENGER TRUST FBO DONALD SCHLENGER DTD 7/28/64(50)	-		0.0%	8,000		-	0.0%
ERIN MURPHY HERMAN	-		0.0%	880		-	0.0%
HFG HOLDINGS, LLC(51)	-		0.0%	210,000		-	0.0%
EMILY M. W. HILL	-		0.0%	100		-	0.0%

20

THOMAS A. HOLDER AND KATHY R. HOLDER	-	0.0%	10,000	-	0.0%
KENNETH HORN	-	0.0%	2,325	-	0.0%
SUSAN L. HORN	-	0.0%	2,446	-	0.0%
HUBERFELD BODNER FAMILY FOUNDATION(52)	-	0.0%	645	-	0.0%
ROBERT D. HYNES	-	0.0%	7,750	-	0.0%
INTERNATIONAL MANAGEMENT CONSULTANTS, LLC(53)	-	0.0%	2,000	-	0.0%
JOHN WILSON IRA	-	0.0%	218	-	0.0%
J.D. MAPPUS CUSTODIAN FBO JULES D. MAPPUS, UGMA-S.C.	-	0.0%	550	-	0.0%
J.D. MAPPUS COSTODIAN FBO K. BUTLER MAPPUS, UGMA-S.C.	-	0.0%	550	-	0.0%
J. MITCHELL HULL, IRA PRINCIPAL TRUST CO	-	0.0%	4,000	-	0.0%
DEAN JABLON	-	0.0%	1,000	-	0.0%
EUGENE JAFFE AND JOY DINMAN AS JT TEN	-	0.0%	10,290	-	0.0%
MARTIN J. JAFFE	-	0.0%	400	-	0.0%
JANNEY MONTGOMERY SCOTT, LLC IRWIN H. MARKOWITZ IRA-ROLL	-	0.0%	4,113	-	0.0%
EDGAR W. JATHO, JR. AND SHARON SKRMETTA JATHO, JT TEN	-	0.0%	1,200	-	0.0%
JAY D. AND COLETTE A. MITCHELL	-	0.0%	1,250	-	0.0%
PAMELA C. JENKINS AND DAVID KOTZ TRUSTEES	-	0.0%	1,000	-	0.0%
JERRY A. LAKIN TRUST DATED AUGUST 11, 2000(54)	-	0.0%	3,000	-	0.0%
POLLY JESSEN C/F JACQUELINE JESSEN-HEGELBACH UGTM/CO	-	0.0%	200	-	0.0%
JM NORTHERN HOLDINGS LIMITED PARTNERSHIP(55)	-	0.0%	4,000	-	0.0%
JOHN AND ALICE RANDOLPH	-	0.0%	1,000	-	0.0%
JOHN A. AND M. DEIDRE MINUTELLA	-	0.0%	12,000	-	0.0%
JOHN C. BEDFORD REVOCABLE TRUST DATED 8/17/2005(56)	-	0.0%	10,000	-	0.0%
JOHN E. AND LORRAINE KARPAC	-	0.0%	5,000	-	0.0%
CLINTON V.P. JOHNSON	-	0.0%	2,000	-	0.0%
JEAN G. JOHNSON	-	0.0%	4,000	-	0.0%
ROYAL JOHNSON	-	0.0%	1,000	-	0.0%
WALTER E. JOHNSON JR.	-	0.0%	4,000	-	0.0%
CAREN S. JONES C/F BRANDON W. JONES	-	0.0%	88	-	0.0%
JOSEPH AND MARLENE RUBENSTEIN	-	0.0%	400	-	0.0%
ARTEMIS A. W. JOUKOWSKY, III	-	0.0%	1,100	-	0.0%

21

MARGARET JOUKOWSKY	-	0.0%	900	-	0.0%
JULIE L. PINCURA, TRUSTEE JULIE L. PINCURA IRREVOCABLE TRUST U.A.D. 11/15/12	-	0.0%	220	-	0.0%
KRISTIAN J. KACHIKIS	-	0.0%	3,080	-	0.0%
ALFRED N. KANDELL, JR. AND CYNTHIA B. KANDELL	-	0.0%	30,500	-	0.0%
JOHN E. KARPAC	-	0.0%	9,400	-	0.0%
KAREN KASKEY	-	0.0%	500	-	0.0%
JONATHAN L. KASSO AND SUSAN MAREK KASSO, JT TEN	221,562	0.5%	50,920	221,562	0.5%
KEVIN L. WEISS FAMILY TRUST U/A DTD 03/06/1995(57)	-	0.0%	1,000	-	0.0%
DARIUS KHAKSHOURI	-	0.0%	5,000	-	0.0%
ANTHONY Y.K. KIM	-	0.0%	2,000	-	0.0%
ANTHONY Y.K. KIM PROFIT SHARING PLAN(7)	-	0.0%	307	-	0.0%
ALAN R. KIMI	-	0.0%	6,000	-	0.0%
JIM E. KING	10,000	0.0%	200	10,000	0.0%
RONALD L. KLATT AND MARY K. MCCABE-KLATT JT WROS	-	0.0%	20,000	-	0.0%
RONALD L. KLATT	-	0.0%	5,000	-	0.0%
ROBERT KNOX	-	0.0%	227	-	0.0%
GARY I. KONDO	-	0.0%	2,000	-	0.0%
AMY B. KORNAFEL	506,911	1.1%	510,000	506,911	1.2%
SHERRYL A. LAGRONE	-	0.0%	13,000	-	0.0%
SHERRYL A. LAGRONE	-	0.0%	14,300	-	0.0%
JAMES ALLEN LAKIN	-	0.0%	4,000	-	0.0%
JAMES E. LAKIN	-	0.0%	17,200	-	0.0%
DEAN LANDIS	-	0.0%	2,000	-	0.0%
MECHEL MAE LANG	-	0.0%	4,000	-	0.0%
MIKE LANGERSMITH	-	0.0%	5,000	-	0.0%
GREG L. LANIER	-	0.0%	1,320	-	0.0%
GEORGE R. LAPLANTE	-	0.0%	220,000	-	0.0%
GEORGE R. LAPLANTE AND BARBARA E. LAPLANTE	-	0.0%	530,000	-	0.0%

22

LEAR RESEARCH CORP. MONEY PURCHASE PENSION PLAN U/A/D 12/1/82 AND STEVEN ROEMER, TEN ENT	-	0.0%	16,000	-	0.0%
LEE'S FACTORY OUTLET(58)	-	0.0%	1,600	-	0.0%
JUDITH LEFAIVRE	-	0.0%	1,100	-	0.0%
MARTIN LEFKOWITZ	-	0.0%	2,000	-	0.0%
AARON LEHMAN	-	0.0%	2,000	-	0.0%
SHERMAN N. LEIS	-	0.0%	500	-	0.0%
LEN AND KAYE B. INDELICATO	-	0.0%	2,500	-	0.0%
RICHARD A. LENTO	-	0.0%	440	-	0.0%
T. DAVID LESTER	-	0.0%	1,000	-	0.0%
E. ROBERT LIBBY	-	0.0%	3,166	-	0.0%
LITIGATION RESEARCH DBP(59)	-	0.0%	137	-	0.0%
ROBERT C. LOMBARDI	-	0.0%	24,000	-	0.0%
MICHAEL R. LONG AND CARLA K. LONG JT TEN	21,674	0.0%	2,200	21,674	0.0%
LORI RUBENSTEIN IRREVOCABLE TRUST FBO LORI RUBENSTEIN	-	0.0%	300,000	-	0.0%
LOUIS B. JENKINS TRUST B KAREN J. PHILL	-	0.0%	1,600	-	0.0%
JEAN-PIERRE ST. LOUIS	-	0.0%	4,500	-	0.0%
RONALD S. LUBER	-	0.0%	440	-	0.0%
M & P HOLDINGS, LLC(60)	-	0.0%	20,000	-	0.0%
EZER M'ZION	-	0.0%	8,000	-	0.0%
JOHN A. MADDEN	-	0.0%	1,300	-	0.0%
BRIAN ARTHUR STAPP C/F MADELINE SARAH STAPP UNIF GIFT MIN ACT/CO	-	0.0%	300	-	0.0%
J. DICKSON MAPPUS	-	0.0%	8,430	-	0.0%
PETER HEGELBACH C/F MARGOT QIAN JESSEN-HEGELBACH UGTM/CO	-	0.0%	200	-	0.0%
MARK AND LORI RUBENSTEIN	-	0.0%	800	-	0.0%
ELIZABETH ANN MARKOWITZ	-	0.0%	1,000	-	0.0%
RICHARD S. MARKS	-	0.0%	1,500	-	0.0%
KAYE LYNNE MARTIN	-	0.0%	4,000	-	0.0%

23

MASON S. BRUGH AND JENNIFER E. BRUGH	50,370	(61)	0.1%	5,000	(62)	50,370	0.1%
TERESA M. MATHIAS	-		0.0%	130,000		-	0.0%
VICTOR V. MAVAR	-		0.0%	4,000		-	0.0%
MAXCO DEVELOPMENT, LLC(63)	-		0.0%	20,000		-	0.0%
GROVER C. MAXWELL	50,240	(64)	0.1%	24,000	(65)	50,240	0.1%
CARLO MAZUCCA OR MARIA MAZZUCA	-		0.0%	3,900		-	0.0%
DAVID H. MCCARTNEY	-		0.0%	2,000		-	0.0%
JOSEPH C. MCCORMICK AND DAREA M. MCCORMI	-		0.0%	2,640		-	0.0%
ROBERT MCFARLANE	-		0.0%	4,000		-	0.0%
JAQUELINE MCGEHEE	-		0.0%	1,000		-	0.0%
ANDREW P. MCGUIRE	85,096	(66)	0.2%	11,900	(67)	85,096	0.2%
ANDREW MCGUIRE	-		0.0%	6,000		-	0.0%
JULIE MCKERNAN	-		0.0%	5,000		-	0.0%
RICHARD V. MCKERNAN	-		0.0%	5,000		-	0.0%
RICHARD V. MCKERNAN AND KATRINA FOLEY	-		0.0%	2,500		-	0.0%
WILLIAM M. MCLEAN			0.0%	800		-	0.0%
SALLY H. GINSBURG, MD AND MICHAEL F. GINSBURG	-		0.0%	5,000		-	0.0%
SALLY H. GINSBURG, MD AND MICHAEL F. GINSBURG	-		0.0%	10,000		-	0.0%
MICHAEL AND JOANNE FLORIO	-		0.0%	1,000		-	0.0%
MILES A. AND ANNABELLE O. JELLINEK	-		0.0%	1,000		-	0.0%
JOHN H. STEWART	-		0.0%	1,000		-	0.0%
PETER J. MINDOCK	-		0.0%	5,600		-	0.0%
JOHN MINUTELLA	-		0.0%	20,000		-	0.0%
JOHN M. POOLE	-		0.0%	2,500		-	0.0%
MOLUMPHY CAPITAL MANAGEMENT PROFIT SHARING PLAN(68)	-		0.0%	4,000		-	0.0%
THOMAS J. MOLUMPHY	-		0.0%	2,000		-	0.0%
MONTAUK PARTNERS II, L.P.(69)	-		0.0%	4,277		-	0.0%
JEAN S. MOORE	-		0.0%	8,000		-	0.0%
SHERRY MORGANSTEIN	-		0.0%	5,000		-	0.0%
BRIAN MORONEY	-		0.0%	28,006		-	0.0%
CHRISTOPHER MORONEY	-		0.0%	39,998		-	0.0%
EMILY M. MORONEY T/W FBO MEGAN MORONEY	-		0.0%	7,995		-	0.0%
C. GLENN MOSLEY	-		0.0%	8,000		-	0.0%
THOMAS C. MOSS, JR.	-		0.0%	11,800		-	0.0%
A. CAMERON MOSS	-		0.0%	500		-	0.0%
DAVID C. MOSS	-		0.0%	800		-	0.0%
LELANE MOSS	-		0.0%	500		-	0.0%
LYNETTE MOSS	-		0.0%	2,000		-	0.0%

24

THOMAS C. MOSS, JR.	-		0.0%	1,000		-	0.0%
PATRICIA D. MOUZON	-		0.0%	4,000		-	0.0%
WILLIAM S. MUNDY, III	-		0.0%	5,000		-	0.0%
DANIELLE R. MUNTEAN	-		0.0%	15,000		-	0.0%
ARTHUR G. NAHAS, D.O.	-		0.0%	2,600		-	0.0%
ARTHUR G. NAHAS	-		0.0%	4,000		-	0.0%
NATIONAL ADVISOR'S TRUST C/F WILLIAM M. FONDREN, JR. REVOCABLE TRUST DTD 9/15/1999 (70)	-		0.0%	484		-	0.0%
VEDRAN JOSEPH NAZOR	-		0.0%	1,000		-	0.0%
DOUGLAS NELSON	-		0.0%	500		-	0.0%
IRIS NEMERSON	-		0.0%	400		-	0.0%
THEODORE NICHOLS	-		0.0%	2,400		-	0.0%
ARTHUR C.A. NICOL	-		0.0%	2,000		-	0.0%
STU NIEBURG	-		0.0%	100		-	0.0%
DAVE NUNGESSER	-		0.0%	1,000		-	0.0%
MICHAEL OLES	50,042	(71)	0.1%	5,250	(72)	50,042	0.1%
MALLORY S. OLIVER	-		0.0%	50		-	0.0%
SCOTT N. OLIVER	-		0.0%	50		-	0.0%
JANICE OLIVER	-		0.0%	200		-	0.0%
NATIONAL FINANCIAL SERVICES, LLC FBO ROBERT W. OLSON IRA	-		0.0%	2,000		-	0.0%
ROBERT W. OLSON	-		0.0%	200		-	0.0%
RICK OSOFSKY	-		0.0%	153		-	0.0%
JILLIAN GINSBURG PALASH	-		0.0%	2,500		-	0.0%
FRANCESS PALMER	-		0.0%	1,600		-	0.0%
JAMES M. PATANO	-		0.0%	6,000		-	0.0%
TYLER J. PAUL	-		0.0%	20		-	0.0%
WAYNE PAUL C/O MARK & LORI RUBERSTEIN	-		0.0%	1,000		-	0.0%
ROGER PEDERSEN	100,342		0.2%	32,000		100,342	0.2%
ROGER PEDERSEN AND RAYOLA PEDERSEN	100,342		0.2%	13,000		100,342	0.2%
JANE SEXTON IRA	-		0.0%	4,000		-	0.0%
HELFET PENSION	-		0.0%	1,235		-	0.0%
H. CLAYTON PETERSON	-		0.0%	4,000		-	0.0%
JOHN J. PETRO AND NANCY J. PETRO	-		0.0%	1,000		-	0.0%
PFSI FBO MASON SPEED SEXTON R/O IRA	-		0.0%	28,000		-	0.0%
KAREN J. PHILLIPS	-		0.0%	1,600		-	0.0%
JOHN M. POOLE	-		0.0%	1,375		-	0.0%
ALBERT PORTO, JR.	-		0.0%	1,004		-	0.0%
STEVEN POTTASH	-		0.0%	2,000		-	0.0%
PAUL GIUNTO	-		0.0%	4,000		-	0.0%
PREMIER PARTNERS INVESTMENTS, LLLP(73)	-		0.0%	1,099		-	0.0%
PRINCETON UNIVERSITY(74)	-		0.0%	19,800		-	0.0%
ROBIN M. PROCTOR	-		0.0%	10		-	0.0%
ROBIN M. PROCTOR C/F ALIX E. PROCTOR	-		0.0%	10		-	0.0%
ROBIN M. PROCTOR C/F CAITLIN E. PROCTOR	-		0.0%	10		-	0.0%
NAOMI PRUSKY	-		0.0%	21,600		-	0.0%
DOROTHY PURPURA	-		0.0%	1,000		-	0.0%
R.S. MAPPUS CUSTODIAN FBO ELLIOTT D. MAPPUS, UGMA-S.C.	-		0.0%	550		-	0.0%
R.S. MAPPUS CUSTODIAN FBO ELIZABETH C. MAPPUS, UGMA-S.C.	-		0.0%	550		-	0.0%

25

JOHN RANDOLPH	-		0.0%	1,000		-	0.0%
JOHN RATH	-		0.0%	1,100		-	0.0%
BRUCE A. RAYBECK	100,410	(75)	0.2%	15,000	(76)	100,410	0.2%
RON REED	-		0.0%	200		-	0.0%
EDWARD H. REILLY	-		0.0%	11,000		-	0.0%
JAMES A. REILLY	-		0.0%	7,000		-	0.0%
JAMES J. REILLY	-		0.0%	7,000		-	0.0%
KEVIN G. REILLY	-		0.0%	7,000		-	0.0%
SUSAN M. RELYEA	-		0.0%	2,000		-	0.0%
DANIEL RICHARDSON	-		0.0%	1,000		-	0.0%
MELISSA RICHARDSON C/F CHARLES RAPHAEL RICHARDSON UGTMA/LA	-		0.0%	19,424		-	0.0%
MELISSA S. RICHARDSON	-		0.0%	51,000		-	0.0%
ANDREA L. RICKETT	-		0.0%	500		-	0.0%
MARK A. RITCHIE	-		0.0%	2,500		-	0.0%
ROBERT E. AND NANETTE M. ZAKIAN	-		0.0%	2,500		-	0.0%
MARIE T. ROBERTSON	-		0.0%	500		-	0.0%
LINDA K. ROBINSON	-		0.0%	4,000		-	0.0%
KIMBERLY RODGERS	-		0.0%	7,125		-	0.0%
ARIELLE K. ROEMER	-		0.0%	3,666		-	0.0%
DEENA K. ROEMER	-		0.0%	3,666		-	0.0%
SHIRA K. ROEMER	-		0.0%	3,666		-	0.0%
STEVEN ROEMER AND RIVKA KATZ	-		0.0%	75,000		-	0.0%
RONALD AND MYRA SOLFER SCOLERI			0.0%	2,500		-	0.0%
ANTHONY R. ROOKLIN	-		0.0%	3,480		-	0.0%
LAURA ROOKLIN	-		0.0%	880		-	0.0%
LEAH ROOKLIN	-		0.0%	1,000		-	0.0%
NEIL ROOKLIN	-		0.0%	1,000		-	0.0%
NEIL J. ROOKLIN	-		0.0%	3,000		-	0.0%
ROSE NOMINEES LIMITED A/C 204060(77)			0.0%	8,000		-	0.0%
SIDNEY ROSENBLATT	-		0.0%	40,000		-	0.0%
ARNOLD S. ROSS	-		0.0%	16,000		-	0.0%

26

LORI RUBENSTEIN	-		0.0%	25,000		-	0.0%
CRAIG S. RUSSELL	-		0.0%	600		-	0.0%
DAVID A. RUSTINE AND REBECCA RUSTINE JTWROS	-		0.0%	2,200		-	0.0%
ABRAHAM SALAMAN	-		0.0%	18,000		-	0.0%
SHANTHRAJ SAMUEL	20,148	(78)	0.0%	1,000	(79)	20,148	0.0%
SANDERS FAMILY LIMITED PARTNERSHIP III(80)	-		0.0%	3,210		-	0.0%
VERNON E. SANDERS	-		0.0%	15,000		-	0.0%
SANDS FAMILY TRUST(81)	-		0.0%	498		-	0.0%
STEVEN SATELL	-		0.0%	1,000		-	0.0%
MICHAEL SCHENK	-		0.0%	200		-	0.0%
MICHAEL S. SCHURR & SUSAN SCHURR	-		0.0%	2,000		-	0.0%
SCOTT SELIGSOHN IRREVOCABLE TRUST FBO SCOTT SELIGSOHN	-		0.0%	300,000		-	0.0%
MAURINE MAY SCOTT	-		0.0%	3,000		-	0.0%
MICHAEL JAMES SCOTT	-		0.0%	4,000		-	0.0%
SCOTT SELIGSOHN	-		0.0%	65,000		-	0.0%
SHERWIN I. SELIGSOHN	-		0.0%	80,000		-	0.0%
SCOTT SEMEL	-		0.0%	2,000		-	0.0%
MASON SPEED SEXTON	-		0.0%	37,580		-	0.0%
HARRIS A. SHAPIRO	-		0.0%	4,000		-	0.0%
CLARK SHAW	-		0.0%	4,000		-	0.0%
MICHAEL P. SHEINSON TRUSTEE OF THE MICHAEL P. SHEINSON TRUST U/A DATED JULY 22, 1994	-		0.0%	4,000		-	0.0%
SIMONE R. SIEX	-		0.0%	2,000		-	0.0%
LOUIS SILVERMAN	-		0.0%	2,000		-	0.0%
RICHARD V. SIMKUS	-		0.0%	2,000		-	0.0%
CATHERINE SIRAWSKY	-		0.0%	10,000		-	0.0%

27

CATHERINE B. SIRAWSKY	-		0.0%	6,300		-	0.0%
LYLE SITTERLY, JR.	-		0.0%	10,000		-	0.0%
HELEN SIUDYLA-TOTTY	-		0.0%	3,800		-	0.0%
PAUL C. SKRMETTA, II			0.0%	67,500		-	0.0%
BARBARA SKRMETTA	-		0.0%	51,000		-	0.0%
DENNIS SKRMETTA	-		0.0%	66,250		-	0.0%
ERIC F. SKRMETTA	-		0.0%	75,250		-	0.0%
ERIC F. SKRMETTA, C/F MARSHA SKRMETTA	-		0.0%	42,750		-	0.0%
ERIC F. SKRMETTA C/F RAPHAEL Q. SKRMETTA, III UGTMA/LA	-		0.0%	42,750		-	0.0%
KRISTAL SKRMETTA	-		0.0%	57,500		-	0.0%
KRISTAL M. SKRMETTA	-		0.0%	10,000		-	0.0%
DONNE D. SLABY	-		0.0%	880		-	0.0%
MARK SLABY	-		0.0%	1,540		-	0.0%
JIM SMITH	-		0.0%	5,000		-	0.0%
JOHN A. SMITH	-		0.0%	10,000		-	0.0%
NANCY L. SMITH	-		0.0%	200		-	0.0%
ROGER M. SMITH	60,288	(82)	0.1%	30,000	(83)	60,288	0.1%
KATHLEEN SMITH-GRANAHAN	-		0.0%	2,000		-	0.0%
W. COURT SOLOFF	-		0.0%	500		-	0.0%
SOM AND ANDREE P. TYAGI	-		0.0%	1,000		-	0.0%
OTTO SPAMER	-		0.0%	227		-	0.0%
TOM SPANGENBERG	-		0.0%	983		-	0.0%
STANTON S. AND ELLEN S. RUBENSTEIN	-		0.0%	2,000		-	0.0%
CLINTON K. STAPP	-		0.0%	8,600		-	0.0%
STEIN FAMILY TRUST(84)	-		0.0%	10,000		-	0.0%
MARTIN B. STEIN AND EDITH STEIN JT TEN	-		0.0%	210,000		-	0.0%
MARTIN B. STEIN AND EDITH STEIN JT TEN	-		0.0%	21,000		-	0.0%
EQUITY TRUST COMPANY FBO ROBERT J. STEPHENS IRA	-		0.0%	2,750		-	0.0%
WALT FAGAN III	-		0.0%	3,000		-	0.0%
HARVEY T. STOMA	50,438	(85)	0.1%	23,250	(86)	50,438	0.1%

28

KATHERINE S. STONE	-		0.0%	41,000		-	0.0%
WILLIAM S. STONE	-		0.0%	2,000		-	0.0%
JEANETTE SWEENEY	-		0.0%	200		-	0.0%
DANIEL TADIE	-		0.0%	300		-	0.0%
ESTATE OF SAMUEL J. TALUCCI(87)	-		0.0%	1,000		-	0.0%
SUZANNE TEMPLE	-		0.0%	4,000		-	0.0%
THE BURLAGE FAMILY TRUST(88)	-		0.0%	18,000		-	0.0%
THE BURNS PARTNERSHIP LLC(89)	803,616	(90)	1.8%	188,000	(91)	803,616	1.9%
THE CRUISE FAMILY TRUST(92)	-		0.0%	3,400		-	0.0%
THE DON AND VICKIE CRUISE LIVING TRUST U/A DATED FEB. 6, 1997(93)	-		0.0%	4,100		-	0.0%
THE KESSOCK FAMILY TRUST(94)	-		0.0%	100		-	0.0%
THE LERNER LIVING TRUST(95)	-		0.0%	4,400		-	0.0%
THE REVOCABLE TRUST OF ELAN PRYSTOWSKY(96)	-		0.0%	400		-	0.0%
THE STEVEN M. ROEMER 2012 TRUST DATED 12/10/2012(97)	-		0.0%	12,000		-	0.0%
THE TITAN INDUSTRIAL CORP(98)	-		0.0%	16,000		-	0.0%
THE UNIVERSITY OF SOUTHERN CALIFORNIA(99)	-		0.0%	10,100		-	0.0%
CLAIRE MARISSA THOMPSON	-		0.0%	200,000		-	0.0%
KEVIN FARRELL THOMPSON	-		0.0%	200,000		-	0.0%
RAYMOND THORNE	-		0.0%	3,000		-	0.0%
BOB TOOF	-		0.0%	5,000		-	0.0%
TREMBLAY & SMITH PENSION PLAN F/B/O M. E. GIBSON, JR.(100)	-		0.0%	4,000		-	0.0%
TINA TURNER	-		0.0%	3,080		-	0.0%
JANE TZORTZIS	20,000		0.0%	1,000		20,000	0.0%
JOHN OR JANE TZORTZIS	20,000		0.0%	1,000		20,000	0.0%
UNIVERSITY OF DAYTON(101)	-		0.0%	1,937		-	0.0%

29

PETER A. VOSGERICHIAN	-		0.0%	3,270		-	0.0%
AARON L. WADELL	-		0.0%	50,000		-	0.0%
ANN WALKER	-		0.0%	2,500		-	0.0%
LUKE A. WALKER	-		0.0%	100		-	0.0%
KAREN L. WALTON C/F JENNIFER T. WALTON	-		0.0%	100		-	0.0%
KAREN L. WALTON C/F JEREMY M. WALTON	-		0.0%	200		-	0.0%
ROBERT A. WARD, JR.	-		0.0%	3,875		-	0.0%
RICHARD WAYBURN	-		0.0%	2,000		-	0.0%
DONALD J. WEISS	-		0.0%	2,500		-	0.0%
ALINDA C. WHITE OR JOHN LEE WHITE	-		0.0%	4,300		-	0.0%
JOHN R. WHITTON, JR.	-		0.0%	2,000		-	0.0%
J. EDWARD WILLARD	-		0.0%	12,887		-	0.0%
JULES R. WILLEN	-		0.0%	227		-	0.0%
WILLIAM J. BURNS RESIDUAL TRUST U/I DATED 02/04/2004 (102)	100,452	(103)	0.2%	11,000	(104)	100,452	0.2%
JOHN FORREST WILLIAMS	-		0.0%	333		-	0.0%
ROBERT BRUCE WILLIAMS	-		0.0%	333		-	0.0%
STEPHEN PETER WILLIAMS	-		0.0%	333		-	0.0%
ELEANOR C. WILLIAMSON	-		0.0%	3,000		-	0.0%
CATHY WILSON			0.0%	100		-	0.0%
WIMERTON INTERNATIONAL, INC (105)	-		0.0%	4,000		-	0.0%
WILLIAM A. WINES AND VALERIE WINES JT TEN	-		0.0%	1,100		-	0.0%
DANIEL R. WINKELMAN, TRUSTEE DANIEL R. WINKELMAN IRREVOCABLE TRUST U.A.D. 11/15/12	-		0.0%	220		-	0.0%
JENNIFER S. WINKELMAN, TRUSTEE JENNIFER S. WINKELMAN IRREVOCABLE TRUST U.A.D. 11/51/12	-		0.0%	220		-	0.0%
A. CHARLES WINKELMAN	-		0.0%	7,167		-	0.0%
MARC T. WINKELMAN	-		0.0%	1,056		-	0.0%
JOSHUA SETH WINKLEMAN	-		0.0%	2,260		-	0.0%
JOSEPH YACOE	-		0.0%	2,200		-	0.0%
ALFRED G. YATES, JR. AND BARBARA L. YATES, JT TEN	-		0.0%	7,437		-	0.0%
H. DEWEY YESNER	-		0.0%	5,175		-	0.0%

30

YORMARK LIMITED PARTNERSHIP (106)	50,192	(107)	0.1%	15,000	(108)	50,192	0.1%
TERRY R. YORMARK	100,384	(109)	0.2%	33,000	(110)	100,384	0.2%
TERRY R. YORMARK II	60,288	(111)	0.1%	15,000	(112)	60,288	0.1%
MARSHA ZEBIN	-		0.0%	10,000		-	0.0%
ZONA Z. KREIDEL MARITAL TRUST (113)	-		0.0%	2,000		-	0.0%

TOTAL				7,427,594

- Less than 1%.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. Immediately prior to the Liquidating Distribution, the Company had 44,306,278 shares of Common Stock issued and outstanding.

(2)	Assumes the sale of all shares included in this Prospectus.

(3)	Thomas Albro has the power to vote and dispose the shares held by Quest IRA, Inc., FBO Thomas Albro IRA #1457511

(4)	Sherman Seligsohn has the power to vote and dispose the shares held by American Biomimetics Corporation.

(5)	Such shares include (i) a warrant to purchase an aggregate of 370,384 shares of Common Stock, and (ii) 235,384 shares of Common Stock.

(6)	Such shares included in the Prospectus include 7,000 shares of Common Stock.

(7)	Anthony Y.K. Kim has the power to vote and dispose the shares held by Anthony Y.K. Kim Profit Sharing Plan

(8)	Such shares include (i) a warrant to purchase an aggregate of 37,668 shares of Common Stock, and (ii) 25,168 shares of Common Stock.

(9)	Such shares included in the Prospectus include 10,750 shares of Common Stock.

(10)	Louis P. Bansbach IV has the power to vote and dispose the shares held by Blue Tiger Ventures, LLC.

(11)	Barbara K. Burns has the power to vote and dispose the shares held by Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee.

(12)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(13)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(14)	Such shares include (i) a warrant to purchase an aggregate of 25,411 shares of Common Stock, and (ii) 25,411 shares of Common Stock.

(15)	Such shares included in the Prospectus include 29,000 shares of Common Stock.

(16)	Such shares include (i) a warrant to purchase an aggregate of 35,134 shares of Common Stock, and (ii) 35,134 shares of Common Stock.

(17)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(18)	Benjamin Brewster has the power to vote and dispose the shares held by Blue Man Partners.

(19)	Such shares include (i) a warrant to purchase an aggregate of 350,959 shares of Common Stock, and (ii) 350,959 shares of Common Stock.

(20)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

31

(21)	Such shares include (i) a warrant to purchase an aggregate of 50,185 shares of Common Stock, and (ii) 50,185 shares of Common Stock.

(22)	Such shares included in the Prospectus include 2,000 shares of Common Stock.

(23)	Such shares include (i) a warrant to purchase an aggregate of 12,577 shares of Common Stock, and (ii) 12,577 shares of Common Stock.

(24)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(25)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(26)	Such shares included in the Prospectus include 31,000 shares of Common Stock.

(27)	Such shares include (i) a warrant to purchase an aggregate of 35,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(28)	Such shares included in the Prospectus include 8,000 shares of Common Stock.

(29)	Such shares include (i) a warrant to purchase an aggregate of 700,740 shares of Common Stock, and (ii) 100,740 shares of Common Stock.

(30)	Such shares included in the Prospectus include 22,000 shares of Common Stock.

(31)	Bruce E. Cox has the power to vote and dispose the shares held by Cox Financial Network, L.L.C.

(32)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(33)	Such shares included in the Prospectus include 10,750 shares of Common Stock.

(34)	Warren Cutshall has the power to vote and dispose the shares held by Culvex Investments, LLC.

(35)	Such shares include (i) a warrant to purchase an aggregate of 12,046 shares of Common Stock, and (ii) 12,046 shares of Common Stock.

(36)	Such shares included in the Prospectus include 1,000 shares of Common Stock.

(37)	Shahram Delijani has the power to vote and dispose the shares held by Delson Investments, LLC.

(38)	Jertic Denno has the power to vote and dispose the shares held by Denno Family Limited Partnership.

(39)	David Maher has the power to vote and dispose the shares held by DMM Enterprises, LLP.

(40)	May E. Fellows is a principal of Kuhns Brothers Securities a FINRA member and is an underwriter.

(41)	Such shares include (i) a warrant to purchase an aggregate of 45,518 shares of Common Stock, and (ii) 45,518 shares of Common Stock.

(42)	Such shares included in the Prospectus include 43,050 shares of Common Stock.

(43)	Such shares include (i) a warrant to purchase an aggregate of 15,078 shares of Common Stock, and (ii) 10,078 shares of Common Stock.

(44)	Such shares included in the Prospectus include 1,350 shares of Common Stock.

(45)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(46)	Such shares included in the Prospectus include 30,000 shares of Common Stock.

(47)	Carolyn Wyeth has the power to vote and dispose the shares held by Herbert M. Baker Family Trust FBO, Bonnie Baker A/C #00016-19-J

(48)	Carolyn Wyeth has the power to vote and dispose the shares held by Herbert M. Baker Family Trust FBO Diane & Steve Goldfarb, A/C #00016-17-J

(49)	Carolyn Wyeth has the power to vote and dispose the shares held by Herbert M. Baker Family Trust FBO Michael Diamond, A/C #00016-18-J

(50)	Donald Schlesinger has the power to vote and dispose the shares held by Herman Schlenger Trust FBO Donald Schlenger Dtd 7/28/64

32

(51)	Douglas Ledger has the power to vote and dispose the shares held by HFG Holdings, LLC.

(52)	Murray Huberfeld has the power to vote and dispose the shares held by Huberfeld Bodner Family Foundation.

(53)	Paul McDevitt has the power to vote and dispose the shares held by International Management Consultants, LLC.

(54)	Jerry A. Lakin has the power to vote and dispose the shares held by Jerry A. Lakin Trust Dated August 11, 2000.

(55)	Michael D. Jamison has the power to vote and dispose the shares held by JM Northern Holdings Limited Partnership.

(56)	John C. Bedford has the power to vote and dispose the shares held by John C. Bedford Revocable Trust Dated 8/17/2005.

(57)	Juli Weiss has the power to vote and dispose the shares held by Kevin L. Weiss Family Trust U/A Dtd 03/06/1995

(58)	Lee Feldman has the power to vote and dispose the shares held by Lee’s Factory Outlet.

(59)	Farrald G. Belote, Jr. has the power to vote and dispose the shares held by Litigation Research DBP.

(60)	Andrew L.E. Hawkins has the power to vote and dispose the shares held by M&P Holdings, LLC.

(61)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(62)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(63)	Richard L. Preis has the power to vote and dispose the shares held by Maxco Development, LLC.

(64)	Such shares include (i) a warrant to purchase an aggregate of 25,120 shares of Common Stock, and (ii) 25,120 shares of Common Stock.

(65)	Such shares included in the Prospectus include 24,000 shares of Common Stock.

(66)	Such shares include (i) a warrant to purchase an aggregate of 75,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(67)	Such shares included in the Prospectus include 11,900 shares of Common Stock.

(68)	Thomas J. Molumphy has the power to vote and dispose the shares held by Molumphy Capital Management Profit Sharing Plan

(69)	Brian M. Smith has the power to vote and dispose the shares held by Montauk Partners II, L.P.

(70)	David L. Roberts has the power to vote and dispose the shares held by National Advisor's Trust C/F William M. Fondren, Jr. Revocable Trust Dtd 9/15/1999

(71)	Such shares include (i) a warrant to purchase an aggregate of 25,021 shares of Common Stock, and (ii) 25,021 shares of Common Stock.

(72)	Such shares included in the Prospectus include 5,250 shares of Common Stock.

(73)	Irwin Gross has the power to vote and dispose the shares held by Premier Partners Investments, LLLP.

(74)	John F. Ritter has the power to vote and dispose the shares held by Princeton University.

(75)	Such shares include (i) a warrant to purchase an aggregate of 50,205 shares of Common Stock, and (ii) 50,205 shares of Common Stock.

33

(76)	Such shares included in the Prospectus include 15,000 shares of Common Stock.

(77)	Vicki Passmore has the power to vote and dispose the shares held by Rose Nominees Limited A/C 204060.

(78)	Such shares include (i) a warrant to purchase an aggregate of 10,074 shares of Common Stock, and (ii) 10,074 shares of Common Stock.

(79)	Such shares included in the Prospectus include 1,000 shares of Common Stock.

(80)	Vernon Sanders has the power to vote and dispose the shares held by Sanders Family Limited Partnership III.

(81)	Victor Sands has the power to vote and dispose the shares held by Sands Family Trust.

(82)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(83)	Such shares included in the Prospectus include 30,000 shares of Common Stock.

(84)	Martin Stein has the power to vote and dispose the shares held by the Stein Family Trust.

(85)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(86)	Such shares included in the Prospectus include 23,250 shares of Common Stock.

(87)	Charlene Talucci-Dave has the power to vote and dispose the shares held by Estate of Samuel Talucci.

(88)	Roger Burlage has the power to vote and dispose the shares held by The Burlage Family Trust.

(89)	David A. Burns has the power to vote and dispose the shares held by The Burns Partnership LLC.

(90)	Such shares include (i) a warrant to purchase an aggregate of 401,808 shares of Common Stock, and (ii) 401,808 shares of Common Stock.

(91)	Such shares included in the Prospectus include 112,000 shares of Common Stock.

(92)	Don Cruise has the power to vote and dispose the shares held by The Cruise Family Trust.

(93)	Carolyn S. Cruise has the power to vote and dispose the shares held by The Don And Vickie Cruise Living Trust U/A Dated Feb. 6, 1997

(94)	John Kessock, Jr. has the power to vote and dispose the shares held by The Kessock Family Trust.

(95)	Steven Lerner and Elissa A. Lerner has the power to vote and dispose the shares held by The Lerner Living Trust.

(96)	Galila Prystowsky has the power to vote and dispose the shares held by The Revocable Trust Of Elan Prystowsky.

(97)	Arielle Roemer has the power to vote and dispose the shares held by The Steven M. Roemer 2012 Trust Dated 12/10/2012

(98)	Richard Blumberg has the power to vote and dispose the shares held by The Titan Industrial Corp.

(99)	Lisa Mazzocco has the power to vote and dispose the shares held by The University of Southern California.

(100)	Melvin E. Gibson, Jr. has the power to vote and dispose the shares held by Tremblay & Smith Pension Plan F/B/O M. E. Gibson, Jr.

(101)	Philip G. Chick has the power to vote and dispose the shares held by University of Dayton.

(102)	Barbara K. Burns has the power to vote and dispose the shares held by William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(103)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(104)	Such shares included in the Prospectus include 11,000 shares of Common Stock.

34

(105)	Alain Saman has the power to vote and dispose the shares held by Wimerton International, Inc.

(106)	Terry Yormark, Sr. has the power to vote and dispose the shares held by Yormark Limited Partnership.

(107)	Such shares include (i) a warrant to purchase an aggregate of 25,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(108)	Such shares included in the Prospectus include 15,000 shares of Common Stock.

(109)	Such shares include (i) a warrant to purchase an aggregate of 50,192 shares of Common Stock, and (ii) 50,192 shares of Common Stock.

(110)	Such shares included in the Prospectus include 33,000 shares of Common Stock.

(111)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(112)	Such shares included in the Prospectus include 15,000 shares of Common Stock.

(113)	Bradley Kreidel and Zona Z. Kreidel has the power to vote and dispose the shares held by Zona Z. Kreidel Marital Trust.

Neither the Company nor Holdings is aware of the intentions of any of the recipients of Distribution Shares named above with respect to any future sales of the Distribution Shares.

35

SHARES ELIGIBLE FOR FUTURE SALE

There is a limited public trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of our Common Stock, including shares issued upon exercise of our outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed pursuant to this Prospectus may be sold in the Primary Resale at a fixed price of $2.50 during the duration of the offering. Following the Liquidating Distribution, currently, our directors and executive officers held a total of approximately 4,907,601 shares (includes 2,000 shares which can be acquired upon exercise of vested options within 60 days of this Prospectus), or approximately 10.29% of the Common Stock outstanding as of the date of this Prospectus. The 32,948,087 shares of our outstanding Common Stock that are not registered and covered by this Prospectus and the Resale Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, most of the outstanding shares of Common Stock that are currently restricted will be available for sale in the public market after September 30, 2014 under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our Common Stock.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

We will not receive any proceeds in connection with the distribution of the Distribution Shares or the resale of the Distribution Shares, if any.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This Prospectus includes 7,427,618 shares of our Common Stock to be distributed by Holdings to all of its shareholders. The following description of our Common Stock is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

Our authorized capital stock consists of: (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 47,695,363 shares issued and outstanding as of the date of this Prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

On November 25, 2013, Company amended its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock; (ii) to effectuated a 1.2-for-1 forward split of its Common Stock, without changing the par value of the Common Stock.

As of the date of this Prospectus, there were 47,695,363 shares of Common Stock issued and outstanding.

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

36

Preferred Stock

The Company currently does not have any Preferred Stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

As of December 31, 2014, there were warrants to purchase a total of 21,251,983 shares of our Common Stock issued and outstanding. Each warrant shall be exercisable at any time and from time to time as provided in the warrant. The exercise prices of the outstanding warrants range from $2.50 to $17.50 per share.

From January 5, 2015 through March 31, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“First Quarter Warrant Price Reduction”). As a result of the First Quarter Warrant Price Reduction, a total of 649,650 shares of our Common Stock were issued after exercise of these warrants.

During April through June 2015, the Company offered to reduce the exercise price of the Bridge Warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“Second Quarter Warrant Price Reduction”). As a result of the Second Quarter Warrant Price Reduction, a total of 1,098,935 shares of Common Stock were issued after the exercise of these warrants.

Options

There were options to purchase a total of 49,000 shares of our Common Stock issued and outstanding as of December 31, 2014. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Market Group Inc.’s OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Currently, there has been no active trading of the Company’s Common Stock. The first and only trade of the Company’s Common Stock was on October 29, 2013 at $.0167 per share. The current bid Price is $1.01 as of the date of this Prospectus.

Holders

As of the date of this Prospectus, there were 47,695,363 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 703 shareholders of record of our Common Stock.

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Transfer Agent and Registrar

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. In addition, the broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock.

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DESCRIPTION OF BUSINESS

General

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. NanoFlex has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in more than 780 issued or pending patents worldwide. The Company’s research programs have yielded two solar thin film technology platforms – Gallium Arsenide (GaAs) thin film technology for high power applications and organic photovoltaic (OPV) technology for applications demanding high quality, semi-transparent aesthetics and ultra-flexible form factors. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson. In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC. In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements. On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University). At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement. This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013, we paid and expensed $3,233,341 under the Research Agreement.

In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 as later amended in 2009 (the “2009 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor. In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for the Company. During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, we incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement. During the years ended December 31, 2014 and 2013, we incurred research and development costs of $1,174,473 and $1,390,438, respectively, and patent application expenses and prosecution fees of $15,855 and nil, respectively.

Currently, research and development of our flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the seven year 2013 Research Agreement dated December 20, 2013. Under the 2013 Research Agreement, the Company made a deposit of $550,000 (the “Deposit”) in early 2014. This deposit was used by USC to pay for research costs and expenses as it incurred, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by the Company. In addition, the Company is required to pay to USC 3% of net sales of licensed products or licensed processes used, leased or sold by the Company, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. The Third Amendment to License Agreement amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement.

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The Company has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan. There is currently no ongoing research activity at Princeton University related to the Company, although the Company maintains licensing rights to technology previously developed there.

On October 22, 2014, the University of Michigan, our research partner, won a $1.35 million cooperative award under the U.S. Department of Energy SunShot Initiative. The University of Michigan was selected as part of SunShot’s “Next Generation Photovoltaics 3” program and was the only project awarded for OPV research and development.

This project aims to advance the practical viability of OPV by demonstrating reliable, large area and high-efficiency organic multijunction cells based on small molecule materials systems. The implementations in academic labs will be transferred to NanoFlex Power Corp., as the University of Michigan’s commercialization partner, who will work with manufacturers to achieve acceptance and deployment of OPV technology. The goals of the University of Michigan’s proposed program are: 1) demonstration of multijunction organic solar cells with efficiencies of >18%, 2) demonstration of extrapolated multijunction cell lifetimes exceeding 20 years, 3) demonstration of ultra-rapid organic film deposition on continuous rolls of foil substrates using our proprietary technology of organic vapor phase deposition; and 4) demonstration of roll-to-roll (R2R) application of package encapsulation.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with the Company since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics. In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics. A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems. In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs. Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012. Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc. He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications. In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University. He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department. He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009. In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with the Company since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is one of the Company’s Founding Research Scientists and is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: OLED). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science. In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award. In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics. In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display. Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

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Summary Business Description

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. NanoFlex has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in more than 780 issued or pending patents worldwide.

The Company’s research programs have yielded two solar thin film technology platforms – Gallium Arsenide (GaAs) thin film technology for high power applications and organic photovoltaic (OPV) technology for applications demanding high quality, semi-transparent aesthetics and ultra-flexible form factors. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

Since its inception, NanoFlex, through its wholly owned subsidiary GPEC, has invested more than $53 million in capital for operations and development activities.  NanoFlex’s sponsored research activities have generated a patent portfolio of more than 780 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of December 16, 2014, there were 64 issued patents, 40 pending non-provisional applications and 16 pending provisional applications in the U.S.  In addition, in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan, there were a total of 235 issued patents, 423 pending patent applications and 23 pending PCT applications. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates.

Currently, the Company is preparing to accelerate the development of both its GaAs and OPV technologies. We are executing a plan to commercialize our patented GaAs-based processes and technologies on an accelerated program. We have identified as our nearest term market opportunity. We are in discussions with industry partners to form joint development agreements to prove our GaAs technology on their fabrication processes. Meanwhile, we are in discussions with system integrators, installers, and architects to assist with requirements, definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development for both GaAs and OPV technologies.

NanoFlex is currently at development stage and has not sold any products nor licensed any of its technologies. NanoFlex has incurred losses and has no revenue to date. NanoFlex’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

Philosophy and Approach

We believe that today, the solar industry is at an inflection point, entering a stage where solar is equal to or cheaper than traditional energy sources. Deutsche Bank anticipates that the number of markets where solar is at grid parity will double over the next three to five years (RenewableEnergyWorld.com, “Analyst: Grid-Parity Era Now Underway for Global Solar Markets,” August 6, 2013). Greentech Media projects that as the levelized cost of solar power continues to decline, residential and commercial solar could reach price parity with grid power without government incentives and provide 9% of total U.S. electricity by 2022 (Greentech Media, “Mapping Solar Grid Parity in the US,” January 25, 2013).

NanoFlex is focusing on two parallel technology development efforts: (a) its inorganic GaAs architectures, manufacturing processes, and technologies aim to provide solar cell manufacturers with the capability of producing thin film GaAs solar cells with ultra-high efficiencies at a cost below $1 per watt for applications such as mobile and field generation, BAPV, BIPV and aerospace which are not well-served by crystalline silicon solar technologies; and (b) its portfolio of OPV thin film solar technologies provide low-cost and highly flexible solar energy solutions for new applications such as BIPV (semi-transparent solar films for glass) and ultra-thin films for coatings on automobiles, etc.

NanoFlex is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. These manufacturing partners can supply customers directly, but also serve as a source of solar cell supply for NanoFlex to provide products to customers on its own, particularly in the early stages of market development. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish NanoFlex as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners for our GaAs technologies include current manufacturers of GaAs solar technology, who recognize the potential for our technology to dramatically reduce production costs, improve their margins, and open new market opportunities. Potential partners for our OPV technologies include manufacturers of electronics, including organic electronics, or existing developers of OPV solar technologies.

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In addition, NanoFlex believes that there are several avenues for early revenue generation that become possible with the establishment of its developmental engineering team. First among these avenues is government funding. The Department of Energy, National Aeronautic and Space Administration (“NASA”), and the Department of Defense all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for aerospace, mobile and field generation, BAPV, BIPV applications.

NanoFlex also anticipates that advancements achieved by its developmental engineering team can attract other industry players to acquire early licenses to use NanoFlex intellectual property. Finally, new licenses and agreements can be made possible by ongoing technology development, especially that related to perfecting and broadening of NanoFlex’s intellectual property in high-efficiency, lightweight organic solar cells.

Technologies

Although NanoFlex has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in the early stages of commercialization.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory, “Best Research Cell Efficiencies,” www.nrel.gov/ncpv) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.

NanoFlex’s patented technology has the potential to enable these cost reductions in two ways: (a) reducing the cost of the solar cell by re-using GaAs source material and (b) using mini-concentrators to reduce the amount of semiconductor material used within a solar cell. Furthermore, NanoFlex’s technology combines the high power of GaAs solar cells with an extremely light weight and flexible form factor that meets requirements for applications that are not well-served by crystalline silicon technologies, due to heavy weight and rigidity, or by other thin films due to low power conversion efficiency.

The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown.  These substrates, or “parent wafers,” cost approximately $20,000 per square meter.  During the fabrication process that is currently in use, these expensive parent wafers remained connected to the active cell or are destroyed when the cell is removed.  GaAs solar cell fabricators continue to seek methods to re-use the parent wafer to create multiple thin film cells. NanoFlex has developed a process for removing the active solar cell layer (approximately 1/1,000th of the thickness of a human hair) from the parent wafer on which it is grown in a non-destructive manner without any detectable degradation in surface area, thereby allowing for the re-use of the wafer an indefinite number of times. Furthermore, lab tests also reflect no degradation in solar cell performance from each growth and removal cycle. We believe this process, called non-destructive epitaxial lift-off (“ND-ELO”), revolutionizes the cost structure of GaAs solar cell technology, enabling the prohibitively high cost of the parent wafer to be allocated to multiple solar cells, substantially reducing the total cost per watt for the GaAs solar cell.

Further, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexible process called cold-weld bonding.  (See the solar cell production cycle shown in the figure on the left). The cold-weld bonding process enables rugged thin film GaAs cells.

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The processes of ND-ELO and cold-weld bonding applied to GaAs result in ultra-high efficiency solar cells—NanoFlex has achieved 24% in its researcher’s laboratories, and we believe that 29% is achievable for a single junction cell. Moreover, the processes can be applied to multi-junction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. NanoFlex believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion.

NanoFlex, through its researchers, has developed a complementary technology that further reduces the cost of GaAs cells. By integrating low-cost plastic parabolic concentrator arrays with its GaAs thin-films, the solar cell is able to utilize 90% less semiconductor material for a substantial cost reduction. This cell is able to capture the equivalent energy production density (measured in kW-hrs/m2) at 85% less cost per Company estimates.

With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary Epitaxial Protection Layers (“EPL”), ND-ELO, and Cold-Weld Bonding processes and mini-concentration technologies, the costs of GaAs solar cells can approach cost metrics associated with competing solar cells, particularly thin films. The market for manufacturers which utilize GaAs technology is currently limited, but NanoFlex believes that it can expand as its processes and technologies are adopted. Moreover, GaAs cells provide functional and aesthetic advantages because they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

NanoFlex’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that NanoFlex has researched and developed over the last two decades. Like NanoFlex’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications.

A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Further, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed and low energy intensity manufacturing process.  The potential for printed electronics - making solar cells roll-to-roll rather than by batch processing - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy.

Because the organic films are lightweight and extremely thin (in this case the entire structure is approximately 1/10,000th of the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, we believe there are significant opportunities to achieve heretofore unrealizable applications such as window glazing and ultra-thin films or paints to be incorporated into non-conformal surfaces.

NanoFlex’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-intensity production processes such as organic vapor phase deposition developed in NanoFlex’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPV cells on glass substrate.

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In summary, NanoFlex is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address markets that are largely unaddressed by current solar technologies due to form factor or power conversion efficiency. We believe NanoFlex’s technologies open up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.  NanoFlex holds the exclusive commercial rights to extensive foundational intellectual property in both technologies with more than 780 issued or pending patents worldwide.

Intellectual Property

As a result of its sponsored research programs, NanoFlex currently holds the exclusive commercialization rights to more than 780 issued or pending patents worldwide which cover architecture, processes and materials for OPV and GaAs technologies. As of December 16, 2014, U.S. issuances and applications were as follows: 64 issued patents, 40 pending non-provisional applications and 16 pending provisional applications. For regions outside of the U.S.: 235 issued patents, 23 pending PCT applications, and 423 pending patent applications, which are further broken down per the following table.

Country	Issued	Pending
Argentina	1	0
Australia	29	32
Canada	5	48
China	41	32
Germany	17	0
European Patent Convention	17	63
Spain	7	0
France	5	0
Great Britain	15	0
Hong Kong	25	33
India	6	57
Israel	0	4
Japan	23	56
Korea	16	45
Mexico	3	0
Taiwan	27	53
Total	237	423

The patent applications being filed as a result of NanoFlex’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect NanoFlex’s commercialization rights.  Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected. As a result, the IP portfolio continues to expand as later-filed applications capture the newly-developed innovations.

Patent lifetimes run twenty years from a patent application’s effective filing date, not from when the patent was granted.  There is a huge backlog in patent offices around the world, and as a result the processing time from application filing to the grant of the patent generally takes 3-5 years, and sometimes longer.  In the following table, both the lower number of entries related to the patents with 15-20 years of remaining life and the much higher number of entries related to the patents with 10-15 years of remaining life reflect the lengthy processing time currently needed to obtain a patent.  Simply put, waiting 3-5 years after filing to obtain a patent is a rather common occurrence.

For U.S. Patents (as of December 16, 2014):

13/64 of issued patents have 0-5 years remaining;

12/64 of issued patents have 5-10 years remaining;

31/64 of issued patents have 10-15 years remaining; and

8/64 of issued patents have 15-20 years remaining.

For Foreign Patents (as of December 16, 2014):

30/237 of issued patents have 0-5 years remaining;

28/237 of issued patents have 5-10 years remaining;

134/237 of issued patents have 10-15 years remaining; and

45/237 of issued patents have 15-20 years remaining.

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In addition, the Company has several hundred additional patent applications in process. Some of the Company’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●

Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the documented record for organic solar cell efficiency to date using this multi-junction architecture is 12.6% conversion efficiency, which was achieved by the Company.

●

Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C60 or C70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●

Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●

New materials for visible and infrared sensitivity*.  Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR).  Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●	Scalable growth technologies*. A number of growth technologies have been developed for organic materials. These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials. All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●

Inverted solar cells*.  One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor.  This region is degraded by oxygen and water in the dark and even more so under illumination.  This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package.  If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode.  Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●	Materials for enhanced light collection via multiexciton generation. The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs. In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multijunction cells, however, these cells are very expensive. An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”). SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency. The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

●	Mixed layer and nanocrystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nanocrystalline cells have a higher degree of phase separation between the donor and acceptor with nanocrystalline domains, with high purity and domain sizes in the nanometer scale.

●	Solar paints. the Company plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●	Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows the Company to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum

●

Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells. These inorganic cells are made with GaAs, which is the most efficient solar collecting material available. Historically, it has been used only for space applications, but our process allows the introduction of GaAs thin-film solar to many terrestrial applications at a competitive cost.

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●

Accelerated and recyclable liftoff process. We have invented and patented manufacturing processes and materials that allow current manufacturers of GaAs solar cells to reduce their existing fabrication costs, because our process preserves the integrity of the parent substrate which can be used over and over again without chemo-mechanical polishing.

●

Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils. This cold-weld bonding process enables the direct bonding of active solar material to a thin plastic or metal substrate without using adhesive. This creates thin-film cells that are lighter weight and highly flexible.

●

Micro-inverters monolithically integrated into GaAs solar cells during production. Integrating micro-inverters into the solar cell has the potential to greatly reduce the total cost of a photovoltaic system.

●	Low cost thermos-formed plastic mini-compound parabolic concentrator arrays. This allows the use of approximately ten times less GaAs solar cells materials while collecting the same amount of energy over the course of a sun arc.

Development Goals

If necessary capital is available to it, NanoFlex plans to accelerate the commercialization of its GaAs technology during 2015 as set forth below. Our research and development efforts are projected to consist of a continuation of work by our university researchers along with collaborative research and development with industry partners, including existing GaAs solar cell manufacturers, to prove our GaAs technology on their fabrication processes. We also plan to work with system integrators, installers, and architects to assist with requirements definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development.

Our primary technical objective is to demonstrate the efficacy of our GaAs technologies. NanoFlex plans to demonstrate ND-ELO technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 10 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 10 cycles. The performance objectives aim to achieve power conversion efficiencies of 24%. NanoFlex also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32%. Additionally, NanoFlex plans to integrate “mini-concentrators” with the ND-ELO and cold weld bonded cells to effect further cost reductions. We also plan to work with system integrators, installers, and architects to assist which requirements, definition and technology development for several targeted applications.

With respect to its OPV technology, NanoFlex plans to continue its sponsored research activities at the universities. We also plan to work with system integrators, installers, and architects to assist with requirements definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development.

NanoFlex plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates by the end of 2015.

Overall Operating Plan

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our GaAs and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of our first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for us to demonstrate our technologies on their fabrication processes.  To support this joint development, NanoFlex must establish its own developmental engineering team if we are available to raise the necessary capital. This team would serve several key functions, including working closely between the universities and our industry partners to integrate and customize our processes and technologies into the partner’s existing fabrication process. Our engineering team would also work closely with downstream partners such as system integrators, installers, and architects to better understand requirements and incorporate these requirements into our research and development cycle.

To support this work, we anticipate that this developmental engineering team would be able to utilize the facility and equipment onsite at the University of Michigan on a recharge basis, which will be cost effective in moving the technologies to the manufacturing scale. This can allow a developmental engineering team to work directly with industry players to acquire early licenses to use our intellectual property without the need for any immediate standalone technology facility.

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Additionally, having an established technical team can enable us to more effectively pursue and execute sponsored research projects from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for demanding applications.

A second potential revenue source is in joint development agreements (“JDAs”) with existing solar cell manufacturers and industry partners. Once we are able to initially demonstrate the efficacy of our GaAs processes and technologies on partner’s fabrication process, we expect to be in a position where we can sign agreements covering joint development, IP licensing, and solar cell supply. We anticipate that partnerships with one or more of the existing GaAs solar cell manufacturers can be supported by the developmental engineering team, and possibly result in early revenue opportunities.

Since our inception, we have raised over $53,000,000 in equity from various investors, which has been invested primarily in research and development activities and maintaining our patent portfolio.

Near Term Operating Plan

Our near-term focus is on focusing our efforts on advancing our development efforts while containing costs. Our current burn rate is approximately $5,000,000 per year in order to support our research and development activities, maintain our existing patent portfolio, service existing liabilities and support our corporate functions. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our annual burn rate;

2.	Prioritizing our existing IP portfolio to identify opportunities for cost reduction;

3.	Prioritizing our research and development activities and selectively expanding our IP portfolio;

4.	Partnering with strategic partners for licensing and/or joint development of our technologies; and

5.	Raising adequate capital (approximately $5 million) to support our activities for at least 12 months.

In the event that we raise less than the required amount of capital, our focus will be on prioritizing our GaAs commercialization effort to capture near-term revenue opportunities and less spending on general and administrative expenses and IP legal costs.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised.

Market Opportunity

Worldwide demand for electricity is expected to expand by 69% from 19.0 trillion kilowatt hours (kWh) in 2011 to 32.2 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency’s (the “IEA”) World Energy Outlook 2013 (“WEO 2013”), New Policies Scenario. The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

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However, there are several key trends that we believe are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

Electricity generated from solar power is projected to experience rapid growth globally, increasing from 61 billion kWh in 2011 to 951 billion kWh in 2035, representing 12.1% annual growth. By 2030, solar power is expected to comprise 2.6% of total global electricity generation, compared to only a fraction of 1% today, according to the IEA WEO 2013 New Policies Scenario.  This growth projection is based on expected solar capacity additions of 621 GW during this period, reflecting 10.1% annual growth, according to the IEA.

In 2014, the United States installed 6.2 GW of solar photovoltaics and is expected to install 8.1 GW in 2015, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”) (www.seia.org; New Market Report Shows U.S. Solar Industry Reaches 20 GW of Installed Capacity; Sept. 21, 2013).

NanoFlex’s GaAs technologies will initially focus on applications that are not well-served by crystalline silicon-based solar panels and are suited for high power, thin film solar solutions. These markets include aerospace (space vehicles and unmanned aerial vehicles), mobile and field generation, and building integrated photovoltaics (“BIPV”) and building applied photovoltaics (“BAPV”). Navigant Research projects that the worldwide market for BIPV and BAPV will increase from $606 million in 2012 to more than $2.4 billion in 2017 (www.navigantresearch.com; Building Integrated Photovoltaics Market Revenue to Quadruple to $2.4 Billion by 2017; August 21, 2012).

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we anticipate increased demand with new applications, which require advanced technologies, such as those that NanoFlex is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022, from a value of $4.6 million today up to over $630 million during that period, primarily representing new end-markets such as small mobile applications and BIPV (Organic Photovoltaics (OPV) 2012-2022: Technologies, Markets, Players, by Dr. Khasha Ghaffarzadeh, Dr. Harry Zervos, and Raghu Das, July 2012). SNE Research, a market research and consulting company focused on the renewable energy sector, believes that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020 (www.sneresearch.com; Organic Photovoltaic (OPV) Cell Ready for Mass Production; Jan. 15, 2013).

Competition

NanoFlex is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also eventually compete with established solar technologies in traditional solar markets.  As a technology licensor, we believe our competitive exposure is insulated from industry dynamics, because we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to directly establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology, according to SolarBuzz (www.solarbuzz.com).  Crystalline silicon solar cells are produced at massive scale and have established a low-cost position within the rooftop and utility-scale photovoltaics markets. Advanced solar technology development efforts encompass various technology platforms at various stages of development.

We believe our technologies will compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, we anticipate our technologies will compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we believe that we will compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Within the GaAs solar sector, there are a small number of manufacturers, including Spectrolab, a subsidiary of Boeing; SolAero Technologies, Azur Space (Germany), MicroLink Devices, and Alta Devices (acquired by Hanergy Thin Film). Spectrolab, SolAero, and Azur produce commercial GaAs solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial terrestrial markets.  We believe NanoFlex’s patented GaAs ND-ELO and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but we believe there are a limited number of developers planning introduction within the next two years.

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Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), Polyera (Skokie, Illinois), and Solarmer Energy (El Monte, California), among others.  We believe NanoFlex’s patented technologies for small molecule OPVs present a formidable obstacle for those wishing to compete with us. We would prefer to enter into partnership arrangements with those companies which are willing to do so. For those which do not, dependent upon the availability of capital, we will pursue appropriate measures to protect our IP. Research institutions may also become our competitors, such as University of California, Los Angeles, University of California, Berkley, Fraunhofer-Institut fur Solare Energiesysteme (ISE), Empa, a Swiss federal laboratory for materials science and technology.

Employees

Currently, the Company employees consist of six full-time personnel – our Chief Executive Officer; Chief Financial Officer; Executive Vice President, Secretary and Treasurer; Chief Technology Officer; Senior Vice President of Corporate Development; and an office manager. Depending on the availability of capital, the Company plans that its engineering team will in the first year employ six technical personnel and expand to 20 at full deployment.  This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.

Overview

NanoFlex Power Corporation is engaged in the development, commercialization, and licensing of advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost. NanoFlex has the exclusive worldwide license to the intellectual property resulting from the Company's sponsored research programs, which have resulted in more than 780 issued or pending patents.

The Company’s research programs have yielded two solar thin film technology platforms – Gallium Arsenide (GaAs) thin film technology for high power applications and organic photovoltaic (OPV) technology for applications demanding high quality, semi-transparent aesthetics and ultra-flexible form factors. These technologies are targeted at certain broad applications, including: (a) mobile and field power generation, (b) building applied photovoltaics ("BAPV"), (c) building integrated photovoltaics ("BIPV"), (d) space vehicles and unmanned aerial vehicles ("UAVs"), (e) semi-transparent solar power generating windows or glazing, and (f) ultra-thin solar films or paints for automobiles or other consumer applications. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these applications and the Company is working with industry partners to commercialize its technologies.

We currently hold exclusive rights to more than 780 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film organic photovoltaic (“OPV”) and Gallium Arsenide (“GaAs”) technologies.  In addition, we have a large number of patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*

●	Fullerene acceptors*

●	Blocking layers*

●	New materials for visible and infrared sensitivity*

●	Scalable growth technologies*

●	Inverted solar cells*

●	Materials for enhanced light collection via multiexciton generation

●	Mixed layer and nanocrystalline cells

●	Solar paints

●	Transparent/semi-transparent cells

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells

●	Accelerated and recyclable liftoff process

●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

●	Micro-inverters monolithically integrated into GaAs solar cells

●	Low cost, thermo-formed plastic mini-compound parabolic concentrator arrays

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Plan of Operations

Overall Operating Plan

NanoFlex is focusing on two parallel technology development efforts: (a) its inorganic GaAs architectures, manufacturing processes, and technologies aim to provide solar cell manufacturers with the capability of producing thin film GaAs solar cells with ultra-high efficiencies at a cost below $1 per watt for applications such as mobile and field generation, BAPV, BIPV and aerospace which are not well-served by crystalline silicon solar technologies; and (b) its portfolio of OPV thin film solar technologies provide low-cost and highly flexible solar energy solutions for new applications such as BIPV (semi-transparent solar films for glass) and ultra-thin films for coatings on automobiles, etc.

Currently, the Company is preparing to accelerate the development of both its GaAs and OPV technologies. We are finding commercial interest in both our GaAs and OPV technologies. We are executing a plan to commercialize our patented GaAs-based processes and technologies on an accelerated program. We have identified GaAs as our nearest term market opportunity. We are in discussions with industry partners to form joint development agreements to prove our GaAs technology on their fabrication processes. Meanwhile, we are in discussions with system integrators, installers, and architects to assist with requirements, definition and technology development for several targeted applications. Additionally, we are working with our University researchers as well as industry partners to submit proposals for government programs to advance our technology development for both GaAs and OPV technologies. NanoFlex plans to work closely with these partners to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of our first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for us to demonstrate our technologies on their fabrication processes.  To support this joint development, NanoFlex must establish its own developmental engineering team. This team will serve several key functions, including working closely between the universities and our industry partners to integrate and customize our processes and technologies into the partner’s existing fabrication process. Our engineering team will also work closely with downstream partners such as system integrators, installers, and architects to better understand requirements and incorporate these requirements into our research and development cycle.

To support this work, we anticipate that this developmental engineering team will be able to utilize the facility and equipment onsite at the University of Michigan on a recharge basis, which will be cost effective in moving the technologies to the manufacturing scale. This will allow NanoFlex’s developmental engineering team to work directly with industry players to acquire early licenses to use our intellectual property without the need for any immediate standalone technology facility.

Additionally, having an established technical team will enable us to more effectively pursue and execute sponsored research projects from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which has interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for demanding applications.

A second potential revenue source is in joint development agreements (“JDAs”) with existing solar cell manufacturers and industry partners. Once we are able to initially demonstrate the efficacy of our GaAs processes and technologies on partner’s fabrication process, we expect to be in a position where we can sign agreements covering joint development, IP licensing, and solar cell supply. We anticipate that partnerships with one or more of the existing GaAs solar cell manufacturers can be supported by the developmental engineering team, and possibly result in early revenue opportunities.

Near Term Operating Plan

Our near-term focus is on advancing our development efforts while containing costs. Our current burn rate is approximately $5,000,000 per year in order to support our research and development activities, maintain our existing patent portfolio, service our existing liabilities and support our corporate functions. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our annual burn rate;

2.	Prioritizing our existing IP portfolio to identify opportunities for cost reduction;

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3.	Prioritizing our research and development activities and selectively expanding our IP portfolio;

4.	Partnering with strategic partners for licensing and/or joint development of our technologies; and

5.	Raising adequate capital (approximately $5 million) to support our activities for at least 12 months.

In the event that we raise less than the required amount of capital, our focus will be on prioritizing our GaAs commercialization effort to capture near-term revenue opportunities and less spending on general and administrative expenses and IP legal costs.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised.

Results of Operations

For the three-month periods ended March 31, 2015 and March 31, 2014

Research and Development Expenses

Research and development expenses were $225,709 for the three months ended March 31, 2015, a 59% decrease from $550,000 for the three months ended March 31, 2014. The decrease is attributable to timing of research work by the Universities performed pursuant to our research agreements.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining the patents resulted from the research program sponsored by NanoFlex and were $551,680 for the three months ended March 31, 2015, a 33% increase from $414,436 for the three months ended March 31, 2014. The increase is attributable to timing of applications being researched for our technologies.

Salaries and Related Expenses

Salaries and related expenses which consist of salaries and fringe benefits paid by NanoFlex were $337,029 for the three months ended March 31, 2015, a 22% decrease from $432,267 for the three months ended March 31, 2014.  The decrease is attributable to a permanent reduction in base salaries that was negotiated with the Company’s employees in October 2014, in an effort to conserve capital resources. On May 8, 2015, Robert J. Fasnacht and Dean L. Ledger agreed to further permanent base salary decreases. Moving forward such base salaries shall not exceed $190,000 and $210,000, respectively. The adjustments are effective retroactively to January 2015.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses, professional and consulting fees and were $251,527 for the three months ended March 31, 2015, a 16% decrease from $299,674 for the three months ended March 31, 2014.  The decrease is primarily attributable to decreases in legal and consulting fees.

Interest Expense

Interest expense for the three months ended March 31, 2015 was $94,622 as compared to $0 for the three months ended March 31, 2014, respectively, due to new interest bearing debt agreements entered into in the last quarter of 2014 and the first quarter of 2015.

Net Loss

The net loss for the three months ended March 31, 2015 was $1,460,567 a 14% decrease from $1,696,377 for the three months ended March 31, 2014. The decrease in the net loss is impacted by the decrease in research and development, salaries and related expenses and selling, general and administrative expenses, each of which is described above.

Liquidity and Capital Resources

As of March 31, 2015, we had cash and cash equivalents of $6,306 and a working capital deficit of $6,033,142, as compared to cash and cash equivalents of $168 and a working capital deficit of $5,210,230 as of December 31, 2014.  The decrease in cash and working capital is attributable to our operating losses as we have yet to generate revenues from our operations.

On April 15, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“April 2015 Warrant Price Reduction”). As of the date of this Prospectus, warrant holders have sent notices to exercise their warrants for a total of 1,098,935 shares of our Common Stock for proceeds received in the amount of $549,468. As a result of the decrease in the warrant price, the exercise price of certain of the Company’s outstanding warrants will be permanently reduced to $0.50 per share pursuant to their terms and certain of those warrants have a provision which will cause them to increase in number by an multiplying the number by a fraction equal to the original warrant exercise price divided by the new warrant exercise price.

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The Company needs to raise additional capital and is in the process of raising additional funds in order to continue to finance our research and development, service existing liabilities and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. We anticipate that the additional funding can result from private sales of our equity securities.  However, there can be no assurance that the additional funds will be available to us when needed, or if available, on terms that will be acceptable to us or our shareholders.

Going Concern

The Company has not generated revenues to date. The Company has a working capital deficit of $6,033,142 and an accumulated deficit of $179,687,023 as of March 31, 2015. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

For the years ended December 31, 2014 and December 31, 2013

Research and Development Expenses

Research and development expenses were $1,174,473 for the year December 31, 2014, a 16% decrease from $1,390,438 for the year ended December 31, 2013.  The decrease is attributable to timing of research work by the Universities performed pursuant to our research agreements.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining the patents resulted from the research program sponsored by NanoFlex and were $2,394,118 for the year ended December 31, 2014, a 16% increase from $2,069,530 for the year ended December 31, 2013. The decrease is attributable to timing of applications being researched for our technologies.

Salaries and Related Expenses

Salaries and related expenses which consist of salaries and fringe benefits paid by NanoFlex were $1,201,959 for the year ended December 31, 2014, a 37% decrease from $1,900,690 for the year ended December 31, 2013.  The decrease is attributable a decrease in salaries that was negotiated with the Company’s employees in October 2014. The negation occurred in an effort to conserve capital resources.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of stock-based compensation, office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses, professional and consulting fees and were $1,112,356 for the year ended December 31, 2014, a 96% decrease from $27,475,129 for the year ended December 31, 2013.  The decrease is primarily attributable to decreases in legal and consulting fees and stock-based compensation. Stock-based compensation expenses was $0 for the year ended December 31, 2014, a 100% decrease from $26,064,190 for the year ended December 31, 2013. The decreased net loss is primarily attributable to a stock-based compensation of $26,064,190 for the stock awards granted to officers and consultants in 2013. As of December 31, 2014, there was no remaining unamortized stock-based compensation associated with outstanding awards.

Interest Expense

Interest expense for the year ended December 31, 2014 was $80,522 as compared to $4,591,153 for year ended December 31, 2013 due to the effects of our reverse merger which eliminated all of our interest bearing debt. We entered into new interest bearing debt agreements in 2014 which are discussed in Note 5 of our audited financial statements for the year ended December 31, 2014.

Loss on Debt Extinguishment

There was no loss on debt extinguishment for the year ended December 31, 2014 as compared to $1,811,800 for the year ended December 31, 2013 as we have eliminated all of our interest bearing debt.  The loss on debt extinguishment in 2013 related to (i) conversion of $230,000 of debt that was not originally convertible into 46,000 common shares and (ii) the issuance of 286,000 of common shares in connection with the extension of the maturity date on an aggregate of $1,400,000 of outstanding debt. We evaluated the modifications under ASC 470-50 and determined that the modifications were substantial and the revised terms constituted debt extinguishments for which a loss is recognized equal to the difference in fair value of the debt and shares before and after the modifications.

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Net Loss

The net loss for the year ended December 31, 2014 was $5,963,428, an 85% decrease from $39,238,740 for the year ended December 31, 2013. The decrease was a result of the changes in operating loss and other expense, each of which we have described above.

Liquidity and Capital Resources

As of December 31, 2014, we had cash and cash equivalents of $168. This compares to $197,004 as of December 31, 2013.  The decrease in cash is attributable to our cash used in operating and investing activities being greater than our cash flows from investing activities. As of December 31, 2014, we had a working capital deficit of ($5,210,230) resulting from current liabilities of ($5,215,917) and current assets of $5,407.

The Company needs to raise additional capital and is in the process of raising additional funds in order to continue to finance our research and development, service existing liabilities and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. We anticipate that the additional funding can result from private sales of our equity securities.  However, there can be no assurance that the additional funds will be available to us when needed, or if available, on terms that will be acceptable to us or our shareholders.

Going Concern

The Company has not generated revenues to date.  The Company has a working capital deficit of $5,210,230 and an accumulated deficit of $178,226,456 as of December 31, 2014. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets and liabilities, expenses, and other financial information. Actual results may differ significantly from our estimates under other assumptions and conditions. We believe that our accounting policies related to stock-based compensation, research and development, impairment of long lived assets, development stage and property plant and equipment as described below, are our “critical accounting policies” as contemplated by the SEC.

Basis of Accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2014 and 2013, the Company had no deferred development costs.

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Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal year ended December 31, 2014 and the three-month period ended March 31, 2015 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Liquidating Distribution.

Balance Sheets

	March 31,	December 31,
	2015	2014
ASSETS

TOTAL CURRENT ASSETS	9,473	5,687

TOTAL ASSETS	$21,746	$19,365

TOTAL CURRENT LIABILITIES	6,042,615	5,215,917

TOTAL LIABILITIES	6,042,615	5,215,917

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(6,020,869)	(5,196,552)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$21,746	$19,365

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Statement of Operations:

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Year Ended December 31, 2014	Year Ended December 31, 2013

REVENUES	-	-	-	-

OPERATING EXPENSES	1,365,945	1,696,377	5,882,906	32,835,787

LOSS FROM OPERATIONS	1,365,945	1,696,377	5,882,906	32,835,787

NET LOSS	$(1,460,567)	$(1,696,377)	$(5,963,428)	$(39,238,740)

NET LOSS per share (basic and diluted)	$(0.03)	$(0.04)	$(0.14)	$(0.59)

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	44,762,594	43,131,260	43,640,824	66,855,209

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal. During the fiscal year ended December 31, 2014, John D. Kuhns served as a Member of our Board of Directors, Executive Chairman and as our co-CEO since February 2015. Mr. Kuhns was removed as a Director and terminated from his officer positions as set forth in our Current Report on Form 8-K filed with the SEC on April 3, 2015.

Name	Age	Position

Dean L. Ledger	67	Chief Executive Officer, Director

Robert J. Fasnacht	58	Executive Vice President, Director

Mark Tobin	41	Chief Financial Officer

J. Norman Allen	64	Chief Technology Officer

Joey S. Stone	51	Senior Vice President of Corporate Development

Dean L. Ledger, age 67, has served as a Director and senior executive of GPEC since its inception and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer and Chief Financial Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. On February 6, 2015, Mr. Ledger replaced Ms. Amy B. Kornafel as our Chief Financial Officer until June 19, 2015 and remained as our Chief Executive Officer. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK).  From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972). The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 58, is a director and Executive Vice President of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013.  On February 6, 2015, Mr. Fasnacht’s position was changed from President and Chief Operating Officer to our Executive Vice President. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary.  Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation.  He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor.  He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court.  Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s organic and inorganic photovoltaic technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategy moving forward.

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Mark Tobin, age 41, is the Co-Founder, Chief Executive Officer and Managing Partner of our capital markets consulting firm, Tobin Tao & Company, Inc., where he currently serves as Managing Partner. He also currently serves as a Managing Director at Digital Offering, a merchant bank. Additionally, Mr. Tobin serves as a Director and Audit Committee Chairman for Cellceutix Corporation, a publicly-listed clinical stage biopharmaceutical company. From 2005 to 2013, Mr. Tobin served as Director of Research and as a Senior Research Analyst at Roth Capital Partners, where he oversaw equity research on more than 500 small-cap public companies across a variety of sectors during his tenure. He helped establish Roth’s Energy, Industrials, and Cleantech practice in 2005 and has published research as a lead analyst on approximately 50 small-cap companies within the sector. From 2002 to 2005, Mr. Tobin was a Program Manager and Senior Systems Engineer at Science Applications International Corporation, a FORTUNE 500® scientific, engineering, and technology applications company. Mr. Tobin began his career as an officer in the United States Air Force, overseeing advanced technology development programs and representing the U.S. as a NATO delegate. Mr. Tobin graduated with honors from the U.S. Air Force Academy with a Bachelor’s of Science in Management in 1996 and received an MBA from the University of Pittsburgh in 1997.

J. Norman Allen, age 64, is currently an Operating Partner of Potomac Energy Fund where he advises investors on screening startup investment opportunities and start-up companies on how to bring new energy generating and energy storage products to market. From 2007 to 2010, Mr. Allen was the Founder and Chief Executive Officer of Solidia Technologies. Mr. Allen co-founded Solidia with Dr. Richard Riman of Rutgers University. Solidia was funded by Kleiner Perkins Caufield & Byers and is developing revolutionary ceramics materials that can replace concrete and other ceramics while consuming carbon dioxide as a feedstock. From 2006 to 2007, Mr. Allen was the President of Power Strategies, LLC where he consulted for Kleiner Perkins Caufield & Byers on alternative energy investments with a specific focus on advanced batteries, fuel cells, solar cells and supercapacitors. From 2003 to 2006, Mr. Allen was the founder and Chief Operating Officer of UltraCell Inc. There, Mr. Allen created the business plan, invested, and completed Series A and B financing rounds for the reformed methanol micro fuel cell company. From 1998 to 2000, Mr. Allen was the Founder, President, and Chief Operating Officer of PowerSmart Inc., where Mr. Allen led the effort to acquire Duracell’s smart battery technology and developed industry leading integrated circuits for smart batteries and patented sensors for large battery arrays. From 1995 to 1997, Mr. Allen was the President of the New Products and Technology Division of Duracell Inc. Mr. Allen was on Duracell’s Operating Committee and headed up all research and development, Rechargeable and Global OEM Sales. There, Mr. Allen oversaw 400 people as well as $108,000,000 in sales, and additionally oversaw the research center and two manufacturing plants. From 1984 to 1995, Mr. Allen was the Vice President of New Products and Technology at Duracell Inc., where he had responsibility for sales and Marketing to all original equipment manufacturers in the U.S .and Japan inclusive of all battery and flashlight product lines. From 1977 to 1984, Mr. Allen was in the GM Activair Division of Gould Inc., and from 1972 to 1975, Mr. Allen was a Product Design Engineer in the Product Development Group at Ford Motor Co. Mr. Allen received his BSE in Science Engineering from the University of Michigan in 1972 and an MBA in Finance and Marketing, with Distinction Beta Gamma Sigma Honorary from the University of Michigan in 1976.

Joey S. Stone, age 51, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

On February 6, 2015, the board of directors of the appointed John D. Kuhns, then Executive Chairman of the Board, as co-Chief Executive Officer of the Company with Dean L. Ledger remaining as our co-Chief Executive Officer and replacing Ms. Amy B. Kornafel as our Chief Financial Officer until June 19, 2015. Mr. Robert J. Fasnacht, our former President and Chief Operating Officer, was appointed as our Executive Vice President. Ms. Amy B. Kornafel resigned as Chief Financial Officer of the Company as of December 31, 2014. Her Resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On March 30, 2015, Mr. Kuhns was removed as a Director and terminated from his officer positions on March 31, 2015 as disclosed in our Current Report on Form 8-K filed with the SEC on April 3, 2015 and an amendment to such Current Report on Form 8-K filed with the SEC on April 28, 2015.

On June 19, 2015, Mark Tobin was appointed as the Company’s Chief Financial Officer replacing Dean Ledger. On the same day, J. Norman Allen was appointed as the Company’s Chief Technology Officer. Mr. Ledger remains the Company’s Chief Executive Officer and a member of the Board.

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

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Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. We believe that none of our directors would be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2014, the Board of Directors met on two occasions through teleconferencing. In addition to meetings, the Board of Directors otherwise has transacted business by unanimous written consent during the fiscal year 2014.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time. Currently, Mr. Dean L. Ledger serves as the Chief Executive Officer, and Mr. Robert J. Fasnacht serves as the Executive Vice President of the Company. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation earned for services rendered to NanoFlex during each of the last two years by our Chief Executive Officer and the other highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2014 and 2013.

Name and Position(s)	Year	Salary ($)		Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger(1) Chief Executive Officer	2014	$300,000	(2)	$-	$-	$300,000
and Director	2013	$-		$-	$-	$-

Robert J. Fasnacht(3)	2014	$240,000	(4)	$-	$-	$240,000
Executive Vice President and Director	2013	$-		$-	$-	$-

Joey Stone(5) Senior Vice President of	2014	$180,000		$-	$-	$180,000
Corporate Development	2013	$-		$-	$-	$-

Amy B. Kornafel(6)	2014	$156,000		$-	$-	$156,000
Former CFO and Secretary	2013	$-		$-	$-	$-

John D. Kuhns(7) Former Co-Chief Executive Officer,	2014	$240,000	(8)	$-	$-	$240,000
Former Executive Chairman and Director	2013	$-		$-	$-	$-

(1)	Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013. On February 6, 2015, Mr. Ledger was appointed as our Chief Financial Officer. On June 19, 2015, Mark Tobin was appointed as the Company’s Chief Financial Officer replacing Dean Ledger. Mr. Ledger remains the Company’s Chief Executive Officer and a member of the Board.

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(2)	In October 2014, the Company and Mr. Ledger agreed to limit Mr. Ledger’s annual salary to $300,000 for the year of 2014. At year-end 2014 Mr. Ledger received $166,667 of his annual salary and deferred the balance of $133,333 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation.

(3)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. On February 6, 2015, Mr. Fasnacht’s position was changed to our Executive Vice President.
(4)	In October 2014, the Company and Mr. Fasnacht agreed to limit Mr. Fasnacht’s annual salary to $240,000 for the year of 2014. At year-end 2014 Mr. Fasnacht received $150,000 of his annual salary and deferred the balance of $90,000 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation.
(5)	Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013.

(6)	Ms. Amy B. Kornafel was formerly our Chief Financial Officer and Secretary from September 24, 2013 through December 31, 2014.
(7)	Mr. John D. Kuhns served as our Executive Chairman between September 24, 2013 and March 30, 2015 and as our co-Chief Executive Officer between February 6, 2015 and March 31, 2015.
(8)	In October 2014, the Company and Mr. Kuhns agreed to limit Mr. Kuhns’ annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Kuhns received $133,333.32 of his annual salary and deferred the balance of $106,666.68 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation.

The following table sets forth information concerning compensation earned for services rendered to GPEC during each of the last two years by our Chief Executive Officer and the other highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2014 and 2013.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger(1) Chief Executive Officer,	2014	$-	$-	$-	$-
Chief Financial Officer, and Director of GPEC	2013	$248,500	$4,206,606	$445,094	$4,900,200

Robert J. Fasnacht(2) Executive Vice President and	2014	$-	$-	$-	$-
Director of GPEC	2013	$163,750	$3,654,195	$185,083	$4,003,028

Joey Stone(3) Senior Vice President of	2014	$-	$-	$-	$-
Corporate Development	2013	$112,500	$2,574,501	$438,500	$3,125,501

Amy B. Kornafel(4) Former Chief Financial Officer and	2014	$-	$-	$-	$-
Treasurer of GPEC	2013	$97,500	$2,331,945	$149,217	$2,578,662

John D. Kuhns(5) Former Co-Chief Executive Officer,	2014	$-	$-	$-	$-
Former Executive Chairman of GPEC	2013	$233,333	$4,167,758	$-	$4,401,091

(1)	Mr. Dean L. Ledger was appointed as GPEC’s Director and Chief Executive Officer on September 24, 2013. On February 6, 2015, Mr. Ledger was appointed as the Chief Financial Officer of GPEC. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. GPEC issued Mr. Ledger 2,728,224 shares for services during 2013.
(2)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht’s positions at GPEC have been changed to Executive Vice President and a director of GPEC. Mr. Fasnacht had been Executive Vice President, General Counsel and Secretary of GPEC since 2011. GPEC issued Mr. Fasnacht 2,625,000 shares for services during 2013.
(3)	Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013. GPEC issued Mr. Stone 1,747,200 shares for services during 2013.
(4)	Ms. Amy B. Kornafel was formerly our Chief Financial Officer and Secretary from September 24, 2013 through December 31, 2014. GPEC issued Ms. Kornafel 1,550,000 shares for services during 2013.
(5)	Mr. John D. Kuhns was GPEC’s Executive Chairman from May 2012 through March 31, 2015 and as co-Chief Executive Officer of GPEC from February 6, 2015 through March 31, 2015. Mr. Kuhns was a director of GPEC between 1999 and March 31, 2015. GPEC issued Mr. Kuhns 1,658,969 shares for services during 2013.

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Employment Agreement of the Executive Officers and Directors

Employment Agreements with Current Executives

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Ledger agreed to limit Mr. Ledger’s annual salary to $300,000 for the year of 2014. At year-end 2014 Mr. Ledger received $166,667 of his annual salary and deferred the balance of $133,333 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. In February 2015, the Company and Mr. Ledger made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Ledger was to receive $210,000 annually with an additional amount of $190,000 annually being deferred until the Board of Directors determines that the Company has sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Ledger and the Company entered into an Amendment to Employment Agreement, whereby Mr. Ledger agreed that his annual base salary would be permanently reduced $210,000 effective from January 1, 2015 and that there shall be no cost of living increase in his base salary.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Fasnacht agreed to limit Mr. Fasnacht’s annual salary to $240,000 for the year of 2014. At year-end 2014 Mr. Fasnacht received $150,000 of his annual salary and deferred the balance of $90,000 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. In February 2015, the Board of Directors and Mr. Fasnacht made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Fasnacht was to receive $190,000 annually with an additional amount of $170,000 annually being deferred until the Board of Directors determines that the Company has sufficient funds to pay such deferred compensation. On May 8, 2015, Mr. Fasnacht and the Company entered into an Amendment to Employment Agreement, whereby Mr. Fasnacht agreed that his annual base salary would be permanently reduced $190,000 effective from January 1, 2015 and that there shall be no cost of living increase in his base salary.

On October 1, 2013, GPEC entered into an agreement with Tobin Tao & Company, Inc. (“TTC”) where Mr. Tobin is the Co-Founder, Chief Executive Officer and Managing Partner. On April 7, 2015, the Company and TTC entered into an amendment agreement, amending the original agreement in October 2013 (such amendment, together with the original agreement, referred to as the “TTC Consulting Agreement”). Pursuant to the TTC Consulting Agreement, TTC would provide, among other things, investor relations and capital markets consulting services for monthly payment of $10,000. The Company has paid or accrued to TTC an aggregate amount of $180,000.00 since January 1, 2014 for services provided to the Company by TTC under the TTC Consulting Agreement. In addition, pursuant to the amendment to the original TTC Consulting Agreement, on May 8, 2015, Mr. Mark Tobin received a five year warrant to purchase an aggregate of 200,000 shares of Common Stock for his services that were provided to the Company.

On October 25, 2014, the Company entered into a Consulting Services Agreement with Mr. J. Norman Allen (the “Allen Consulting Agreement”), pursuant to which Mr. Allen would provide, among others, strategic analysis and advice on product development strategy, product market position and communication strategy, operations strategy and business model development. The fees under the Allen Consulting Agreement was $1,500 per day. The Allen Consulting Agreement was for a term of up to 10 working days per month for three months and may be extended by mutual agreement. The Company and Mr. Allen are currently in negotiation of a new agreement for Mr. Allen’s compensatory arrangements.

Employment Agreement with a Former Executive in 2014

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 1, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns was employed as Executive Chairman of the Board of the Company. Under the agreement, Mr. Kuhns was entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company. In October 2014, the Company and Mr. Kuhns agreed to limit Mr. Kuhns’ annual salary to $240,000 for the year of 2014. At year-end 2014, Mr. Kuhns received $133,333.32 of his annual salary and deferred the balance of $106,666.68 until the Board of Directors determines when the Company has sufficient funds to pay such deferred compensation. In February 2015, the Company and Mr. Kuhns made further modifications to his Employment Agreement. Specifically, for 2015 and continuing through the remaining term of his Employment Agreement, Mr. Kuhns was to receive $210,000 annually with an additional amount of $190,000 annually being deferred until the Board of Directors determines that the Company has sufficient funds to pay such deferred compensation.

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On March 18, 2015, the Company received correspondence from Mr. Kuhns’ counsel alleging that Mr. Kuhns has “Good Reason” to terminate the Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement are not cured there is a possibility that he will pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total outstanding shares of common stock of the Company that are entitled to vote on all Company matters approved by written consent the removal of Mr. Kuhns from his position as a member of the Company’s Board of Directors.

Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement. The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debt holders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2014:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Dean L. Ledger	1/1/2005	2,000	-	-	11.00	1/1/2015
	12/31/2005	2,000			11.00	12/31/2015

Robert J. Fasnacht	-	-	-	-	-	-

Joey S. Stone	-	-	-	-	-	-

Amy B. Kornafel (Former CFO)	3/12/2012	15,000	-	-	10.00	3/12/2022

John D. Kuhns
(Former Executive Chairman	12/31/2005	5,000	-	-	11.00	12/31/2015
and former co-CEO)	3/1/2007	5,000			15.00	12/31/2017

Securities Authorized for Issuance Under Equity Compensation Plan

There were no unexercised options, stock that has not vested or equity incentive plan awards under the Company’s 2013 Equity Incentive Plan for any named executive officer outstanding as of December 31, 2014.

Equity Compensation Plan Information

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

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Director Compensation

The following table sets forth the compensation paid to our directors (other than those to the executive officers which have been disclosed in earlier this Section) during the years ended December 31, 2014 and 2013.

Name and Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All other Compensation ($)	Total ($)

Dean L. Ledger(1)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

Robert J. Fasnacht(2)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

John D. Kuhns(3)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

David Boone(4)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

Christopher Conly(5)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

(1)	Mr. Ledger is serving as the Company’s director since September 24, 2013.

(2)	Mr. Fasnacht is serving as the Company’s director since September 24, 2013.

(3)	Mr. Kuhns was the Company’s Executive Chairman between September 24, 2013 and March 30, 2015.
(4)	Mr. Boone was the Company’s director from September 24, 2013 through October 11, 2013.
(5)	Mr. Conley was the Company’s director from January 28, 2013 through September 24, 2013.

The following table sets forth the compensation paid to our directors by GPEC (other than those to the executive officers which have been disclosed in earlier this Section) during the years ended December 31, 2014.

Name and Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All other Compensation ($)	Total ($)

Dean L. Ledger(1)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

Robert J. Fasnacht(2)	2014	$-	$-	$-	$-
Director	2013	$-	$-	$-	$-

David Boone(3)	2014	$-	$-	$-	$-
	2013	$-	$2,156,712	$-	$2,156,712

John D. Kuhns(4)	2014	$-	$-	$-	$-
	2013	$-	$-	$-	$-

(1)	Mr. Ledger served as the Company’s director since inception in July of 1994.
(2) (3)	Mr. Fasnacht has served as GPEC’s director since September 24, 2013. Mr. Boone was GPEC’s director from April 2000 through October 11, 2013. GPEC issued Mr. Boone 240,000 shares for services in 2013.
(4)	Mr. Kuhns was GPEC’s director between April 2000 and March 31, 2015. Mr. Kuhns was the Company’s Executive Chairman between September 24, 2013 and March 31, 2015.

63

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

As of March 31, 2015, there is $3,685 due to Mr. Joey Stone, our Senior Vice President of Corporate Development, non-interest bearing due on demand. During the three months ended March 31, 2015, the Company received advances totaling $51,850 from Mr. Dean L. Ledger, our CEO and director and repaid him advances totaling $265,000. Such advances do not accrue interest and are payable upon demand. Total due at March 31, 2015 is $215,000.

On May 8, 2015, Mr. Mark Tobin received a five year warrant to purchase an aggregate of 200,000 shares of Common Stock for his services that were provided to the Company. In addition, Mr. Tobin is the Co-Founder, Chief Executive Officer and Managing Partner of our capital markets consulting firm, Tobin Tao & Company, Inc. (“TTC”), where he currently serves as Managing Partner. The Company has paid or accrued to TTC an aggregate amount of $180,000.00 since January 1, 2014 for services provided to the Company by TTC.

During the year ended December 31, 2014, the Company received advances from its Chief Executive Officer totaling $721,150 and repaid advances totaling $293,000. Such advances do not accrue interest and are payable upon demand.

The Company has recorded $48,064 in accounts payable for expenses paid by Joey Stone, Senior Vice President of Corporate Development and John D. Kuhns, former co-Chief Executive Officer and former Executive Chairman of the Board on behalf of the company.

On February 26, 2014, the Company sold and issued a promissory note in the principal amount of $150,000 to Douglas Ledger, the son of Dean L. Ledger, CEO of NanoFlex and GPEC.

On April 9, 2014, the Company sold and issued to Nina Ledger, the daughter of Dean L. Ledger, CEO of NanoFlex and GPEC, 80,000 shares of Common Stock and warrants to purchase 80,000 shares of Common Stock for investment of a total of $100,000.

On September 24, 2013, Mr. Christopher Conley, a shareholder holding a majority of the outstanding shares of the Company, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of Common Stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our Common Stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date of this Prospectus, and by the officers and directors, individually and as a group as of the date of this Prospectus. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address* of Officers and Directors	Office	Shares Beneficially Owned(1)		Percent of Class(2)

Dean L. Ledger	CEO, Director	2,063,667	(3)	4.33%

Robert J. Fasnacht	Director, President, and COO	1,797,023	(4)	3.77%

Mark Tobin	Chief Financial Officer	200,000	(5)	0.42%

J. Norman Allen	Chief Technology Officer	0		0%

Joey S. Stone	Senior Vice President of Corporate Department	1,046,911	(6)	2.19%

All officers and directors as a group (5 persons)		5,107,601	(7)	10.71%

5% Securities Holders
Ronald B. Foster		27,066,090	(8)	44.99%

David K. Cummings		2,693,466	(9)	5.54%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	Based on 47,695,363 shares of the Company’s common stock outstanding as of the date of this prospectus.
(3)	Includes an aggregate of 2,000 shares which may be acquired upon exercise of immediately exercisable options. This also includes: (i) 200,000 shares to be issued to Dean Ledger Revocable Living Trust, and (ii) 300,000 shares to be issued to Dean Ledger Revocable Living Trust dated 12/13/2006 Dean Ledger, Trustee.
(4)	Includes 625,000 shares to be issued in the name of Robert J. Fasnacht and Susan A. Fasnacht.
(5)	Includes an aggregate of 200,000 shares which may be acquired upon exercise of an immediately exercisable warrant.
(6)	Includes: (i) 100,000 shares to be issued in the name of Joey S. Stone and Carter Rose Stone and (ii) 10,560 shares to be issued to Carter R. Stone, Mr. Joey S. Stone’s wife.
(7)	Includes an aggregate of 2,000 shares which may be acquired upon exercise of immediately exercisable options.
(8)	Includes 12,470,500 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.
(9)	Includes (i) 80,000 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants, (ii) 431,200 shares of Common Stock held in the name of David K. Cummings and Carol A. Cummings JTWROS, (iii) 804,383 shares of Common Stock and 804,3830shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants in the name of David and Carol Cummings.

* Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

65

LEGAL PROCEEDINGS

Except as disclosed below, there are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, except as disclosed below, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our Common Stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On March 18, 2015, the Company received correspondence from Mr. Kuhns’ counsel alleging that Mr. Kuhns has “Good Reason” to terminate his Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement were not cured there was a possibility that he would pursue litigation.

As of March 30, 2015, shareholders holding approximately 67.26% of the total shares of common stock of NanoFlex Power Corporation (the “Company,” “we,” “our” or “us”) that are entitled to vote on all Company matters approved by written consent the removal of John D. Kuhns from his position as a member of the Company’s Board of Directors. Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement as amended and dated as of October 1, 2013 (the “Employment Agreement”). The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debtholders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as Co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

On April 24, 2015, the Company received a letter from Mr. Kuhns’ counsel (the “Response Letter”) stating that Mr. Kuhns disagreed with statements in the Initial Filing regarding the circumstances of his removal as a director and officer. A copy of the Response Letter is attached hereto as Exhibit 17.1, and is incorporated herein by reference. All descriptions of the contents of the Response Letter (including the Complaint described below) set forth in this Current Report on Form 8-K/A are qualified in their entireties by reference to the full text of the Response Letter.

The Response Letter was accompanied by a copy of a complaint (the “Complaint”) filed by John D, Kuhns (the “Plaintiff”) in the United States District Court Southern District of New York on April 24, 2015 against the Company, Mr. Dean L. Ledger, our current CEO and member of our Board of Directors, Mr. Robert J. Fasnacht, our current Executive Vice President and member of our Board of Directors and Mr. Ronald B. Foster, a shareholder of the Company (each, a “Defendant,” collectively, the “Defendants”). The Complaint alleges, among other things, that the Plaintiff was terminated by the Company in violation of Section 922 of the Dodd-Frank Act, that the Company wrongfully terminated the Employment Agreement, that the Defendants made false statements to shareholders regarding the Plaintiff, that the Defendants (other than the Company) tortuously interfered with the Plaintiff’s Employment Agreement, and that Mr. Ledger and Mr. Fasnacht breached their fiduciary duties to the Company and its shareholders.

The Plaintiff seeks monetary damages, including (i) two (2) times of the alleged owed compensation to him, together with interest as well as litigation costs, expert witness fees and reasonable attorneys’ fees; (ii) damages for the alleged breach of the Employment Agreement by the Company, estimated to be at least $2 million, plus interest and attorney’s fees; (iii) an unspecified amount for his alleged libel claim; and (iv) damages for the alleged tortious interference with contract, including punitive damages of at least $2 million. The Plaintiff is also seeking a declaratory judgment, claiming that he was not terminated as a director and should continue to hold a seat on the Company’s Board of Directors. The Company believes that the allegations in the Complaint to be without any merit and will vigorously defend against the claims.

66

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Accountants

On October 22, 2013, in connection with the Company’s acquisition of the assets and operations of GPEC and the related change in control of the Company, Board of Directors of the Company approved to terminate Messineo & Co., CPAs LLC (“Messineo”) as the Company’s independent registered public accounting firm.

The Company’s consolidated financial statements of the fiscal year ended January 31, 2013 were audited by Messineo’s reports on our financial statements, which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Messineo’s reports on our financial statements for the fiscal year ended January 31, 2013, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended January 31, 2013 and through October 22, 2013, (a) there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On October 22, 2013, the Board of Directors of the Company ratified and approved the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. MaloneBailey is located at 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

During the Company's previous fiscal years ended September 30, 2012 and 2011 and through October 22, 2013, neither the Company nor anyone on the Company's behalf consulted with MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the Share Exchange Transaction, GPEC had been audited by MaloneBailey.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ofsink, LLC at 230 Park Avenue, Suite 851, New York, NY 10169.

EXPERTS

Our financial statements as of and for the years ended December 31, 2014 and 2013, included in this Prospectus and elsewhere in the registration statement, were audited by MaloneBailey, LLP., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

67

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our Common Stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

68

 [THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

69

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS JUNE 25, 2015

NanoFlex Power Corporation

7,427,618 shares of Common Stock

[THE FINANCIAL STATEMENTS FOLLOW.

THE FINANCIAL STATEMENTS BELOW WILL BE INCLUDED AT THE END OF BOTH THE PRIMARY RESALE PROSPECTUS AND RESALE PROSPECTUS, BUT HAVE ONLY BEEN INCLUDED ONE TIME IN THE REGISTRATION STATEMENT AS TO NOT BE UNNECESSARILY DUPLICATIVE.]

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

NanoFlex Power Corporation

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheets of NanoFlex Power Corporation and its subsidiaries (collectively the “Company”) as of December 31, 2014 and 2013, and the related  consolidated statements of expenses, stockholders’ equity (deficit) and cash flows for each of the years then ended . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years the ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this mater are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 10, 2015

F-2

NANOFLEX POWER CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS

CURRENT ASSETS:
Cash	$168	$197,004
Prepaid expenses and other current assets	5,519	13,645
Total current assets	5,687	210,649

Property and equipment, net	13,678	7,433

TOTAL ASSETS	$19,365	$218,082

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,857,911	$689,119
Accounts payable- related party	48,064	-
Accrued expenses	1,958,403	676,752
Short-term debt	100,000	100,000
Short-term debt- related party	150,000	-
Convertible debt, net of discount	673,389	-
Advances - related party	428,150	-
Total current liabilities	5,215,917	1,465,871
TOTAL LIABILITIES	5,215,917	1,465,871

STOCKHOLDERS' DEFICIT:
Common stock, 250,000,000 authorized, $0.0001 par value,
44,306,278 and 42,799,278 issued and outstanding, respectively	4,431	4,280
Additional paid in capital	173,025,473	171,010,959
Accumulated deficit	(178,226,456)	(172,263,028)
Total stockholders' deficit	(5,196,552)	(1,247,789)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$19,365	$218,082

See accompanying notes to consolidated financial statements.

F-3

NANOFLEX POWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013

OPERATING EXPENSES:
Research and development	$1,174,473	$1,390,438
Patent application and prosecution fees	2,394,118	2,069,530
Salaries and related expenses	1,201,959	1,900,690
Selling, general and administrative expenses	1,112,356	27,475,129
Total operating expenses	5,882,906	32,835,787

LOSS FROM OPERATIONS	5,882,906	32,835,787

OTHER INCOME (EXPENSES):
Interest expense	(80,522)	(4,591,153)
Loss on extinguishment of debt	-	(1,811,800)
Total other expense	(80,522)	(6,402,953)

LOSS BEFORE INCOME TAX BENEFIT	5,963,428	39,238,740

INCOME TAX BENEFIT	-	-

NET LOSS	$(5,963,428)	$(39,238,740)

NET LOSS per share (basic and diluted)	$(0.14)	$(0.59)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING,BASIC and DILUTED	43,640,824	66,855,209

See accompanying notes to consolidated financial statements.

F-4

NANOFLEX POWER CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2012	16,091,909	1,609	125,754,517	(133,024,288)	(7,268,162)
Common shares issued for warrant exercise	60,070	6	176,813	-	176,819
Common shares issued for services	2,858,811	286	25,971,654	-	25,971,940
Common shares issued for loan extensions	286,000	29	1,758,871		1,758,900
Common shares issued to debt holders for additional interest	173,552	17	1,067,328		1,067,345
Common shares issued for default penalty interest	360,000	36	2,213,964	-	2,214,000
Common shares issued to warrant holders for additional interest	119,300	12	733,683		733,695
Common shares issued for consulting services	15,000	-	92,250	-	92,250
Common shares issued for debt conversions	46,000	5	282,895	-	282,900
Common shares issued for cash	1,155,000	116	1,049,884	-	1,050,000
Common shares issued for forgiveness of debt	115,500	12	162,903		162,915
Reverse merger adjustment	9,658,936	966	4,183	-	5,149
Common shares issued for automatic conversion of debt due to merger	11,433,200	1,143	11,432,057		11,433,200
Return of equity investment	-	-	(222,500)		(222,500)
Sales of common stock and warrants in PPM	426,000	43	532,457		532,500
Net loss	-	-	-	(39,238,740)	(39,238,740)
Balance at December 31, 2013	42,799,278	4,280	171,010,959	(172,263,028)	(1,247,789)
Common Stock and warrants issued for cash	1,507,000	$151	$1,883,599		$1,883,750
Recognition of contingent beneficial conversion feature and warrants			130,915		130,915
Net loss				(5,963,428)	$(5,963,428)
Balance at December 31, 2014	44,306,278	4,431	173,025,473	(178,226,456)	(5,196,552)

See accompanying notes to consolidated financial statements.

F-5

NANOFLEX POWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,963,428)	$(39,238,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,819	3,393
Amortization of debt discounts	4,304	45,421
Stock-based compensation	-	26,064,190
Interest expense from convertible debt converted to preferred shares	-	57,915
Interest expense from additional common shares issued	-	4,015,040
Loss on extinguishment of debt	-	1,811,800
Return of equity investment	-	(222,500)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	8,126	12,784
Accounts payable and accrued expenses	2,498,507	(1,330,941)
Net cash used in operating activities	(3,448,672)	(8,781,638)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(10,064)	(6,182)
Common shares issued in reverse merger, net	-	5,149
Net cash used in investing activities	(10,064)	(1,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	-	176,819
Proceeds from sale of common shares and warrants	1,883,750	532,500
Proceeds from sale of common shares - related party		1,050,000
Advances received from related party	721,150	-
Advances repaid to related party	(293,000)	-
Borrowings on related party debt	150,000	240,000
Borrowings on convertible debt - related party	-	6,800,000
Borrowings on convertible debt	800,000	-
Borrowing on convertible debt	-	2,124,500
Principal repayments on debt	-	(1,725,000)
Principal repayments on related party debt	-	(563,800)
Net cash provided by financing activities	3,261,900	8,635,019

NET DECREASE IN CASH	(196,836)	(147,652)
Cash, beginning of the period	197,004	344,656

Cash, end of the period	$168	$197,004

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-	$753,558
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants and common shares issued for debt	-	230,000
Common share issued for forgiveness of related party debt	-	105,000
Short term debt converted into convertible short term debt	-	-
Common shares issued for conversion of convertible debt upon merger	-	11,433,200
Discount on beneficial conversion feature and warrants	130,915	-

See accompanying notes to consolidated financial statements.

F-6

NANOFLEX POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Background, Basis of Presentation:

Background

Global Photonic Energy Corporation (“GPEC”) was incorporated in Pennsylvania on February 7, 1994. The Company is a development stage company organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology.

The technology is targeted at certain broad applications including 1) mobile electronic device power, 2) electric vehicle (EV) charging or “power paint”, 3) semi-transparent solar power generating windows or glazing and 4) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Universal Technology Systems Corp. (“UTCH”) was incorporated in Florida on January 28, 2013.

Global Photonic Energy Corporation merged with NanoFlex Power Corporation (formerly, Universal Technology Systems Corp., “we”, “our” or the “Company”) in a share exchange transaction recorded as a reverse merger on September 24, 2013.  The Company is organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology. The Company is devoting substantially all of its present efforts to establishing a new business.

Basis or Presentation

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, income taxes, inventory, long lived assets and contingencies. These estimates are based on management’s best knowledge of current events, historical experience, actions that we may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results could differ materially from these estimates and assumptions.

Effective September 22, 2013, UTCH affected a 1.2-for-1 forward split of the outstanding common stock of the Company, par value $.0001.  All references to UTCH common stock have been retroactively restated to reflect the effect of the forward split.

Merger

On September 24, 2013, UTCH entered into a stock exchange agreement with GPEC and the shareholders of UTCH. Pursuant to the Share Exchange Agreement, UTCH issued 15,500,640 shares of its common stock, representing no less than 80% of the total issued and outstanding common stock of UTCH, to the shareholders of GPEC in exchange for 100% of the issued and outstanding capital stock of GPEC (the “Merger”). As a result of this transaction, GPEC became UTCH wholly-owned subsidiary, and UTCH acquired the business and operations of GPEC.

For accounting purposes, this transaction was accounted for as a reverse merger and has been treated as a recapitalization of UTCH, where GPEC is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. Additionally all assets and liabilities of the Company were transferred to GPEC .The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

At the Closing, there were GPEC common shares of 77,503,198 , warrants of 9,586,416,  options of 525,000 and 5,255 series A Preferred convertible stock issued and outstanding.  As part of the Merger, GPEC shareholders of the Company as of September 24, 2013 received 1 common share of UTCH, Inc. for each 5 common shares, warrants, options and 1,100 common shares for each series A Preferred convertible stock owned of GPEC.

Pursuant to the terms and conditions of the issued and outstanding 5,255 Series A Preferred of GPEC and the GPEC Bridge Notes of $11,433,200, UTCH issued to the holders of Series A Preferred: (i) a total of 5,780,500 shares of UTCH Common Stock and (ii) warrants to purchase a total of 5,780,500 shares of UTCH Common Stock and also issued to holders of the GPEC Bridge Notes: (i) a total of 11,433,200 shares of UTCH Common Stock and (ii) warrants to purchase a total of 11,433,200 shares of UTCH Common Stock, as a result of the automatic conversion of such  Series A Preferred and GPEC Bridge Notes.

In addition, as of the Closing Date, there were issued and outstanding: (i) warrants to purchase an aggregate of 1,917,283 shares of GPEC Common Stock (“GPEC Warrants”) and (ii) options to purchase an aggregate of 105,000 shares of GPEC Common Stock (“GPEC Options).

F-7

Sponsored Research Agreement

Research and development of the Technology is being conducted at the University of Southern California (“USC”) and, on a subcontractor basis, at the University of Michigan, beginning 2006 and currently under a 5-year Sponsored Research Agreement dated May 1, 2009.  During this period, the Company has agreed to pay USC up to $6,338,341 for work to be performed.  On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.

License Agreement

The Company possesses an exclusive worldwide license and the right to sublicense any and all inventions and intellectual property resulting from the Company’s research agreements.  Royalties due under the agreement are 3% of revenues from sublicensing technology and 23% of revenues from any patent rights lawsuit proceeds.  Minimum royalties are as follows:

Years ending December 31,
2015	40,000
2016	50,000
2017	65,000
2018	75,000
2019	100,000
2020 and thereafter	100,000

Note 2: Going Concern

The Company has not generated revenues to date.  The Company has a working capital deficit of $5,210,230 and an accumulated deficit of $178,226,456 as of December 31, 2014.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3: Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. Equity investments in which we exercise significant influence, but do not control and are not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which we do not exercise significant influence over the investee are accounted for using the cost method of accounting. Intercompany transactions are eliminated.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

F-8

Impairment of Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. The significant estimates relate useful lives of software licenses, valuation of beneficial conversion feature on convertible debts, valuation of warrants and stock options, and valuation allowance for deferred income taxes. Actual results could differ from those estimates.

Credit Risk

Cash is maintained in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2014 and 2013, the Company had no deferred development costs.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carry-forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Note 4: New Accounting Pronouncements

In the quarter ending June 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

F-9

Note 5: Debt

Notes Payable

During 2013, the Company repaid an aggregate of $1,725,000 to the third party creditors. In addition, an aggregate of $230,000 of debt was converted into 46,000 common shares.  As the debt was not originally convertible, the issuance of the shares to settle the debt was determined to be debt extinguishment. The fair value of the common shares was determined to be $282,900 and therefore a loss on debt extinguishment was recognized of $52,900.

During 2013, the maturity date on an aggregate of $1,400,000 of outstanding debt was extended an additional 3 or 4 months. In connection with the extensions, the Company issued 286,000 common shares. The Company evaluated the modifications under ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $1,758,900, and accounted for as a loss on the extinguishment of debt. These notes were converted into the convertible notes see Note 6 and then converted into equity.

During 2013, the aggregate amortization of other debt discounts totaled $45,421. These discounts were originally recorded during 2012, 2011 and 2010. At December 31, 2013, there is no unamortized debt discount remaining related to the discounts originally recorded during 2012, 2011 and 2010.

The Company has a note payable due to Mr. Seligsohn, their former Chief Executive Officer and President. The note is due on demand and bears an interest rate at the minimum applicable rate for loans of similar duration, which was 0.5% as of December 31, 2014.

Notes Payable – Related Party

On February 26, 2014, the Company borrowed $150,000 under a short term note agreement with a related party. Under the terms of this agreement, this note is due to be repaid within 6 months of funding and is non-interest bearing.  If the Company defaults on this agreement, the note shall bear interest at a rate of 18 percent per annum for the entire term of the note. In November 2014, the note agreement was amended to extend the due date to February 26, 2015, 12 months from the date of the note. As of December 31, 2014, $22,784 was recorded as accrued interest relating to this note.

Advances – Related Party

During the year ended December 31, 2014, the Company received advances from its Chief Executive Officer totaling $721,150 and repaid advances totaling $293,000. Such advances do not accrue interest and are payable upon demand.

Convertible Notes Payable

During 2013, the Company modified $2,432,500 of its outstanding short term debt whereby the notes become convertible. Additionally, from July 1, 2013 through September 24, 2013, the Company borrowed $2,124,500 from private investors.  The notes were unsecured, bear interest at 5% per annum and had a maturity date of December 31, 2013. The notes converted upon the completion of the reverse merger and converted into units of UTCH. Each unit consists of (i) one share of the Common Stock and (ii) one warrant to purchase one share of the Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes were automatically converted into the Public Company stock upon completion of a merger which closed on September 24, 2013. On September 24, 2013, the Company issued 4,557,000 common shares and 4,557,000 warrants for the conversion of these notes.

In July 2014, the Company borrowed $500,000 under two short term note agreements of $250,000 each. Under the terms of each agreement, the principal balance of $250,000 and interest of $16,500 is due to be repaid within 4 months of the date of the note. These agreements were amended to extend the due date to July 21, 2015 and increase the interest amount to $25,000. The Company analyzed the amendment of the note under ASC 470 and concluded that the amendment did not qualify as a substantial modification. At December 31, 2014, $50,000 was recorded as accrued interest relating to these notes. The agreements allow the holder to convert all or a portion of the principal and accrued interest into equity as a conversion rate of $1.25. There is no BCF since the conversion is $1.25 which equal to the $1.25 units being sold.

On December 19, 2014, the Company received aggregate proceeds of $300,000 in exchange for a convertible note and the issuance of 200,000 warrants with a five year life and an exercise price of $2.5 per share.  The convertible note has a principal amount of $300,000, interest of 8% per annum, a maturity date of December 19, 2015, and is convertible into 300,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions.  The Company allocated the proceeds to the warrants and the convertible debt based on their respective fair values, then computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt – Debt with Conversion and Other Options”.  Of the $300,000 proceeds received, $71,369 was allocated to the warrants, and $59,546 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital.  This allocation gave rise to a debt discount of $130,915 which is being amortized on a straight-line basis over the term of the note.  The Company recognized interest expense of $4,304 associated with the amortization of debt discount for the year ended December 31, 2014.

F-10

Convertible Notes Payable – Related Party

During 2013, the Company borrowed $6,800,000 from a majority shareholder. These loans were convertible short term note agreements. The notes were unsecured, bore interest at 5% per annum and had a maturity date of December 31, 2013. The notes converted upon the completion of the reverse merger and converted into units of UTCH. Each unit consisted of (i) one share of the Common Stock and (ii) one warrant to purchase one share of the Common Stock. The conversion price was $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes were automatically converted into the Public Company stock upon completion of a merger which closed on September 24, 2013. On September 24, 2013, the Company issued 6,800,000 common shares and 6,800,000 warrants for the conversion of these notes.

The Company converted outstanding accrued interest of $105,000 due to a majority shareholder, into 115,500 common shares. The relative fair value of these shares was determined to be $57,915 and it was recorded as a debt discount. The full discount was amortized to interest expense during 2013.

In addition, the Company borrowed $240,000 in the form of short term related party notes and repaid $563,800 and converted $76,200 into common shares upon complete of the reverse merger (see note 1) during 2013. As of December 31, 2013, the balance due is $100,000.

On September 24, 2013, the Company issued 76,200 common shares and 76,200 warrants for the conversion of these notes.

Accounts Payable – Related Party

The Company has recorded $48,064 in accounts payable for expenses paid by Joey Stone, Senior Vice President of Corporate Development and John D. Kuhns, former co-Chief Executive Officer and former Executive Chairman of the Board on behalf of the company.

Note 6. Equity

During 2013, the Company issued the following shares of common stock:

●	60,070 common shares issued for the exercise of warrants with cash proceeds of $176,819.

●	2,858,811 common shares issued to officers as compensation, with the fair value of the shares of $25,971,940 recognized as stock-based compensation. The shares are fully vested.

●	286,000 common shares issued for loan extensions valued at $1,758,900

●	173,552 common shares issued to note holders as additional interest, with the fair value of the shares of $1,067,345 recognized as interest expense.

●	360,000 common shares issued to a third party note holder in accordance to the default terms of the 2010 and 2011 notes. The fair value of the shares was determined to be $2,214,000 and was recognized as interest expense.

●	119,300 common shares issued in aggregate to certain warrant holders as additional interest, with fair value of the shares of $733,695 recognized as interest expense.

●	15,000 common shares issued for consulting services, with fair value of the shares of $92,250 recognized as stock based compensation. The shares vested immediately.

●	46,000 common shares issued for the conversion of short term debt valued at $282,900.

●	1,155,000 common shares issued for cash to a majority shareholder for proceeds of 1,050,000.

●	115,500 common shares issued to a majority shareholder valued at $162,915, to convert $105,000 of interest due to him.

●	9,658,936 shares of common stock, representing shares held by UTCH immediately prior to the Merger, are reflected as an increase in shares outstanding during 2013 as a result of the Merger.

●	During 2013, the Company sold an aggregate of 426,000 units at $1.25 unit for $532,500. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.50 per share.

F-11

During 2013, the Company paid common shareholders $130,000 for the return of equity investment of $225,000. The Company recorded the cash paid and return of equity as additional interest expense. The common shares will be cancelled when returned. The common shares have not been returned as of December 31, 2014.

During 2014, the Company sold an aggregate of 1,507,000 units at $1.25 per unit for aggregate proceeds of $1,883,750. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.50 per share.

Note 7. Stock Options and Warrants

2000 Stock Option Plan

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants.   The Plan provides for the granting of a maximum of 2,000,000 options to purchase common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years.

A summary of stock option activity during the year ended December 31, 2014 and 2013 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number of	Average Exercise	Contractual Term	Aggregate Intrinsic
	Shares	Price	(in years)	Value
Outstanding as of December 31, 2012	137,000	$9.70	1.9	$-
Granted	-
Cancelled	(32,000)	$10.06
Exercised	-
Outstanding as of December 31, 2013	105,000	$11.03	2.6	$-
Granted	-
Cancelled	(56,000)	$10.26
Exercised	-

Outstanding as of December 31, 2014	49,000	$11.01	1.8	$-

Exercisable as of December 31, 2014	49,000	$11.92	1.8	$-

The exercise price of these options range from $10.00 to $15.00 per share.

F-12

Warrants

A summary of warrant activity during the year ended December 31, 2014 and 2013 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number of	Average Exercise	Contractual Term	Aggregate Intrinsic
	Shares	Price	(in years)	Value
Outstanding as of December 31, 2012	2,007,083	$13.90	14.0	$-
Granted	17,639,700	$0.40
Cancelled	(24,750)	$5.56
Exercised	(65,050)	$13.36
Outstanding as of December 31, 2013	19,556,983	$3.60	4.7	$-
Granted	1,707,000	$2.50
Cancelled	(12,000)
Exercised	-

Outstanding as of December 31, 2014	21,251,983	$3.02	3.8	$-

Exercisable as of December 31, 2014	21,251,983	$3.02	3.8	$-

The exercise price of these warrants ranges from $2.50 to $17.50 per share.

During 2013, an aggregate of 65,050 warrants were exercised for cash proceeds of $176,819.

During 2014, the Company modified an aggregate of 860,150 of warrants to reduce their exercise price from a range of $12.00 to $17.50 per share to $2.50 per share.  All other terms and conditions remained the same.  The Company determined that this transaction did not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor or lender.  Accordingly, no expense was recognized in connection with these transactions.

Note 8. Commitments and Contingencies

Under the 2013 Research Agreement with USC, the Company is obligated to make certain payments to USC based on work performed by USC under that agreement, and by Michigan under its subcontractor agreement with USC. (See Note 1)

Under the terms of the 2013 Amended License Agreement, the Company is required to make minimum royalty payments to Princeton. (See Note 1)

The Company has agreements with three executive officers which provide for certain cash and other benefits upon termination of employment of the officer in connection with a change in control of the Company. Each executive is entitled to a lump-sum cash payment equal to three times the sum of the average annual base salary also they are entitled to a cash bonus.

In November 2013, the Company entered into a 60-month lease agreement for its corporation facility in Arizona. Total rent expense for the year ended December 31, 2014 and 2013 was $80,584 and $44,665, respectively.

Future minimum lease payments are as follows:

Years ending December 31,
2015	$79,617
2016	81,925
2017	84,233
2018	71,797
2019	-
Thereafter	-
Total	$317,572

F-13

Note 9. Income Taxes

The Company has incurred losses since inception.  As of December 31, 2014, the Company has net operating loss carry-forwards of approximately $57,000,000 that begin to expire in 2017.   Pursuant to Sections 382 and 383 of the Internal Revenue Code, the utilization of NOLs and other tax attributes may be subject to substantial limitations if certain ownership changes occur during a three-year testing period (as defined by the Internal Revenue Code). A valuation allowance was established for all the net deferred tax assets because realization is not assured. The components of the deferred tax assets consist of the following:

	December 31,
	2014	2013
Net operating losses	$19,000,000	$17,300,000
Less: valuation allowance	(19,000,000)	(17,300,000)
Net deferred tax assets	$-	$-

Note 10. Subsequent Events

From January 5, 2015 through March 16, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“Warrant Price Reduction”). As a result of the Warrant Price Reduction, a total of 649,650 shares of our Common Stock were issued after exercise of these warrants in exchange for $324,825 of proceeds. Company determined that this transaction did not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor or lender.  Accordingly, no expense was recognized in connection with these transactions.

In March 2015, the Company received aggregate proceeds of $700,000 in exchange convertible notes and the issuance of warrants with a five year life and an exercise price of $2.5 per share.  The convertible notes bear an interest of 8% per annum, a maturity date of December 19, 2015, and is convertible into units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions.

From January 2015 to March 2015, the Company sold an aggregate of 86,000 units at $1.00 per unit for aggregate proceeds of $86,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $1.00 per share.

F-14

F-15

NANOFLEX POWER CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash	$6,306	$168
Prepaid expenses and other current assets	3,167	5,519
Total current assets	9,473	5,687

Property and equipment, net	12,273	13,678

TOTAL ASSETS	$21,746	$19,365

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$2,643,098	$1,857,911
Accounts payable- related party	3,685	48,064
Accrued expenses	1,708,856	1,958,403
Short-term debt	100,000	100,000
Short-term debt- related party	150,000	150,000
Convertible debt, net of discount	1,221,976	673,389
Advances - related party	215,000	428,150
Total current liabilities	6,042,615	5,215,917
TOTAL LIABILITIES	6,042,615	5,215,917

STOCKHOLDERS' DEFICIT:
Common stock, 250,000,000 authorized, $0.0001 par value, 45,041,928 and 44,306,278 issued and outstanding, at March 31, 2015 and December 31, 2014, respectively	4,505	4,431
Additional paid in capital	173,661,649	173,025,473
Accumulated deficit	(179,687,023)	(178,226,456)
Total stockholders' deficit	(6,020,869)	(5,196,552)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$21,746	$19,365

See accompanying notes to unaudited condensed consolidated financial statements.

F-16

NANOFLEX POWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2015	2014

OPERATING EXPENSES:
Research and development	$225,709	$550,000
Patent application and prosecution fees	551,680	414,436
Salaries and related expenses	337,029	432,267
Selling, general and administrative expenses	251,527	299,674
Total operating expenses	1,365,945	1,696,377

LOSS FROM OPERATIONS	(1,365,945)	(1,696,377)

OTHER INCOME (EXPENSES):
Interest expense	(94,622)	-
Loss on extinguishment of debt	-	-
Total other expense	(94,622)	-

LOSS BEFORE INCOME TAX BENEFIT	(1,460,567)	(1,696,377)

INCOME TAX BENEFIT	-	-

NET LOSS	$(1,460,567)	$(1,696,377)

NET LOSS per share (basic and diluted)	$(0.03)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC and DILUTED	44,762,594	43,131,260

See accompanying notes to unaudited condensed consolidated financial statements.

F-17

NANOFLEX POWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,460,567)	$(1,696,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,405	633
Amortization of debt discounts	74,013	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,352	(1,960)
Accounts payable	785,187	875,949
Accounts payable-related party	(44,379)	-
Accrued expenses	(249,547)	(87,046)
Net cash used in operating activities	(891,536)	(908,801)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	-	(794)
Net cash used in investing activities	-	(794)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	324,824	-
Proceeds from sale of common shares and warrants	86,000	623,000
Advances received from related party	51,850	-
Advances repaid to related party	(265,000)	-
Borrowings on related party debt	-	150,000
Borrowings on convertible debt	700,000	-
Net cash provided by financing activities	897,674	773,000

NET INCREASE (DECREASE) IN CASH	6,138	(136,595)
Cash, beginning of the period	168	197,004

Cash, end of the period	$6,306	$60,409

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Discount on beneficial conversion feature and warrants	225,426	-

See accompanying notes to unaudited condensed consolidated financial statements.

F-18

NANOFLEX POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND, BASIS OF PRESENTATION, AND GOING CONCERN:

Background

Global Photonic Energy Corporation (“GPEC”) was incorporated in Pennsylvania on February 7, 1994. The Company is organized to fund, develop, commercialize and license advanced configuration solar technologies which enable unique thin-film solar cell implementations with industry-leading efficiencies, light weight, flexibility, and low total system cost .The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology.

The technology is targeted at, but not limited to, certain broad solar power applications that require high power conversion efficiency, flexibility, and light weight. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Universal Technology Systems Corp. (“UTCH”) was incorporated in Florida on January 28, 2013.

Global Photonic Energy Corporation merged with NanoFlex Power Corporation (formerly, Universal Technology Systems Corp., “we,” “our” or the “Company”) in a share exchange transaction recorded as a reverse merger on September 24, 2013.

Basis or Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include normal recurring adjustments that are necessary for a fair presentation of the results for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of results to be expected for the full fiscal year or any other periods.

The preparation of the condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make a number of estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosures. Actual results may differ from these estimates.

Going Concern

The Company has not generated revenues to date.  The Company has a working capital deficit of $6,033,142 and an accumulated deficit of $179,687,023 as of March 31, 2015.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date, the Company has funded its initial operations primarily by way of the sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties.

2. DEBT

Notes Payable

The Company has a note payable due to Mr. Seligsohn, their former Chief Executive Officer and President. The note is due on demand and bears an interest rate at the minimum applicable rate for loans of similar duration, which was 0.5% as of March 31, 2015.

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Notes Payable – Related Party

On February 26, 2014, the Company borrowed $150,000 under a short term note agreement with a related party. Under the terms of this agreement, this note is due to be repaid within 6 months of funding and is non-interest bearing.  If the Company defaults on this agreement, the note shall bear interest at a rate of 18 percent per annum for the entire term of the note. In November 2014, the note agreement was amended to extend the due date to February 26, 2015, 12 months from the date of the note. As of March 31, 2015, $29,441was recorded as accrued interest relating to this note.

Advances – Related Party

During the three months ended March 31, 2015, the Company received advances totaling $51,850 and repaid advances totaling $265,000. Such advances do not accrue interest and are payable upon demand. Total due at March 31, 2015 is $215,000.

Convertible Notes Payable

In July 2014, the Company borrowed $500,000 under two short term note agreements of $250,000 each. Under the terms of each agreement, the principal balance of $250,000 and interest of $16,500 is due to be repaid within 4 months of the date of the note. These agreements were amended on February 23, 2015 to extend the due date to July 21, 2015 and increase the interest amount to $25,000. The Company analyzed the amendment of the note under ASC 470 and concluded that the amendment did not qualify as a substantial modification. At March 31, 2015, $50,000 was recorded as accrued interest relating to these notes. The agreements allow the holder to convert all or a portion of the principal and accrued interest into equity as a conversion rate of $1.25. There is no BCF since the conversion price is $1.25 which equal to the $1.25 units being sold.

On December 19, 2014, the Company received aggregate proceeds of $300,000 in exchange for a convertible note and the issuance of 200,000 warrants with a five year life and an exercise price of $2.50 per share.  The convertible note has a principal amount of $300,000, interest of 8% per annum, a maturity date of December 19, 2015, and is convertible into 300,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions.  The Company allocated the proceeds to the warrants and the convertible debt based on their respective fair values, then computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt – Debt with Conversion and Other Options.”  Of the $300,000 proceeds received, $71,369 was allocated to the warrants, and $59,546 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital.  This allocation gave rise to a debt discount of $130,915 which is being amortized on a straight-line basis over the term of the note.  The Company recognized interest expense of $32,280 associated with the amortization of debt discount for the three months ended March 31, 2015.

In March 2015, the Company received aggregate proceeds of $700,000 in exchange for convertible notes and the issuance of 466,667 warrants with a five year life and an exercise price of $2.50 per share. The convertible notes have a principal amount of $700,000, interest of 8% per annum, a maturity date of March 2016 and are convertible into 700,000 units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions. The Company allocated the proceeds to the warrants and the convertible debt based on their respective fair values, then computed the effective conversion price of each instrument, noting that the convertible debt gave rise to a beneficial conversion feature in accordance with the provisions of ASC 470-20 “Debt – Debt with Conversion and Other Options.”  Of the $700,000 proceeds received, $137,863 was allocated to the warrants, and $87,563 was allocated to the beneficial conversion feature, each of which are reflected in additional paid-in-capital.  This allocation gave rise to a debt discount of $225,426 which is being amortized on a straight-line basis over the term of the note.  The Company recognized interest expense of $41,733 associated with the amortization of debt discount for the three months ended March 31, 2015.

Accounts Payable - Related Party

As of March 31, 2015, there is $3,685 due to related party, non interest bearing due on demand.

3. EQUITY

During the three months ended March 31, 2015, the Company sold an aggregate of 86,000 units at $1.00 per unit for aggregate proceeds of $86,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $1.00 per share.

4. STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants. The Plan provides for the granting of a maximum of 2,000,000 options to purchase common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years.

During the three months ended March 31, 2015, 47,000 stock options were cancelled.

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Warrants

During the three months ending March 31, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“Warrant Price Reduction”). As a result of the Warrant Price Reduction, a total of 649,650 shares of our Common Stock were issued after exercise of these warrants in exchange for $324,825 of proceeds. Company determined that this transaction did not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor.  Accordingly, no expense was recognized in connection with these transactions.

In March 2015, the Company received aggregate proceeds of $700,000 in exchange convertible notes and the issuance of 666,667 warrants with a five year life and an exercise price of $2.50 per share. The convertible notes are convertible into units, with each unit consisting of a share of common stock and a warrant with a five year life from the date of conversion and an exercise price of $1 per share, subject to certain anti-dilution provisions.

During the three months ending March 31, 2015, the Company sold an aggregate of 86,000 units at $1.00 per unit for aggregate proceeds of $86,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $1.00 per share.

5. SUBSEQUENT EVENTS

On April 15, 2015, the Company offered to reduce the exercise price of certain warrants of the Company to $0.50 as an incentive to the holders to exercise such warrants (“April 2015 Warrant Price Reduction”). Thus far warrant holders have sent notices to exercise their warrants for a total of 789,583 shares of our Common Stock, which have yet to be issued, for proceeds received in the amount of $394,792.  The April 2015 Warrant Price Reduction is ongoing and will continue until May 15, 2015.  As a result of the decrease in the warrant price, the exercise price of certain of the Company’s outstanding warrants will be permanently reduced to $0.50 per share pursuant to their terms and certain of those warrants have a provision which will cause them to increase in number by an multiplying the number by a fraction equal to the original warrant exercise price divided by the new warrant exercise price.  The Company determined that this transaction does not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor or lender.  Accordingly, no expense was recognized in connection with these transactions.

On April 17, 2015, the Company amended the Engagement Agreement originally dated October 1, 2013, between the Company and Tobin Tao. This amendment grants Tobin Tao warrants to purchase 200,000 shares of the Company’s common stock at $0.50 per share.

On March 18, 2015, the Company received correspondence from Mr. Kuhns’ counsel alleging that Mr. Kuhns has “Good Reason” to terminate his Employment Agreement for an alleged failure to pay his salary in full. On March 30, 2015, Mr. Kuhns advised that if the alleged breaches of the Employment Agreement were not cured there was a possibility that he would pursue litigation

As of March 30, 2015, shareholders holding approximately 67.26% of the total shares of common stock of NanoFlex Power Corporation (the “Company,” “we,” “our” or “us”) that are entitled to vote on all Company matters approved by written consent the removal of John D. Kuhns from his position as a member of the Company’s Board of Directors. Mr. Kuhns’ removal was for “Cause” as defined under his Employment Agreement as amended and dated as of October 1, 2013 (the “Employment Agreement”). The removal arose as a result of his documented conduct and statements, which breached his fiduciary duties to the Company in order to advance personal monetary and other interests, and thereby threatened serious financial injury to the Company, its shareholders and its debtholders.

On March 31, 2015, the Board of Directors terminated the Employment Agreement with Mr. Kuhns for Cause and removed him from his positions as Co-CEO, and from all other officer positions he held with the Company and its subsidiaries and affiliates, and all director positions with the Company’s subsidiaries and affiliates.

On April 24, 2015, the Company received a letter from Mr. Kuhns’ counsel (the “Response Letter”) stating that Mr. Kuhns disagreed with statements in the Initial Filing regarding the circumstances of his removal as a director and officer.

The Response Letter was accompanied by a copy of a complaint (the “Complaint”) filed by John D, Kuhns (the “Plaintiff”) in the United States District Court Southern District of New York against the Company, Mr. Dean L. Ledger, our current CEO and member of our Board of Directors, Mr. Robert J. Fasnacht, our current Executive Vice President and member of our Board of Directors and Mr. Ronald B. Foster, a shareholder of the Company (each, a “Defendant,” collectively, the “Defendants”). The Complaint alleges, among other things, that the Plaintiff was terminated by the Company in violation of Section 922 of the Dodd-Frank Act, that the Company wrongfully terminated the Employment Agreement, that the Defendants made false statements to shareholders regarding the Plaintiff, that the Defendants (other than the Company) tortuously interfered with the Plaintiff’s Employment Agreement, and that Mr. Ledger and Mr. Fasnacht breached their fiduciary duties to the Company and its shareholders.

The Plaintiff seeks monetary damages, including (i) two (2) times of the alleged owed compensation to him, together with interest as well as litigation costs, expert witness fees and reasonable attorneys’ fees; (ii) damages for the alleged breach of the Employment Agreement by the Company, estimated to be at least $2 million, plus interest and attorney’s fees; (iii) an unspecified amount for his alleged libel claim; and (iv) damages for the alleged tortious interference with contract, including punitive damages of at least $2 million. The Plaintiff is also seeking a declaratory judgment, claiming that he was not terminated as a director and should continue to hold a seat on the Company’s Board of Directors. The Company believes that the allegations in the Complaint to be without any merit and will vigorously defend against the claims.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$990
Legal fees and expenses	$60,000
Accounting fees and expenses	$2,000
Miscellaneous	$5,000
Total	$67,990

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Issuance Pursuant to Exercise of Warrants in the Second Quarter of 2015

During April through June 2015, the Company issued a total of 1,098,935 shares of Common Stock as a result of the exercise of some of the Company’s Bridge Warrants by certain Bridge Investors.

The above issuance of the Company’s securities were not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration pursuant to Rule 506(b) of Regulation D of the 1933 Act for such issuances.

Issuance of Consulting Warrant

On May 8, 2015, Mr. Mark Tobin was issued a five year warrant to purchase an aggregate of 200,000 shares of Common Stock for his services that were provided to the Company.

The above issuance of the Company’s securities were not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration pursuant to Section 4(2) of the 1933 Act for such issuances.

Issuance Pursuant to Exercise of Warrants in the First Quarter of 2015

During January 5 through March 16, 2015, the Company issued a total of 649,650 shares of Common Stock as a result of the exercise of the Company’s warrants by some warrant holders.

The above issuance of the Company’s securities were not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration pursuant to Section 4(2) of the 1933 Act for such issuances.

Private Placement of the Company’s Convertible Notes

On December 19, 2014 and in March 2015, the Company issued and sold convertible promissory notes together with warrants to purchase 666,667 shares of the Company’s Common Stock for gross proceeds of $1,000,000.

The above issuance of the Company’s securities was not registered under the 1933 Act, and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

First PIPE

From November 23, 2013 through June 24 2014 (the “First PIPE”), the Company sold and issued to certain investors in a private placement units of the Company’s securities (“Units”), with each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the “First PIPE Warrant”) pursuant to a Subscription Agreement (the “First PIPE Subscription Agreement”). In the First PIPE, the Company sold an aggregate of 954,000 Units for gross proceeds of $1,192,500.

The First PIPE Warrants have a term of 5 years and are exercisable at a per share price of $2.50. The First PIPE Warrants have full ratchet anti-dilution provisions and in the event of a subsequent sale of the Company’s securities after the last closing of the First PIPE at a price that is lower than the exercise price of the First PIPE Warrant (a “Lower Price Issuance”), the effective warrant exercise price of the First PIPE Warrants will be automatically reduced to be equal the product of the price of the securities sold in the Lower Price Issuance. In addition, the number of shares of Common Stock that can be issued under the First PIPE Warrants will be adjusted in the event of a Lower Price Issuance so that the aggregate exercise price of the First PIPE Warrants remain the same.

The foregoing descriptions of the First PIPE Subscription Agreement and the First PIPE Warrant are qualified in their entirety by reference to the provisions of the First PIPE Subscription Agreement and the First PIPE Warrant which are included as Exhibit 10.13 and Exhibit 4.6 to this Report and are incorporated by reference herein.

The above issuance of the Company’s securities was not registered under the 1933 Act, and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

Second PIPE

From June 2014 through March 2015 (the “Second PIPE”), the Company sold and issued to certain investors in a private placement units of the Company’s securities (“Units”), with each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the “Second PIPE Warrant”) pursuant to a Subscription Agreement originally dated June 2014 and as amended on February 23, 2015 (the “Second PIPE Subscription Agreement”). In the Second PIPE, the Company sold an aggregate of 1,065,000 Units for gross proceeds of $1,309,750.

The Second PIPE Warrants have a term of 5 years and are exercisable at a per share price of $2.50. The Second PIPE Warrants have anti-dilution provisions and in the event of a subsequent sale of the Company’s securities during the 36 months after the last closing of the Second PIPE at a price that is lower than the Purchase Price (a “Lower Price Issuance”), the effective warrant exercise price of the Second PIPE Warrants will be automatically reduced to be equal the product of (x) the exercise price prior to such Lower Price Issuance, multiplied by (y) the price of the securities sold in the Lower Price Issuance and divided by (z) the Second PIPE per Unit purchase price. In addition, the number of shares of Common Stock that can be issued under the Second PIPE Warrants will be adjusted in the event of a Lower Price Issuance so that the aggregate exercise price of the Second PIPE Warrants remain the same.

II-2

The Second PIPE Subscription Agreement also contains an anti-dilution provision, pursuant to which in the event of a Lower Price Issuance within 36 months after the last closing of the Second PIPE, each investor in the Second PIPE will be issued additional shares of Common Stock so that per share price of the aggregate number of shares of Common Stock held by such investor (after such additional issuance) would equal the price of the securities sold in the Lower Price Issuance. Due to the exercise of certain Company’s warrants in 2015 at $0.50 per share and as a result of the aforementioned anti-dilution provision, in June 2014, the Company issued a total of 1,554,500 shares of Common Stock to investors in the Second PIPE.

The foregoing descriptions of the Second PIPE Subscription Agreement and the Second PIPE Warrant are qualified in their entirety by reference to the provisions of the Second PIPE Subscription Agreement and the Second PIPE Warrant which are included as Exhibit 10.14 and Exhibit 4.7 to this Report and are incorporated by reference herein.

The above issuance of the Company’s securities was not registered under the 1933 Act, and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

Private Placement of the Company’s Notes

In July 2014, the Company borrowed $500,000 under two short term promissory notes for $250,000 each. Under the terms of each agreement, the principal balance of $250,000 and interest of $16,500 is due to be repaid within 4 months of the date of the note. These agreements were amended to extend the due date to July 21, 2015 and increase the interest amount to $25,000.

On February 26, 2014, the Company sold and issued to an investor a promissory note in the principal amount of $150,000.

The above issuance of the Company’s securities was not registered under the 1933 Act, and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

Share Exchange Transaction

Pursuant to the Share Exchange Agreement, on September 24, 2013, we issued 15,500,616 shares of our Common Stock to the GPEC Stockholder, in exchange for 100% of the outstanding shares of GPEC. Also pursuant to the Share Exchange Agreement, we issued the following securities in the Share Exchange Transaction:

(i) a total of 5,780,500 shares of Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock to holders of GPEC Series A Preferred as a result of the automatic conversion of the GPEC Series A Preferred;

(ii) a total of 11,433,200 shares of Common Stock and warrants to purchase a total of 11,433,200 shares of Common Stock to holders of the GPEC Bridge Notes as a result of the automatic conversion of the GPEC Bridge Notes;

(iii) warrants to purchase 1,917,283 shares of Common Stock to holders of all of the issued and outstanding GPEC Warrants as in consideration for the cancellation of the GPEC Warrants pursuant to the terms and conditions thereof; and

(iv) options to purchase 105,000 shares of Common Stock to holders of all of the issued and outstanding GPEC Options in consideration for the cancellation of the GPEC Options pursuant to the terms and conditions thereof.

The above referenced securities were not registered under the Securities Act of 1933. We relied on exemptions under Section 4(2) of the Securities Act of 1933 to issue the Company’s securities in the Share Exchange Transaction.

September 22, 2013 Private Placement of Company Common Stock

On September 22, 2013 the Company accepted subscriptions to purchase from, and issued an aggregate of 5,049,113 shares of Common Stock (or 6,058,936 shares after given effect to the Forward Split) to, seven persons, including three of the Company’s four directors (including the Company’s Chief Executive Officer and then Chief Operating Officer) as well as then Chief Financial Officer and Senior Vice President of Corporate Development. The shares were issued pursuant to separate Subscription Agreements between the Company and each purchaser.

The above referenced Common Stock was not registered under the Securities Act. We relied on exemptions under Section 4(2) of the Securities Act to issue the Common Stock.

January 2013 Sale of Common Stock

On January 28, 2013, the Company issued 9,000,000 shares of Common Stock to Mr. Christopher Conley, the Company’s original founder, in exchange for cash of $9,000. The Company relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering.

II-3

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-4

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on June 25, 2015.

NANOFLEX POWER CORPORATION

By:	/s/ Dean L. Ledger
Name: Dean L. Ledger Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Robert J. Fasnacht
Name: Robert J. Fasnacht Title: Executive Vice President (Principal Executive Officer)

By:	/s/ Mark Tobin
Name: Mark Tobin Title: Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dean L. Ledger	June 25, 2015
Name: Dean L. Ledger
Title: Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert J. Fasnacht	June 25, 2015
Name: Robert J. Fasnacht
Title: Executive Vice President and Director

/s/ Mark Tobin	June 25, 2015
Name: Mark Tobin
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date
2.1	Share Exchange Agreement, dated September 24, 2013	8-K	2.1	09/30/2013

3.1	Articles of Incorporation	S-1	3.1	03/15/2013

3.2	Bylaws	S-1	3.2	03/15/2013

3.3	Articles of Amendment to Articles of Incorporation	8-K	3.1	11/25/2013

4.1	Specimen Certificate of Common Stock	S-1	4.1	02/11/2014

4.2	Form of Warrant issued pursuant to the Conversion of Series A Preferred Stock	8-K	4.2	09/30/2013

4.3	Form of Warrant issued pursuant to the Conversion of the Bridge Note	8-K	4.3	09/30/2013

4.4	Form of Warrant issued pursuant to the Exchange of Warrant held by holders of Global Photonic Energy Corporation	8-K	4.4	09/30/2013

4.5	Form of Option to Purchase Common Stock of the Company	8-K	3.1	11/04/2013

4.6	Form of Warrant issued by the Company to Mark Tobin			Filed herewith

5.1	Form of Opinion of Ofsink, LLC*

10.1	Form of Subscription Agreement between the Company and certain purchasers and schedule of purchasers setting forth the number of shares of the Company’s common stock purchased by each purchaser on September 24, 2013	8-K	10.1	09/30/2013

10.2	2013 Company Equity Incentive Plan	8-K	10.2	09/30/2013

10.3	Employment Agreement between the Company and John D. Kuhns, as amended, dated October 1, 2013	8-K	10.3	11/25/2013

10.4	Employment Agreement between the Company and Dean L. Ledger, as amended, dated October 1, 2013	8-K	10.4	11/25/2013

10.5	Employment Agreement between the Company and Robert J. Fasnacht, as amended, dated October 1, 2013	8-K	10.5	11/25/2013

10.6	Research Agreement, dated May 1, 1998, between GPEC and University of Southern California	8-K	10.6	11/25/2013

10.7#	The University of Southern California Research Agreement, dated January 1, 2006	8-K	10.7	11/25/2013

10.8	Letter Agreement, dated April 16, 2009, between GPEC and USC	8-K	10.8	11/25/2013

10.9	The University of Southern California, Princeton University, Global Photonic Energy Corporation Amended License Agreement, dated May 1, 1998	8-K	10.9	11/25/2013

10.10	Amendment No. 1 to the Amended License Agreement by and among Princeton University, The University of Southern California, the Regents of the University of Michigan and GPEC, dated May 15, 2006	8-K	10.10	11/25/2013

10.11#	The University of Southern California Research Agreement, dated December 20, 2013	8-K	10.1	01/16/2014

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10.12	Third Amendment to the Amended License Agreement, dated December 20, 2013	8-K	10.2	01/16/2014

10.13	Subscription Agreement for the First PIPE, dated November 23, 2013	10-K	10.13	04/10/2015

10.14	Subscription Agreement for the Second PIPE, dated June 24, 2014 and as amend on February 23, 2015	10-K	10.14	04/10/2015

10.15	Amendment to Employment Agreement with Dean L. Ledger dated May 8, 2015			Filed herewith

10.16	Amendment to Employment Agreement with Robert J. Fasnacht dated May 8, 2015			Filed herewith

10.17	Agreement between GPEC and Tobin Tao & Company, Inc., dated October 1, 2013			Filed herewith

10.18	Amendment to Tobin Tao & Company, Inc. 2013 Agreement, dated April 7, 2015			Filed herewith

10.19	Consulting Services Agreement with J. Norman Allen, dated October 25, 2014			Filed herewith

21.1	List of Subsidiaries	S-1	21.1	02/11/2014

23.1	Consent of MaloneBailey, LLP			Filed herewith

23.2	Consent of Ofsink, LLC (See Exhibit 5.1)	S-1	23.2	11/25/2014

101.INS	XBRL Instance Document.**

101.SCH	XBRL Taxonomy Extension Schema Document.**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.**

**   Users of this data are advised pursuant to Rule 406T of Regulation S-X that this interactive data file is deemed not filed or part of a registration statement or prospectus for the purpose of Section 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

#     Portions of such exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

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